PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 18, 1997)


                    IMC HOME EQUITY LOAN OWNER TRUST 1997-8

                 $307,785,257 ADJUSTABLE RATE HOME EQUITY LOAN
                       ASSET BACKED NOTES, SERIES 1997-8
                             DUE DECEMBER 20, 2028

                              IMC MORTGAGE COMPANY
[IMC LOGO]                    SELLER AND SERVICER
                              IMC SECURITIES, INC.
                                   DEPOSITOR

   The IMC Home Equity Loan Owner Trust 1997-8 (the "Issuer") will be formed pursuant to an owner trust agreement to be dated as of December 1, 1997 (the "Trust Agreement") between IMC Securities, Inc. (the "Depositor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Issuer is hereby offering $307,785,257 aggregate principal amount of its Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1997-8 (the "Notes"). The Notes will be issued pursuant to an indenture, dated as of December 1, 1997 (the "Indenture"), between the Issuer and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), and will be secured by a trust estate (the "Trust Estate") consisting primarily of (i) a pool (the "Pool") of adjustable rate home equity loans secured by liens on one-to-four family residential properties (the "Home Equity Loans"), (ii) the Issuer's rights under the Sale and Servicing Agreement (as defined herein), (iii) the Note Insurance Policy, as described herein and (iv) certain other assets described in the Indenture. The Issuer also will issue instruments evidencing the residual interest in the Trust Estate (the "Residual Interest"). The Residual Interest and the Notes are collectively referred to as the "Securities." Only the Notes are offered hereby.

   Simultaneously with the issuance of the Notes, the Seller will obtain from MBIA Insurance Corporation (the "Note Insurer") a financial guaranty note insurance policy relating to the Notes (the "Note Insurance Policy") in favor of the Indenture Trustee. The Note Insurance Policy will require the Note Insurer to make certain Insured Payments (as defined herein) on the Notes.

                                  [MBIA LOGO]
                                                   (continued on following page)


   FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE S-9 HEREIN, "PREPAYMENT AND YIELD CONSIDERATIONS" BEGINNING ON PAGE S-24 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 7 IN THE PROSPECTUS.

  THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT
   REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE NOTE INSURER
    OR ANY OF THEIR AFFILIATES, EXCEPT AS DESCRIBED HEREIN.  NEITHER
             THE NOTES NOR THE HOME EQUITY LOANS ARE INSURED OR
                   GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                              ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ----------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
  MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

==========================================================================================================================
                                     INITIAL NOTE                          PRICE TO       UNDERWRITING       PROCEEDS TO
                                   PRINCIPAL BALANCE      NOTE RATE         PUBLIC          DISCOUNT         DEPOSITOR(1)
--------------------------------------------------------------------------------------------------------------------------
Per Note  . . . . . . . . . . . .    $307,785,257        Variable(2)         100%             0.25%             99.75%
--------------------------------------------------------------------------------------------------------------------------
Total . . . . . . . . . . . . . .    $307,785,257                        $307,785,257        $769,463        $307,015,794
==========================================================================================================================

(1)  Before deducting expenses, estimated to be $400,000.
(2) The Note Rate on the Notes is adjustable based on One-Month LIBOR as described herein.

     The Notes are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' rights to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about December 30, 1997. The Notes will be offered in Europe and the United States of America.

                               ---------------
PAINEWEBBER INCORPORATED                                BEAR, STEARNS & CO. INC.
                               ---------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 23, 1997

   (cover continued from previous page)

   The Original Aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date was $307,785,257, all of which are first liens. The Home Equity Loans were originated or purchased by IMC Mortgage Company (the "Seller" and "Servicer").

   Payments of principal and interest will be made to holders (the "Owners") of the Notes on the 20th day of each month (or, if such day is not a business day, the next following business day) beginning January 20, 1998 (each, a "Payment Date"). Interest will be paid on each Payment Date to the Owners of the Notes based on the Note Principal Balance (as defined herein) at the Note Rate subject to the limitations described herein.

   The Notes will constitute non-recourse obligations of the Issuer. The Seller will have limited obligations arising in respect of certain representations and warranties on the Home Equity Loans in connection with the conveyance thereof to the Depositor. The Servicer will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under that certain agreement to be entered into among the Depositor, the Servicer, the Seller, the Indenture Trustee and the Issuer (the "Sale and Servicing Agreement"), including any obligation it may have to advance delinquent interest payments on the Home Equity Loans.

   The Notes will be unconditionally and irrevocably guaranteed as to timely payment of interest due to Owners and as to ultimate payment of the Note Principal Balance, in each case pursuant to the terms of the Note Insurance Policy issued by the Note Insurer. See "The Note Insurer" herein.

   The stated maturity for the Notes is the Payment Date occurring on December 20, 2028 (the "Final Payment Date").

   The yield to maturity on the Notes will be affected by, among other things, the rate of payment of principal (including by reason of prepayments, defaults and liquidations) of the Home Equity Loans and the timing and receipt of such payments as described herein and in the Prospectus. See "Risk Factors" in the Prospectus and "Prepayment and Yield Considerations" herein.

   The Notes are subject to optional redemption in full by the holder(s) of at least 50% of the Residual Interest at any time after the aggregate Loan Balance of the Home Equity Loans has declined to less than 10% of the Original Aggregate Loan Balance. In addition, the Note Insurer will have rights, under the limited circumstances described in the Sale and Servicing Agreement, to acquire all of the Home Equity Loans from the Issuer and thereby effect a redemption of the Notes. See "Administration--Redemption of the Notes" herein.

   It is a condition to the issuance of the Notes that they be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies.

   No election will be made to treat the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

   There is currently no secondary market for the Notes. The Underwriters intend to make a secondary market for the Notes, but have no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will provide investors with a satisfactory level of liquidity or that it will continue.
                              ----------------
   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE A SEPARATE SERIES OF ASSET BACKED NOTES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED AUGUST 18, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

   AS PROVIDED HEREIN UNDER "THE NOTE INSURER -- INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," THE DEPOSITOR WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL FINANCIAL STATEMENTS INCORPORATED HEREIN BY REFERENCE. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED AS PROVIDED UNDER "THE NOTE INSURER -- INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" HEREIN.
                              ----------------
   To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Notes, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual distributions on, or the yield of, the Notes.

                              ----------------

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                   Page
                                                                   ----
SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . .   S-1
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
THE SELLER AND SERVICER . . . . . . . . . . . . . . . . . . . . .  S-11
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
  Credit and Underwriting Guidelines  . . . . . . . . . . . . . .  S-12
  Delinquency, Loan Loss and Foreclosure Information  . . . . . .  S-13
THE ISSUER  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
THE HOME EQUITY LOAN POOL . . . . . . . . . . . . . . . . . . . .  S-15
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
  Interest Payments on the Home Equity Loans  . . . . . . . . . .  S-24
PREPAYMENT AND YIELD CONSIDERATIONS . . . . . . . . . . . . . . .  S-24
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
  Prepayment and Yield Scenarios for the Notes  . . . . . . . . .  S-25
ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . .  S-28
DESCRIPTION OF THE NOTES  . . . . . . . . . . . . . . . . . . . .  S-28
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
  Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
  Calculation of One-Month LIBOR  . . . . . . . . . . . . . . . .  S-30
  Book Entry Registration of the Notes  . . . . . . . . . . . . .  S-30
  Assignment of Rights  . . . . . . . . . . . . . . . . . . . . .  S-33
THE NOTE INSURER  . . . . . . . . . . . . . . . . . . . . . . . .  S-33
CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . .  S-37
  Note Insurance Policy . . . . . . . . . . . . . . . . . . . . .  S-37
  Overcollateralization Provisions  . . . . . . . . . . . . . . .  S-37
ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
  Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations . . . . . . .  S-38
  Assignment of Home Equity Loans . . . . . . . . . . . . . . . .  S-39
  Servicing and Sub-Servicing . . . . . . . . . . . . . . . . . .  S-40
  Removal and Resignation of Servicer . . . . . . . . . . . . . .  S-43
  Redemption of the Notes . . . . . . . . . . . . . . . . . . . .  S-43
  The Indenture Trustee . . . . . . . . . . . . . . . . . . . . .  S-43
  Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
  Reporting Requirements  . . . . . . . . . . . . . . . . . . . .  S-44
  Removal of Indenture Trustee for Cause  . . . . . . . . . . . .  S-45
  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . .  S-45
STATE TAX CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . .  S-46
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . .  S-46
RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
LEGAL INVESTMENT CONSIDERATIONS . . . . . . . . . . . . . . . . .  S-48
UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
REPORT OF EXPERTS . . . . . . . . . . . . . . . . . . . . . . . .  S-48
CERTAIN LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . .  S-48
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES .   I - 1
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS  . . . . . . . . .   A - 1

                                  PROSPECTUS

                                                                   Page
                                                                   ----
SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . .       1
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . .       7
DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . .    11
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Classes of Securities . . . . . . . . . . . . . . . . . . . . .    12
  Distributions of Principal and Interest . . . . . . . . . . . .    13
  Book Entry Registration . . . . . . . . . . . . . . . . . . . .    15
  List of Owners of Securities  . . . . . . . . . . . . . . . . .    15
THE TRUSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . .    16
  Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . .    17
  Other Mortgage Securities . . . . . . . . . . . . . . . . . . .    18
CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . .    18
SERVICING OF MORTGAGE LOANS . . . . . . . . . . . . . . . . . . .    23
  Payments on Mortgage Loans  . . . . . . . . . . . . . . . . . .    24
  Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
  Collection and Other Servicing Procedures . . . . . . . . . . .    25
  Primary Mortgage Insurance  . . . . . . . . . . . . . . . . . .    26
  Standard Hazard Insurance . . . . . . . . . . . . . . . . . . .    26
  Title Insurance Policies  . . . . . . . . . . . . . . . . . . .    27
  Claims Under Primary Mortgage Insurance Policies and Standard
       Hazard Insurance Policies; Other Realization Upon
       Defaulted Loan . . . . . . . . . . . . . . . . . . . . . .    27
  Servicing Compensation and Payment of Expenses  . . . . . . . .    28
  Master Servicer . . . . . . . . . . . . . . . . . . . . . . . .    28
THE POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . .    28
  Assignment of Mortgage Assets . . . . . . . . . . . . . . . . .    28
  Evidence as to Compliance . . . . . . . . . . . . . . . . . . .    30
  The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .    30
  Administration of the Security Account  . . . . . . . . . . . .    31
  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
  Forward Commitments; Pre-Funding  . . . . . . . . . . . . . . .    32
  Servicer Events of Default  . . . . . . . . . . . . . . . . . .    33
  Rights Upon Servicer Event of Default . . . . . . . . . . . . .    33
  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
  Termination . . . . . . . . . . . . . . . . . . . . . . . . . .    34
THE INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  Modification of Indenture . . . . . . . . . . . . . . . . . . .    34
  Note Events of Default  . . . . . . . . . . . . . . . . . . . .    35
  Rights Upon Note Events of Default  . . . . . . . . . . . . . .    35
  List of Note Owners . . . . . . . . . . . . . . . . . . . . . .    36
  Annual Compliance Statement . . . . . . . . . . . . . . . . . .    36
  Indenture Trustee's Annual Report . . . . . . . . . . . . . . .    36
  Satisfaction and Discharge of Indenture . . . . . . . . . . . .    37
  Redemption of Notes . . . . . . . . . . . . . . . . . . . . . .    37
  Reports by Indenture Trustees to Note Owners  . . . . . . . . .    37
  Limitations on Suits  . . . . . . . . . . . . . . . . . . . . .    37
  The Sale and Servicing Agreement  . . . . . . . . . . . . . . .    37
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . .    38
THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . .    38
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS  . . . . . . . . . .    38
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
  Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  Enforceability of Certain Provisions  . . . . . . . . . . . . .    43
  Soldiers' and Sailors' Civil Relief Act . . . . . . . . . . . .    44
LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . .    44
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . .    45
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . .    46
  Federal Income Tax Consequences For REMIC Securities  . . . . .    47
  Taxation of Regular Securities  . . . . . . . . . . . . . . . .    48
  Taxation of Residual Securities . . . . . . . . . . . . . . . .    53
  Treatment of Certain Items of REMIC Income and Expense  . . . .    55
  Tax-Related Restrictions on Transfer of Residual Securities . .    57
  Sale or Exchange of a Residual Security . . . . . . . . . . . .    59
  Taxes That May Be Imposed on the REMIC Pool . . . . . . . . . .    60
  Liquidation of the REMIC Pool . . . . . . . . . . . . . . . . .    60
  Administrative Matters  . . . . . . . . . . . . . . . . . . . .    60
  Limitations on Deduction of Certain Expenses  . . . . . . . . .    61
  Taxation of Certain Foreign Investors . . . . . . . . . . . . .    61
  Backup Withholding  . . . . . . . . . . . . . . . . . . . . . .    62
  Reporting Requirements  . . . . . . . . . . . . . . . . . . . .    62
  Federal Income Tax Consequences for Securities
       as to Which No REMIC Election Is Made  . . . . . . . . . .    63
  Standard Securities . . . . . . . . . . . . . . . . . . . . . .    63
  Premium and Discount  . . . . . . . . . . . . . . . . . . . . .    64
  Stripped Securities . . . . . . . . . . . . . . . . . . . . . .    66
  Reporting Requirements and Backup Withholding . . . . . . . . .    68
  Taxation of Certain Foreign Investors . . . . . . . . . . . . .    69
  Debt Certificates . . . . . . . . . . . . . . . . . . . . . . .    69
  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
  Taxation of Securities Classified as Partnership Interests  . .    71
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . .    71
RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .    72
FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . .    72
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS  . . . . . . . . . .   A-1

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" for the location of the definitions of certain capitalized terms.

SECURITIES OFFERED:              $307,785,257 Adjustable Rate Home Equity Loan
                                 Asset Backed Notes, Series 1997-8 (the
                                 "Notes"). The Notes represent non-recourse obligations of the Issuer. Proceeds of the assets in the Trust Estate will be the sole source of payments on the Notes.

NOTE ISSUER: IMC Home Equity Loan Owner Trust 1997-8 (the "Issuer" or the "Trust"), a Delaware business trust established by the Depositor pursuant to an owner trust agreement, dated as of December 1, 1997 (the "Trust Agreement"), between the Depositor and the Owner Trustee. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate. See "The Issuer" herein.

DEPOSITOR:                       IMC Securities, Inc. (the "Depositor"), a
                                 Delaware corporation.

SELLER AND SERVICER:             IMC Mortgage Company (the "Seller" and the
                                 "Servicer"), a Florida corporation.  The
                                 Seller's and Servicer's principal executive offices are located at 5901 East Fowler
                                 Avenue, Tampa, Florida 33617-2362.

INDENTURE TRUSTEE:               The Chase Manhattan Bank, a New York banking
                                 corporation, as Indenture Trustee (the
                                 "Indenture Trustee"). The Indenture Trustee shall receive a fee (the "Indenture Trustee
                                 Fee") equal to 0.005% per annum, payable monthly at one-twelfth the annual rate of the aggregate outstanding Loan Balance of the Home
                                 Equity Loans.

OWNER TRUSTEE:                   Wilmington Trust Company, a Delaware banking
                                 corporation, as owner trustee under the Trust
                                 Agreement (the "Owner Trustee").  The Owner
                                 Trustee shall receive a fee (the "Owner
                                 Trustee Fee") as provided under the Trust
                                 Agreement.

CUT-OFF DATE:                    As of the close of business on December 1,
                                 1997 (the "Cut-Off Date").

CLOSING DATE:                    On or about December 30, 1997.

DESCRIPTION OF THE NOTES:        The Notes represent non-recourse obligations
                                 of the Issuer and will be issued pursuant to an indenture to be dated as of December 1, 1997 (the "Indenture"), entered into between the Issuer and the Indenture Trustee. The assets included in the trust estate created by the Indenture (the "Trust Estate") will be the sole source of payments on the Notes. The
                                 Notes will be issued in a single class.

                                 The assets of the Trust Estate will consist of
                                 (i) a pool (the "Pool") of adjustable rate home equity loans (the "Home Equity Loans") secured by first lien mortgages or deeds of trust on one-to-four family residential properties, including units in condominiums, planned unit developments, townhouses and manufactured housing units (the "Properties"), and including any note or other instrument of indebtedness (each, a "Mortgage Note"); (ii) all payments in respect of principal and interest on the Home Equity Loans (other than any principal or interest payments due thereon on or prior to the Cut-Off Date whether or not received); (iii) security interests in the Properties; (iv) the Issuer's rights under the Sale and Servicing Agreement; (v) the Note Insurance Policy and (vi) certain other property.

OTHER SECURITIES:                In addition to the Notes, the Trust will issue
                                 a class of security (the "Residual Interest") which will represent the residual interest in the Trust. The Notes and the Residual
                                 Interest are herein referred to as the
                                 "Securities." Only the Notes are offered hereby.

DENOMINATIONS:                   The Notes are issuable in minimum
                                 denominations of an original principal amount of $25,000 and multiples of $1,000 in excess thereof.

THE HOME EQUITY LOANS:           The Home Equity Loans to be included in the
                                 Trust Estate on the Closing Date consist of adjustable rate conventional home equity loans and the Mortgage Notes relating thereto.

                                 The Home Equity Loans are secured by first lien mortgages or deeds of trust primarily on one-to-four family residential properties located in 49 states and the District of Columbia. No Loan-to-Value Ratio (based upon appraisals made at the time of origination of the related Home Equity Loan) relating to any Home Equity Loan exceeded 90.00% as of the Cut-Off Date except for 79 loans with an aggregate Loan Balance of $7,919,902 (or 2.57% of the Original Aggregate Loan Balance), which had a Loan-to-Value Ratio not greater than 100%. None of the Home Equity Loans are insured by pool mortgage insurance policies and no significant portion of the Home Equity Loans are insured by primary mortgage insurance policies; however, certain distributions due to the owners of the Notes (the "Owners") are insured by the Note Insurer pursuant to the Note Insurance Policy. The Home Equity Loans are not guaranteed by the Issuer, the Depositor, the Seller, the Servicer, the Note Insurer, the Owner Trustee, the Indenture Trustee or any of their affiliates. The Home Equity Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by Fannie Mae for Fannie Mae mortgage-backed securities and in accordance with the terms of that Sale and Servicing Agreement dated as of December 1, 1997 (the "Sale and Servicing Agreement") to be entered into among the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee.

                                 As of the Cut-Off Date, the average Loan
                                 Balance of the Home Equity Loans was $101,646. The minimum and maximum Loan Balances of the Home Equity Loans as of the Cut-Off Date were $11,331 and $586,977, respectively. The weighted average interest rate (the "Coupon Rate") of the Home Equity Loans was 10.04%; the weighted average maximum Coupon Rate of the Home Equity Loans was 16.59%; the maximum Coupon Rates of the Home Equity Loans ranged from 9.00% to 32.50%; the weighted average minimum Coupon Rate of the Home Equity Loans was 9.86%; the minimum Coupon Rates of the Home Equity Loans ranged from 5.50% to 16.75%; the weighted average Loan-to-Value Ratio of the Home Equity Loans was 77.50%; the weighted average remaining term to maturity of the Home Equity Loans was 356 months; and the remaining terms to maturity of the Home Equity Loans
                                 ranged from 118 months to 360 months.   The
                                 weighted average gross margin of the Home
                                 Equity Loans was 6.92%; the minimum gross margin of the Home Equity Loans was 2.50% and the maximum gross margin of the Home Equity Loans was 14.29%. All of the Home Equity Loans were secured by first mortgages. Home Equity Loans containing "balloon" payments represented not more than 0.32% of the Home Equity Loans. No Home Equity Loan will mature later than December 2, 2027. No Home Equity Loan provides for negative amortization. See "The Home Equity Loan Pool" herein.

FINAL PAYMENT DATE:              The Final Payment Date for the Notes is
                                 December 20, 2028 although it is anticipated that the actual final Payment Date for the Notes will occur significantly earlier than the Final Payment Date. See "Prepayment and
                                 Yield Considerations" herein.

PAYMENTS--GENERAL:               On the 20th day of each month, or if such a
                                 day is not a Business Day, then the next succeeding Business Day, commencing January
                                 20, 1998 (each such day being a "Payment
                                 Date"), the Indenture Trustee will be
                                 required, subject to the availability of amounts therefor, pursuant to the cash flow priorities hereinafter described, to make payments on the Notes to the Owners thereof of record as of the last Business Day preceding such Payment Date (the "Record Date").

                                 A "Business Day" is any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, Tampa, Florida, the city in which the corporate trust office of the Indenture Trustee is located or the city in which the Note Insurer is located are authorized or obligated by law or executive order to be closed.

INTEREST:                        On each Payment Date, the Notes will be
                                 entitled to payments in respect of Current
                                 Interest.

                                 "Current Interest" means, with respect to any Payment Date the sum of (i) the aggregate amount of interest accrued from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment
                                 Date) to and including the day prior to the current Payment Date (the "Accrual Period") at the Note Rate on the outstanding principal balance of the Notes (the "Note Principal Balance"), (ii) any Interest Carry Forward Amount and (iii) the Preference Amount as it relates to interest previously paid on such Note prior to such Payment Date; provided, however, that Current Interest will be reduced by the amount of any Civil Relief Interest Shortfalls (as defined in the Sale and Servicing Agreement). All calculations of interest on the Notes will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

                                 The "Interest Carry Forward Amount" for any
                                 Payment Date is the sum of (x) the amount, if any, by which (i) the Current Interest as of the immediately preceding Payment Date exceeded (ii) the amount of the actual payments of interest made on such immediately preceding Payment Date plus (y) 30 days' interest on such amount, calculated at the Note Rate.

                                 On each Payment Date, the "Note Rate" will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the Redemption Date (as defined herein), One-Month LIBOR plus 0.22% per annum and for any Payment Date thereafter, One-Month LIBOR plus 0.44% per annum, and (y) the weighted average of the Coupon Rates on the Home Equity Loans, less 0.645% per annum (the rate described in this clause (y), the "Available Funds Cap").

                                 If, on any Payment Date, the Available Funds
                                 Cap limits the Note Rate (i.e., the rate set by the Available Funds Cap is less than the Formula Note Rate), the amount of any such shortfall will be carried forward and be due and payable on future Payment Dates and shall accrue interest at the Formula Note Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry Forward Amount"). The Note Insurance Policy does not cover the Available Funds Cap Carry Forward Amount; the payment of such amount may be funded only from (i) any excess interest resulting from the Available Funds Cap being in excess of the Formula Note Rate on future Payment Dates, as distributed in the priorities specified herein and (ii) any Net Monthly Excess Cashflow which would otherwise be paid to the Servicer or the Indenture Trustee on account of certain reimbursable amounts described in the Sale and Servicing Agreement, or to the Owners of the Residual Interests.

                                 The "Formula Note Rate" for any Payment Date is the rate determined by clause (x) of the definition of "Note Rate" on such Payment Date.

                                 The "Redemption Date" is the first Monthly
                                 Remittance Date on which the aggregate Loan
                                 Balance of the Home Equity Loans has declined to less than 10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date (the "Original Aggregate Loan Balance").

PRINCIPAL:                       On each Payment Date, payments in reduction of
                                 the Note Principal Balance will be made in the amounts described herein. The "Principal
                                 Distribution Amount" for each Payment Date shall be the lesser of:

                                 (a)    the Total Available Funds (as defined
                                 herein) plus any Insured Payment minus the Current Interest and the Trust Fees and Expenses for such Payment Date; and

                                 (b)    the excess, if any, of

                                    (i) the sum of:

                                        (A)   the Preference Amount with
                                        respect to principal owed to each Owner
                                        of a Note that remains unpaid as of
                                        such Payment Date;

                                        (B)   the principal portion of all
                                        scheduled monthly payments on the Home
                                        Equity Loans due on or prior to the
                                        related Due Date thereof, to the extent
                                        actually received by the Servicer
                                        during the related Remittance Period
                                        and any Prepayments made by the
                                        Mortgagors and actually received by
                                        the Servicer during the related
                                        Remittance Period;

                                        (C)   the balance of each Home Equity
                                        Loan (the "Loan Balance") that was
                                        repurchased by the Seller or purchased
                                        by the Servicer on or prior to the
                                        related Monthly Remittance Date, to
                                        the extent such Loan Balance is
                                        actually received by the Servicer
                                        during the related Remittance Period;

                                        (D)   any Substitution Amounts (i.e.,
                                        the excess, if any, of the Loan
                                        Balance of a Home Equity Loan being
                                        replaced over the outstanding principal
                                        balance of a replacement Home Equity
                                        Loan plus accrued and
                                        unpaid interest) delivered by the
                                        Seller on the related Monthly
                                        Remittance Date in connection with a
                                        substitution of a Home Equity Loan (to
                                        the extent such Substitution Amounts
                                        relate to principal), to the extent
                                        such Substitution Amounts are actually
                                        received by the Servicer on the
                                        related Remittance Date;

                                        (E)   all Net Liquidation Proceeds
                                        actually collected by the Servicer with
                                        respect to the Home Equity Loans during
                                        the related Remittance Period (to the
                                        extent such Net Liquidation Proceeds
                                        relate to principal);

                                        (F)   the amount of any
                                        Overcollateralization Deficit for such
                                        Payment Date;

                                        (G)   the principal portion of the
                                        proceeds received by the Indenture
                                        Trustee upon termination of the Trust
                                        Estate (to the extent such proceeds
                                        relate to principal); and

                                        (H)   the amount of any
                                        Overcollateralization Increase Amount
                                        for such Payment Date to the extent of
                                        any Net Monthly Excess Cashflow
                                        available for such purpose;

                                                 over

                                   (ii) the amount of any Overcollateralization
                                        Reduction Amount for such Payment Date.

                                 The "Remittance Period" with respect to any Monthly Remittance Date is the period from the second day of the month immediately preceding such Monthly Remittance Date to the first day of the month in which such Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Note Account, which is the 18th day of each month, or if such day is not a Business Day, the next preceding Business Day, commencing in January 1998.

                                 The "Preference Amount" is any amount (other than amounts in respect of the Available Funds Cap Carry Forward Amount) previously distributed to an Owner on a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (Title 11 of the United States Code), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                                 The "Premium Amount" is the amount payable to the Note Insurer as premium for the Note Insurance Policy.

MONTHLY SERVICING FEE:           The Servicer will retain a fee (the "Servicing
                                 Fee") equal to 0.50% per annum, payable
                                 monthly at one-twelfth the annual rate of the then outstanding principal balance of each Home Equity Loan as of the first day of each Remittance Period.

CREDIT ENHANCEMENT:              The credit enhancement provided for the
                                 benefit of the Notes consists of (x) the overcollateralization mechanics which utilize the excess interest created by the internal cash flows of the Pool and (y) the Note
                                 Insurance Policy.

                                 Overcollateralization.  The required
                                 application of the cash flow from the Pool results in a limited acceleration of the Notes relative to the amortization of the Home Equity Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment in reduction of the Note Principal Balance. This acceleration feature creates overcollateralization (i.e., the excess of the aggregate outstanding Loan Balance of the Home Equity Loans over the Note Principal Balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease unless necessary to maintain the required level of overcollateralization.

                                 The Sale and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Notes to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Prepayment and Yield Considerations", "Credit Enhancement
                                 --Overcollateralization Provisions" herein and "Credit Enhancement" in the Prospectus.

                                 Financial Guaranty Note Insurance Policy. MBIA Insurance Corporation, a New York stock insurance company (the "Note Insurer"), will issue a financial guaranty Note Insurance Policy (the "Note Insurance Policy") with respect to the Notes.

                                 Pursuant to the provisions of the Note
                                 Insurance Policy, the Note Insurer will
                                 irrevocably and unconditionally guarantee certain payments to the Indenture Trustee for the benefit of the Owners of the Notes. The amount of the actual payment, if any, made by the Note Insurer to the Indenture Trustee for the benefit of the Owners of the Notes under the Note Insurance Policy on each Payment Date (the "Insured Payment") is the excess, if any, of (i) the sum of (a) the Current Interest,
                                 (b) the Overcollateralization Deficit and (c) the Preference Amount (without duplication) over (ii) the Total Available Funds (after any deduction for the Trust Fees and Expenses) and after taking into account the portion of the Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Insured Payment to be made with respect to such Payment Date). The Note Insurance Policy does not insure the payment of Available Funds Cap Carry Forward Amounts.

                                 Insured Payments do not cover Realized Losses except to the extent that an Overcollateralization Deficit exists. Insured Payments do not cover the Servicer's failure to make Delinquency Advances pursuant to the Sale and Servicing Agreement, except to the extent that an Overcollateralization Deficit would otherwise result therefrom. Nevertheless, the effect of the Note Insurance Policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, the Notes.

                                 The Note Insurance Policy is noncancellable for any reason.

                                 Unless a Note Insurer Default exists, the Note Insurer shall have the right to exercise certain rights of the Owners of the Notes, as specified in the Indenture, without any consent of such Owners; and such Owners may exercise such rights only with the prior written consent of the
                                 Note Insurer, except as provided in the
                                 Indenture. In addition, to the extent of unreimbursed payments under the Note Insurance Policy, the Note Insurer will be subrogated to the rights of the Owners of the Notes on which such Insured Payments were made. In connection with each Insured Payment on a Note, the Indenture Trustee, as attorney-in-fact for the Owner thereof, will be required to assign to the Note Insurer the rights of such Owner with respect to the Note to the extent of such Insured Payment. "Note Insurer Default" is defined under the Sale and Servicing Agreement as the existence and continuance of (x) the failure by the Note Insurer to make a required payment under the
                                 Note Insurance Policy or (y) the bankruptcy or insolvency of the Note Insurer.

                                 The "Trust Fees and Expenses" are the Premium Amount, the Owner Trustee Fee, the Indenture Trustee Fee and any Trustee Reimbursable Expenses (as defined herein).

BOOK-ENTRY REGISTRATION OF THE
  NOTES: The Notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Notes ("Beneficial Owners") will hold their interests through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, S.A. ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Notes are Book-Entry Notes (as defined herein), such Notes will be evidenced by one or more Notes registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European Depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank ("Chase" and together with Citibank, the "European Depositaries"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC or one of the European Depositaries. The Notes will initially be registered in the name of Cede. The interests of the Owners of such Notes will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Owner will be entitled to receive a definitive note representing such person's interest, except in the event that Definitive Notes (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Notes reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Notes are held by DTC. See "Description of the Notes -- Book-Entry Registration of the Notes" herein, and "Description of the Securities -- Book-Entry Registration" in the Prospectus.

OPTIONAL REDEMPTION  --
  CLEAN-UP CALL:                 The holders of Residual Interests exceeding in
                                 the aggregate a 50% percentage interest (the
                                 "Majority Residualholders") may, at their option, effect an early redemption of the Notes and terminate the Trust on any Payment
                                 Date after the Redemption Date by purchasing all of the Home Equity Loans at a price equal to or greater than the Redemption Price (as defined in the Sale and Servicing Agreement).
                                 In addition, the Note Insurer will have
                                 rights, under the limited circumstances
                                 described in the Sale and Servicing Agreement, to acquire all of the

                                 Home Equity Loans from the Issuer and thereby effect a redemption of the Notes. See "Administration--Redemption of the Notes" herein.

RATINGS: It is a condition of issuance of the Notes that they be rated "Aaa" by Moody's Investors Services, Inc. ("Moody's") and "AAA" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies ("Standard & Poor's"). Moody's and Standard & Poor's are referred to herein collectively as the "Rating Agencies". The ratings issued by the Rating Agencies on the payment of principal and interest on the Notes do not cover the payment of any Available Funds Cap Carry Forward Amounts. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. No Rating Agency is obligated to maintain any rating on the Notes and, accordingly, there can be no assurance that the rating assigned to Notes upon initial issuance thereof will not be lowered or withdrawn at any time thereafter. See "Ratings" herein.

FEDERAL TAX ASPECTS:             No election will be made to treat the Trust
                                 Estate or any portion thereof as a "real estate mortgage investment conduit" (a
                                 "REMIC") for federal income tax purposes.

                                 For federal income tax purposes, the Notes will be treated as debt obligations of the Issuer and the Issuer will not be characterized as an association (or a publicly traded partnership or taxable mortgage pool) taxable as a corporation. An Owner of Notes, by its acceptance of a Note, will agree to treat the Notes as indebtedness. An Owner will not be required to report income with respect to the Notes under an accrual method unless the Owner otherwise uses the accrual method or purchases a Note which has original issue discount.

                                 The Notes will not represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Internal Revenue Code of 1986, as amended (the "Code"), "real estate assets" for purposes of Section 856(c)(5)(A) of the Code or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

                                 Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and in the Prospectus.

ERISA CONSIDERATIONS:            Subject to the considerations discussed under
                                 "ERISA Considerations" herein and in the
                                 Prospectus, the Notes may be purchased by
                                 employee benefit plans that are subject to
                                 ERISA.  See "ERISA Considerations" herein and
                                 in the Prospectus.
LEGAL INVESTMENT
  CONSIDERATIONS:                The Notes will not constitute "mortgage
                                 related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA").  Accordingly, many
                                 institutions with legal authority to invest in comparably rated securities based on qualifying first lien home equity loans may not be legally authorized to invest in the Notes.

                                  RISK FACTORS

   Prospective investors in the Notes should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Notes.

   SENSITIVITY TO PREPAYMENTS. The Home Equity Loans may be prepaid by the related Mortgagors in whole or in part, at any time. However, approximately 55.80% of the Home Equity Loans (by Loan Balance) require the payment of a fee in connection with certain prepayments. In addition, a substantial portion of the Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Mortgage Assets -- Enforceability of Certain Provisions" in the Prospectus. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease.

   All of the Home Equity Loans are adjustable rate home equity loans. As is the case with fixed rate home equity loans, adjustable rate home equity loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with adjustable rate home equity loans may be inclined to refinance such home equity loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap, maximum Coupon Rate and minimum Coupon Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on adjustable rate home equity loans may differ from that on fixed rate home equity loans because the amount of the monthly payments on adjustable rate home equity loans are subject to adjustment on each payment change date.

   The average life of the Notes, and, if purchased at other than par, the yields realized by Owners of the Notes will be sensitive to levels of payment (including prepayments (the "Prepayments")) on the Home Equity Loans. In general, the yield on the Notes if purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments and enhanced by a lower than anticipated level. Conversely, the yield on Notes if purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. See "Prepayment and Yield Considerations" herein.

   RISK OF HOME EQUITY LOAN COUPON RATES REDUCING THE NOTE RATE. The calculation of the Note Rate is based upon (i) the value of an index (One-Month LIBOR) which is different from the value of the indices applicable to the Home Equity Loans as described under "The Home Equity Loan Pool" either as a result of the use of a different index, rate determination date or rate adjustment date and (ii) the weighted average of the Coupon Rates of the Home Equity Loans, which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors. 98.57% of the Home Equity Loans by aggregate Loan Balance as of the Cut-Off Date adjust based upon the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR"). A substantial majority of the Six-Month LIBOR Loans first adjust two or three years from the date of origination, with the remainder of the Six-Month LIBOR Loans having their first adjustment six months after origination. 1.43% of the Home Equity Loans by aggregate Loan Balance as of the Cut-Off Date are CMT Loans that adjust based on the CMT Index (the "CMT Loans"). Although a substantial majority of CMT Loans first adjust one year after origination, a number of the CMT Loans do not first adjust until two or three years from the date of
origination.   The Note Rate adjusts monthly based upon One-Month LIBOR as described under "Description of the Notes -- Calculation of One-Month LIBOR" herein, subject to the Available Funds Cap. Consequently, the interest which becomes due on the Home Equity Loans (net of the Servicing Fee and the Trust Fees and Expenses) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on the Notes during the related Accrual Period. In particular, the Note Rate adjusts monthly, while the interest rates of the Home Equity Loans adjust less frequently with the result that the Available Funds Cap may limit increases in the Note Rate for extended periods in a rising interest rate environment. In addition, One-Month LIBOR, Six-Month LIBOR and the CMT Index may respond to different economic and market factors, and there is not necessarily a correlation among them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR or the CMT Index are stable or are falling or that, even if each of One-Month LIBOR, Six-Month LIBOR and the CMT Index rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR and the CMT Index. Furthermore, if the Available Funds Cap determines the Note Rate for a Payment Date, the value of the Notes may be temporarily or permanently reduced.

   Although Owners of the Notes will be entitled to receive any Available Funds Cap Carry Forward Amount from and to the extent of funds available therefor as described herein, there is no assurance that such funds will be available. The failure to pay any Available Funds Cap Carry Forward Amount due to a lack of funds therefor will not constitute an Event of Default under the Indenture. In addition, the Note Insurance Policy does not cover, and the ratings of the Notes do not address the likelihood of the payment of any Available Funds Cap Carry Forward Amount.

   OTHER LEGAL CONSIDERATIONS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of The Mortgage Assets" in the Prospectus.

   The Home Equity Loans are also subject to federal laws, including:

       (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

       (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

       (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans and, in addition, could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

   It is possible that some of the Home Equity Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Sale and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

   RISK ASSOCIATED WITH THE NOTE INSURER. If the protection afforded by overcollateralization is insufficient and if, upon the occurrence of an Overcollateralization Deficit, the Note Insurer is unable to meet its obligations under the Note Insurance Policy, then the Owners of the Notes could experience a loss of their investment.

                            THE SELLER AND SERVICER

GENERAL

   The Seller and Servicer, IMC Mortgage Company, is a Florida corporation.
IMC Mortgage Company completed an initial public offering of certain shares of its common stock on June 25, 1996 and a secondary offering of certain shares of its common stock in April 1997. The principal executive offices of the Seller are located at 5901 East Fowler Avenue, Tampa, Florida 33617-2362 and its telephone number is (813) 984-8801.

   The Seller has been in the mortgage lending business since its formation in 1993 and the Seller and certain other subsidiaries of the Seller are engaged in originating, purchasing and servicing home equity loans secured by first and second mortgages and deeds of trust on Properties located in 50 states and the District of Columbia.

   In September 1997, IMC Mortgage Company began servicing loans previously serviced by Industry Mortgage Company, L.P., a Delaware limited partnership, which is a subsidiary of IMC Mortgage Company and an affiliate of the Depositor. Consequently, information on loans serviced prior to September 1997 was generated by Industry Mortgage Company, L.P. and not by IMC Mortgage Company. The transfer of servicing to IMC Mortgage Company is part of an ongoing effort to consolidate mortgage banking functions of the Seller and Servicer. Since both IMC Mortgage Company and Industry Mortgage Company, L.P. have the same management and staff, such transfer will not result in any changes to the management and staff previously servicing the loans for Industry Mortgage Company, L.P. In addition, there will not be any changes made to any of the servicing procedures previously utilized by Industry Mortgage Company, L.P.

   The Seller will sell and assign each Home Equity Loan to the Depositor, which will in turn sell and assign each Home Equity Loan to the Issuer, without recourse, but subject to the terms of the Sale and Servicing Agreement, in consideration of the net proceeds from the sale of the Notes, which are being offered hereby. The Seller, in its capacity as Servicer, will also service each Home Equity Loan pursuant to the Sale and Servicing Agreement.

   The Servicer may not assign its obligations under the Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained consent from the Note Insurer and confirmation in writing from the Rating Agencies that such assignment shall not result in a downgrade or withdrawal of the ratings assigned to the Notes by each respective Rating Agency; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Sale and Servicing Agreement.

   The Servicer may, with the prior written consent of the Note Insurer, enter into sub-servicing agreements (the "Sub-Servicing Agreements") with qualified sub-servicers (the "Sub-Servicers") with respect to the servicing of the Home Equity Loans. None of the Sub-Servicing arrangements discharge the Servicer from its servicing obligations. Each Sub-Servicing Agreement shall be terminated at such time as the Servicer resigns or is removed. See "Administration--Servicing and Sub-Servicing" herein.

   The Note Insurer or the Indenture Trustee (with the prior written consent of the Note Insurer) (or, in certain circumstances the Owners, with the consent of the Note Insurer), may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or the successor servicer.

   Upon removal or resignation of the Servicer, the Indenture Trustee (x) may solicit bids for a successor servicer as described in the Sale and Servicing Agreement and (y) until such time as a successor servicer is appointed pursuant to the terms of the Sale and Servicing Agreement, shall serve in the capacity of Backup Servicer (the "Backup Servicer") subject to the right of the Indenture Trustee to assign such duties to a party acceptable to the Note Insurer and Majority

Residualholders. If the Indenture Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Indenture Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor (including the Backup Servicer) is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or FHLMC for first and second home equity loans having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, and which shall assume all or any part of the responsibilities, duties or liabilities of the Servicer.

   The Notes will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by the Depositor, the Seller, the Servicer, except as described herein, or any of their affiliates.

CREDIT AND UNDERWRITING GUIDELINES

   The following is a description of the underwriting guidelines customarily and currently employed by the Seller with respect to home equity loans which it originates or purchases from others. Each Home Equity Loan was underwritten according to those guidelines. The Seller revises such guidelines from time to time in connection with changing economic and market conditions.

   In certain cases loans may be acquired or originated outside of the criteria included in the guidelines as then in effect with the prior approval of a pre-designated senior official of the Seller and in light of compensating factors or other business considerations. No information is available with respect to the portion of the Home Equity Loans as to which exceptions to the criteria specified in the guidelines described herein were made. Substantially all of the Home Equity Loans were acquired or originated in accordance with the underwriting guidelines described herein or with such permitted exceptions as are described herein.

   The Seller's business consists primarily of acquiring home equity loans. The Seller specializes in home equity loans that do not conform to the underwriting standards of the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("FHLMC") and those standards typically applied by banks and other primary lending institutions, particularly with regard to a prospective borrower's credit history.

   The Seller acquires and originates home equity loans through its principal office in Tampa, Florida and full-service branch offices in Cincinnati, Ohio, Ft. Washington, Pennsylvania, Lincoln, Rhode Island and Cherry Hill, New Jersey. In addition, the Seller maintains retail branch offices throughout the United States and acquires home equity loans from a referral network of mortgage lenders and brokers, banks and other referral sources, which may include one or more affiliates of the Seller.

   Home equity loans acquired from mortgage brokers and other lenders are pre-approved by the Seller prior to funding, or purchased in bulk after funding, only after each loan has been re-underwritten by the Seller in accordance with its established underwriting guidelines. These guidelines are designed to assess the adequacy of the real property which serves as collateral for the loan and the borrower's ability to repay the loan. The Seller analyzes, among other factors, the equity in the collateral, the credit history and debt-to-income ratio of the borrower, the property type, and the characteristics of the underlying senior mortgage, if any.

   The Seller purchases and originates home equity loans with different credit characteristics depending on the credit profiles of individual borrowers. The Seller primarily purchases and originates fixed rate or adjustable rate loans which fully amortize (subject to adjustments by reason of being simple interest loans) over a period not to exceed 30 years. The Seller also acquires and originates balloon loans, which generally provide for scheduled amortization over 30 years, with a due date and a balloon payment generally at the end of the fifteenth year. The principal amount of the loans purchased or originated by the Seller generally ranges up to a maximum of $400,000. Under current policy the Seller generally does not acquire or originate home equity loans where the combined Loan-to-Value Ratio exceeds 90%. The collateral securing loans acquired or originated by the Seller is generally one- to four-family residences, including condominiums and townhomes. The Seller accepts mobile homes or unimproved land as collateral only in limited circumstances. The Seller does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

   The Seller's home equity loan program includes: (i) a full documentation program for salaried borrowers and (ii) a non-income qualification program for self-employed, and in limited instances, salaried borrowers. The borrower's total monthly debt obligations (which include principal and interest on all other mortgages, loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. Loans to substantially all borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers or one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employers. For the Seller's non-income qualification program, proof of a two year history of self-employment in the same business plus proof of current self-employed status is required. The Seller typically requires lower combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

   The Seller requires that a full appraisal of the property used as collateral for any loan that is acquired or originated be performed in connection with the origination of the loan. These appraisals are performed by third party, fee-based appraisers. Appraisals of substantially all of the Properties were completed on standard Fannie Mae/FHLMC forms and conform to current Fannie Mae/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property, photographs of two or more different views of the property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

   A credit report by an independent, nationally recognized credit repository agency reflecting the applicant's credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records.

   Certain laws protect loan applicants by offering them a period of time after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to the funding of the loan and may not be waived by the applicant except as permitted by law.

   The Seller requires title insurance coverage issued by an approved ALTA or CLTA title insurance company on all property securing home equity loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the home equity loan and protect the Seller against loss if the title or lien position is not indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the new loan and any senior mortgage.

DELINQUENCY, LOAN LOSS AND FORECLOSURE INFORMATION

   In September 1997, the Servicer began servicing loans previously serviced by its subsidiary, Industry Mortgage Company, L.P. IMC Mortgage Company and Industry Mortgage Company, L.P. have the same management and staff and therefore the transfer of servicing will not result in any changes to the management and staff previously servicing the loans for Industry Mortgage Company, L.P. The delinquency and loss experience percentages indicated below are calculated on the basis of the total home equity loans serviced as of the end of the periods indicated and reflect information generated by IMC Mortgage Company. However, because the total amount of loans originated or purchased by IMC Mortgage Company and its subsidiaries has increased substantially over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans which will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquencies. In addition, the information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Industry Mortgage Company, L.P.'s home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of home equity loans serviced for each period would be higher than those shown if a group of home equity loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. As a result, the historical delinquency experience and loan loss information set forth below may not be indicative of the future performance of the home equity loans.

         DELINQUENCY AND DEFAULT EXPERIENCE OF THE SERVICER'S SERVICING
                         PORTFOLIO OF HOME EQUITY LOANS



                      NINE  MONTHS
                   ENDING SEPTEMBER 30,                                YEAR ENDING DECEMBER 31,
                 ----------------------       -----------------------------------------------------------------------------
                            1997                        1996                      1995                      1994
                            ----                        ----                      ----                      ----

                  NUMBER         DOLLAR        NUMBER       DOLLAR        NUMBER       DOLLAR      NUMBER OF      DOLLAR
                 OF LOANS        AMOUNT       OF LOANS      AMOUNT       OF LOANS      AMOUNT        LOANS        AMOUNT
Portfolio At      82,765     $5,643,274,430    35,390   $2,148,068,446     9,376    $535,797,748     1,635     $92,003,157

Delinquency
Percentage (1)
--------------
30 - 59 days      3.086%         2.729%        3.390%       3.093%        2.613%       2.570%        1.040%       0.831%
60 - 89 days      1.178%         1.095%        1.077%       1.068%        0.672%       0.642%        0.183%       0.152%
90 + days         3.012%         3.049%        2.427%       2.616%        1.237%       1.223%        0.000%       0.000%
                  ------         ------        ------       ------        ------       ------        ------       ------
Total             7.276%         6.873%        6.894%       6.777%        4.522%       4.435%        1.223%       0.983%
                  ======         ======        ======       ======        ======       ======        ======       ======
Delinquency

Default
Percentage (2)
--------------
Foreclosure       1.294%         1.466%        0.863%       1.003%        0.779%       0.749%        0.000%       0.000%
Bankruptcy(3)     1.206%         1.117%        1.064%       1.069%        0.576%       0.630%        0.122%       0.115%
Real Estate       0.365%         0.351%        0.276%       0.313%        0.117%       0.160%        0.000%       0.000%
                  ------         ------        ------       ------        ------       ------        ------       ------
Owned
Total Default     2.865%         2.934%        2.204%       2.385%        1.472%       1.539%        0.122%       0.115%
                  ======         ======        ======       ======        ======       ======        ======       ======

------------------
(1) The delinquency percentage represents the number and dollar value of account balances contractually past due, including home equity loans in foreclosure or bankruptcy but exclusive of real estate owned.
(2) The default percentage represents the number and dollar value of account balances on home equity loans in foreclosure, bankruptcy or real estate owned.
(3) The bankruptcy percentage represents all home equity loans that are in bankruptcy regardless of delinquency status.

                LOAN LOSS EXPERIENCE ON THE SERVICER'S SERVICING
                         PORTFOLIO OF HOME EQUITY LOANS

                                                     NINE MONTHS
                                                        ENDING
                                                    SEPTEMBER 30,               YEAR ENDING DECEMBER 31,
                                                   ---------------       ----------------------------------------
                                                         1997               1996            1995          1994
                                                         ----               ----            ----          ----
                   Average Amount Outstanding(1)    $3,585,251,629     $1,207,171,960   $294,251,859   $52,709,250
                   Gross Losses(2)                      $4,293,707         $1,581,695       $278,632            $0
                   Recoveries(3)                                $0             $1,727             $0            $0
                   Net Losses(4)                        $4,293,707         $1,579,968       $278,632            $0
                   Net Losses as a Percentage of
                    Average Amount                          0.160%             0.131%         0.095%        0.000%
                   Outstanding(5)

-----------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the home equity loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses include all principal, foreclosure costs and accrued interest to date.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)    "Net Losses" means "Gross Losses" minus "Recoveries."
(5) For the nine months ending September 30, 1997, "Net Losses as a Percentage of Average Amount Outstanding" was annualized by multiplying "Net Losses" by 1.33 before calculating the percentage of "Average Amount Outstanding."

                                   THE ISSUER

    The Issuer is a Delaware business trust established by the Depositor pursuant to the Trust Agreement under the laws of the State of Delaware.
After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Home Equity Loans and the other assets of the Trust Estate and the proceeds therefrom, (ii) issuing the Notes and the Residual Interest, (iii) making payments on the Notes and the Residual Interest and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith. The Residual Interest represents the residual interest in the assets of the Trust Estate. The Notes and the Residual Interests will be delivered by the Issuer to the Depositor as consideration for the Home Equity Loans pursuant to the Sale and Servicing Agreement. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                                 THE DEPOSITOR

    The Depositor was incorporated in the State of Delaware in November 1994. The Depositor is a subsidiary of the Seller and the Servicer. The Depositor maintains its principal offices at 5901 East Fowler Drive, Tampa, Florida 33617-2362. None of the Issuer, the Depositor, the Seller or the Servicer or any of their affiliates will insure or guarantee distributions on the Notes.

                                USE OF PROCEEDS

    The Seller will sell the Home Equity Loans to the Depositor and the Depositor will sell the Home Equity Loans to the Issuer concurrently with delivery of the Notes. Net proceeds from the sale of the Notes will be applied by the Issuer to purchase the Home Equity Loans from the Depositor which will use the proceeds (i) to the purchase of the Home Equity Loans from the Seller and (ii) to pay off extensions of credit provided by, among others, certain of the Underwriters with respect to certain Home Equity Loans.

                           THE HOME EQUITY LOAN POOL

GENERAL

    The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Home Equity Loans as of the Cut-Off Date.

    This subsection describes generally certain characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date. The columns entitled "% of Aggregate Loan Balance" in the following tables may not sum to 100% due to rounding.

    The Home Equity Loans to be included in the Trust Estate on the Closing Date will consist of 3,028 adjustable rate conventional home equity loans evidenced by Mortgage Notes secured by first lien deeds of trust, security deeds or mortgages, which are located in 49 states and the District of Columbia. The Properties securing the Home Equity Loans consist primarily of one-to-four family residential properties. The Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). All of the Home Equity Loans have a first payment date on or after October 1, 1996. All of the Home Equity Loans are secured by first liens on the related properties.

    The Loan-to-Value Ratios shown below were calculated based upon either the appraised values of the Properties at the time of origination (the "Appraised Values") or the sales price. In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

    No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

    As of the Cut-Off Date, 98.57% of the Home Equity Loans are Six-Month LIBOR Loans and 1.43% of the Home Equity Loans are CMT Loans. The Coupon Rates with respect to all of the Home Equity Loans are subject to periodic and lifetime rate adjustment caps.

    As of the Cut-Off Date, the average Loan Balance of the Home Equity Loans was $101,646. The minimum and maximum Loan Balances of the Home Equity Loans as of the Cut-Off Date were $11,331 and $586,977, respectively. The weighted average Coupon Rate of the Home Equity Loans was 10.04%; the Coupon Rate of the Home Equity Loans ranged from 7.10% to 16.55%; the weighted average maximum Coupon Rate of the Home Equity Loans was 16.59%; the maximum Coupon Rates of the Home Equity Loans ranged from 9.00% to 32.50%; the weighted average minimum Coupon Rate of the Home Equity Loans was 9.86%; the minimum Coupon Rates of the Home Equity Loans ranged from 5.50% to 16.75%; the weighted average Loan-to-Value Ratio of the Home Equity Loans was 77.50%; the weighted average remaining term to maturity of the Home Equity Loans was 356 months; and the remaining terms to maturity of the Home Equity Loans ranged from 118 months to 360 months. The weighted average gross margin of the Home Equity Loans was 6.92%; the minimum gross margin of the Home Equity Loans was 2.50% and the maximum gross margin of the Home Equity Loans was 14.29%. Home Equity Loans containing "balloon" payments represented not more than 0.32% of the aggregate Loan Balance of the Home Equity Loans. No Home Equity Loan will mature later than December 2, 2027.

    Six-Month LIBOR Loans.   The Six-Month LIBOR Loans consist of 2,995
loans aggregating $303,379,734, all of which have semi-annual interest rate and semi-annual payment adjustment frequencies. A substantial portion of the Six-Month LIBOR Loans first adjust two or three years from the date of origination, with the remainder of the Six-Month LIBOR Loans having their first adjustment six months after origination. The Six-Month LIBOR Loans have a weighted average margin of 6.93%. The margin for the Six-Month LIBOR Loans ranges from 2.50% to 14.29%. The Six-Month LIBOR Loans have a weighted average initial periodic semi-annual rate adjustment cap of 2.78%. The weighted average initial Coupon Rate is 10.04%, with initial Coupon Rates that range from 7.10% to 16.55%. The Six-Month LIBOR Loans have a weighted average maximum Coupon Rate of 16.60% with maximum Coupon Rates that range from 9.00% to 32.50%. The weighted average number of months to the next rate adjustment date on the Six-Month LIBOR Loans is 18 months.

    CMT Loans. The CMT Loans consist of 33 loans aggregating $4,405,522, all of which have annual interest rate and annual payment adjustment frequencies based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year. While a number of the CMT Loans first adjust one year after origination, a substantial portion of the CMT Loans first adjust two or three years from the date of origination. The CMT Loans have a weighted average margin of 6.50%. The margin for the CMT Loans ranges from 5.25% to 8.00%. The CMT Loans have a weighted average initial periodic annual rate adjustment of 2.09%. The weighted average initial Coupon Rate is 9.73%, with initial Coupon Rates that range from 7.88% to 11.63%. The CMT Loans have a weighted average maximum Coupon Rate of 15.69%, with maximum Coupon Rates that range from 13.88% to 17.63%. The weighted average number of months to the next rate adjustment date on the CMT Loans is 6 months.

                     GEOGRAPHIC DISTRIBUTION OF PROPERTIES

    The geographic distribution of the Home Equity Loans by state, as of the Cut-Off Date, was as follows:

                                    NUMBER OF          AGGREGATE            % OF AGGREGATE
STATE                           HOME EQUITY LOANS    LOAN BALANCE            LOAN BALANCE
-----                           -----------------    ------------            ------------
Alabama                                  1          $       76,692               0.02%
Alaska                                   1                 215,445               0.07
Arizona                                 73               9,120,651               2.96
Arkansas                                 3                 116,978               0.04
California                             281              43,463,219              14.12
Colorado                                63               6,877,394               2.23
Connecticut                             41               4,238,354               1.38
Delaware                                11               1,060,413               0.34
District of Columbia                     5                 490,222               0.16
Florida                                150              12,748,005               4.14
Georgia                                 86               9,415,315               3.06
Hawaii                                  24               4,007,096               1.30
Idaho                                   20               1,552,926               0.50
Illinois                               224              23,357,364               7.59
Indiana                                100               6,323,065               2.05
Iowa                                     6                 387,798               0.13
Kansas                                   3                 443,692               0.14
Kentucky                                21               2,078,220               0.68
Louisiana                                8                 699,973               0.23
Maine                                    2                  95,534               0.03
Maryland                               102              12,108,440               3.93
Massachusetts                           91               9,321,363               3.03
Michigan                               228              16,356,059               5.31
Minnesota                               36               3,403,304               1.11
Mississippi                              8                 452,076               0.15
Missouri                                64               4,438,459               1.44
Montana                                  7                 567,045               0.18
Nebraska                                 4                 224,740               0.07
Nevada                                  22               2,309,590               0.75
New Hampshire                           10               1,049,346               0.34
New Jersey                             121              15,979,240               5.19
New Mexico                              64               6,125,651               1.99
New York                               185              21,266,467               6.91
North Carolina                          89               7,732,327               2.51
Ohio                                   246              16,479,568               5.35
Oklahoma                                14               1,366,194               0.44
Oregon                                  99              10,801,402               3.51
Pennsylvania                            97               7,357,424               2.39
Rhode Island                            25               2,852,256               0.93
South Carolina                          24               1,647,664               0.54
South Dakota                             2                 185,490               0.06
Tennessee                                7                 894,015               0.29
Texas                                  101              10,385,034               3.37
Utah                                    68               8,101,304               2.63
Vermont                                  3                 528,842               0.17
Virginia                                34               4,138,596               1.34
Washington                              83              10,392,175               3.38
West Virginia                            5                 259,556               0.08
Wisconsin                               63               4,059,473               1.32
Wyoming                                  3                 233,802               0.08
                                     -----            ------------             ------

           Total                     3,028            $307,785,257             100.00%
                                     =====            ============             ======

                              LOAN-TO-VALUE RATIOS

    The original loan-to-value ratios as of the origination dates of the Home Equity Loans (based upon either appraisals made at the time of origination or the sales price thereof) (the "Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:

               RANGE OF                                  NUMBER OF                AGGREGATE            % OF AGGREGATE
               ORIGINAL LTV'S                        HOME EQUITY LOANS           LOAN BALANCE           LOAN BALANCE
               --------------                        -----------------           ------------           ------------
               15.01    to    20.00%                            2            $       148,451                  0.05%
               20.01    to    25.00                             3                    207,831                  0.07
               25.01    to    30.00                             6                    296,643                  0.10
               30.01    to    35.00                            13                    589,468                  0.19
               35.01    to    40.00                            18                  1,068,844                  0.35
               40.01    to    45.00                            21                  1,551,516                  0.50
               45.01    to    50.00                            30                  2,586,307                  0.84
               50.01    to    55.00                            44                  3,312,103                  1.08
               55.01    to    60.00                            92                  8,104,557                  2.63
               60.01    to    65.00                           216                 17,255,130                  5.61
               65.01    to    70.00                           387                 34,932,718                 11.35
               70.01    to    75.00                           488                 52,600,803                 17.09
               75.01    to    80.00                           870                 91,592,021                 29.76
               80.01    to    85.00                           444                 48,794,968                 15.85
               85.01    to    90.00                           315                 36,823,993                 11.96
               90.01    to    95.00                             9                  1,086,601                  0.35
               95.01    to   100.00                            70                  6,833,301                  2.22
                                                            -----               ------------                ------

               Total                                        3,028               $307,785,257                100.00%
                                                            =====               ============                ======


                           CUT-OFF DATE COUPON RATES

    The Coupon Rates borne by the Notes relating to the Home Equity Loans as of the Cut-Off Date were distributed as follows:

               RANGE OF                                  NUMBER OF                AGGREGATE            % OF AGGREGATE
               COUPON RATES                          HOME EQUITY LOANS           LOAN BALANCE           LOAN BALANCE
               ------------                          -----------------           ------------           ------------
                7.001    to        8.000%              124               $   17,676,547                 5.74%
                8.001    to        9.000               447                   56,654,666                18.41
                9.001    to       10.000               906                   95,473,833                31.02
               10.001    to       11.000               841                   79,063,954                25.69
               11.001    to       12.000               427                   36,972,360                12.01
               12.001    to       13.000               201                   16,947,843                 5.51
               13.001    to       14.000                57                    3,850,321                 1.25
               14.001    to       15.000                22                    1,044,964                 0.34
               15.001    to       16.000                 1                       31,196                 0.01
               16.001    to       17.000                 2                       69,573                 0.02
                                                    ------                 ------------               ------

               Total                                 3,028                 $307,785,257               100.00%
                                                     =====                 ============               ======

                           CUT-OFF DATE LOAN BALANCES

    The distribution of the outstanding principal amounts of the Home Equity Loans as of the Cut-Off Date was as follows:

            CUT-OFF DATE                                  NUMBER OF                 AGGREGATE             % OF AGGREGATE
            LOAN BALANCES                             HOME EQUITY LOANS            LOAN BALANCE            LOAN BALANCE
            -------------                             -----------------            ------------            ------------
                    Up       to     $ 25,000.00                75                $   1,555,637                   0.51%
             25,000.01       to       50,000.00               504                   19,581,127                   6.36
             50,000.01       to       75,000.00               768                   48,033,585                  15.61
             75,000.01       to      100,000.00               533                   46,464,395                  15.10
            100,000.01       to      125,000.00               388                   43,633,006                  14.18
            125,000.01       to      150,000.00               252                   34,404,460                  11.18
            150,000.01       to      175,000.00               158                   25,428,377                   8.26
            175,000.01       to      200,000.00               106                   19,875,080                   6.46
            200,000.01       to      250,000.00               119                   26,427,239                   8.59
            250,000.01       to      300,000.00                47                   12,851,463                   4.18
            300,000.01       to      350,000.00                39                   12,743,194                   4.14
            350,000.01       to      400,000.00                19                    7,071,905                   2.30
            400,000.01       to      450,000.00                 3                    1,287,722                   0.42
            450,000.01       to      500,000.00                14                    6,731,630                   2.19
            500,000.01       to      550,000.00                 1                      549,356                   0.18
              Over                 $ 550,000.00                 2                    1,147,080                   0.37
                                                            -----                 ------------                 ------

            Total                                           3,028                 $307,785,257                 100.00%
                                                            =====                 ============                 ======


                         TYPES OF MORTGAGED PROPERTIES

    The Properties securing the Home Equity Loans as of the Cut-Off Date were of the property types as follows:

                                                        NUMBER OF                 AGGREGATE            % OF AGGREGATE
               PROPERTY TYPES                       HOME EQUITY LOANS            LOAN BALANCE           LOAN BALANCE
               --------------                       -----------------            ------------           ------------
               Single Family Detached                       2,813                  $289,224,098              93.97%
               Two- to Four-Family                             95                     8,418,283               2.74
               Condominium                                     67                     4,992,469               1.62
               Multi-Family                                    23                     2,562,543               0.83
               Townhouse                                       18                     1,565,274               0.51
               Manufactured Housing                             7                       462,495               0.15
               Planned Unit Development                         5                       560,094               0.18
                                                            -----                  ------------             ------

               Total                                        3,028                  $307,785,257             100.00%
                                                            =====                  ============             ======

                    DISTRIBUTION OF MONTHS SINCE ORIGINATION

    The distribution of the number of months since the date of origination of the Home Equity Loans as of the Cut-Off Date was as follows:

                           NUMBER OF MONTHS           NUMBER OF            AGGREGATE        % OF AGGREGATE
                           SINCE ORIGINATION      HOME EQUITY LOANS       LOAN BALANCE       LOAN BALANCE
                           -----------------      -----------------       ------------       ------------
                           0 to 1                          876         $  82,693,526             26.87%
                           2 to 12                       2,148           224,873,125             73.06
                           13 to 24                          4               218,605              0.07
                                                         -----          ------------            ------

                           Total                         3,028          $307,785,257            100.00%
                                                         =====          ============            ======


                   DISTRIBUTION OF REMAINING TERM TO MATURITY

    The distribution of the number of months remaining to maturity of the Home Equity Loans as of the Cut-Off Date was as follows:


             MONTHS REMAINING                           NUMBER OF                  AGGREGATE            % OF AGGREGATE
             TO MATURITY                            HOME EQUITY LOANS             LOAN BALANCE           LOAN BALANCE
             -----------                            -----------------             ------------           ------------
             Up  to 120                                         1             $       108,361                   0.04%
             121 to 180                                        30                   2,087,914                   0.68
             181 to 240                                         4                     296,931                   0.10
             301 to 360                                     2,993                 305,292,050                  99.19
                                                            -----               -------------                -------

             Total                                          3,028                $307,785,257                 100.00%
                                                            =====                ============                 ======


                                OCCUPANCY STATUS

    The occupancy status of the Properties securing the Home Equity Loans at origination (based on representations by the borrowers) was as follows:

                                                       NUMBER OF                  AGGREGATE             % OF AGGREGATE
             OCCUPANCY STATUS                      HOME EQUITY LOANS             LOAN BALANCE            LOAN BALANCE
             ----------------                      -----------------             ------------            ------------
             Owner Occupied                                2,763                  $ 287,690,825                93.47%
             Investor Owned                                  238                     17,151,430                 5.57
             Vacation/Second Home                             27                      2,943,001                 0.96
                                                          ------                ---------------              -------

             Total                                         3,028                   $307,785,257               100.00%
                                                           =====                   ============               ======

                      DISTRIBUTION OF MAXIMUM COUPON RATES

    The maximum Coupon Rates borne by the Mortgage Notes relating to the Home Equity Loans as of the Cut-Off Date was as follows:


 RANGE OF MAXIMUM                  NUMBER OF                      AGGREGATE            %  OF AGGREGATE
 COUPON RATES                  HOME EQUITY LOANS                LOAN BALANCE             LOAN BALANCE
 ------------                  -----------------                ------------             ------------
  8.001  to 9.000%                      1                      $       47,165               0.02%
  9.001 to 10.000                       1                             100,728               0.03
 10.001 to 11.000                       3                             250,758               0.08
 11.001 to 12.000                       3                             288,284               0.09
 12.001 to 13.000                       9                             855,885               0.28
 13.001 to 14.000                      28                           4,070,013               1.32
 14.001 to 15.000                     256                          34,979,976              11.37
 15.001 to 16.000                     696                          78,530,700              25.51
 16.001 to 17.000                     909                          91,172,120              29.62
 17.001 to 18.000                     618                          57,695,354              18.75
 18.001 to 19.000                     304                          25,300,714               8.22
 19.001 to 20.000                     138                          10,693,999               3.47
 20.001 to 21.000                      36                           2,367,584               0.77
 21.001 to 22.000                      11                             431,071               0.14
 22.001 to 23.000                       1                              86,847               0.03
 23.001 to 24.000                       2                              69,573               0.02
 27.001 to 28.000                       3                             200,601               0.07
 28.001 to 29.000                       1                              63,788               0.02
 29.001 to 30.000                       2                             235,690               0.08
 30.001 to 35.000                       6                             344,407               0.11
                                    -----                        ------------             ------

 Total                              3,028                        $307,785,257             100.00%
                                    =====                        ============             ======


                      DISTRIBUTION OF MINIMUM COUPON RATES

    The minimum Coupon Rates borne by the Mortgage Notes relating to the Home Equity Loans as of the Cut-Off Date was as follows


 Range of Minimum                    NUMBER OF                AGGREGATE                  %  OF AGGREGATE
 Coupon Rates                    HOME EQUITY LOANS          LOAN BALANCE                   LOAN BALANCE
 ------------                    -----------------          ------------                   ------------
  5.001 to   6.000%                    9                    $  1,113,485                        0.36%
  6.001 to   7.000                   121                      14,946,489                        4.86
  7.001 to   8.000                   177                      21,983,599                        7.14
  8.001 to   9.000                   421                      52,310,800                       17.00
  9.001 to  10.000                   774                      80,397,309                       26.12
 10.001 to  11.000                   810                      77,203,448                       25.08
 11.001 to  12.000                   419                      36,909,844                       11.99
 12.001 to  13.000                   209                      17,218,680                        5.59
 13.001 to  14.000                    59                       4,213,534                        1.37
 14.001 to  15.000                    25                       1,275,088                        0.41
 15.001 to  16.000                     1                          31,196                        0.01
 16.001 to  17.000                     3                         181,784                        0.06
                                   -----                    ------------                      ------

 Total                             3,028                    $307,785,257                      100.00%
                                   =====                    ============                      ======

                            DISTRIBUTION OF MARGINS

    Six-Month LIBOR Loans. The margins borne by the Mortgage Notes relating to the Six-Month LIBOR Loans as of the Cut-Off Date was as follows:


                                     NUMBER OF                   AGGREGATE               %  OF AGGREGATE
 RANGE OF MARGINS                HOME EQUITY LOANS             LOAN BALANCE                LOAN BALANCE
 ----------------                -----------------             ------------                ------------
 2.001 to   3.000%                          1               $       108,752                     0.04%
 3.001 to   4.000                          10                       850,848                     0.28
 4.001 to   5.000                          87                     9,700,355                     3.15
 5.001 to   6.000                         646                    70,660,827                    22.96
 6.001 to   7.000                       1,192                   127,668,894                    41.48
 7.001 to   8.000                         589                    51,430,537                    16.71
 8.001 to   9.000                         220                    18,353,499                     5.96
 9.001 to  10.000                          85                     7,291,248                     2.37
10.001 to  11.000                          76                     8,645,831                     2.81
11.001 to  12.000                          54                     5,670,083                     1.84
12.001 to  13.000                          27                     2,326,641                     0.76
13.001 to  14.000                           7                       613,733                     0.20
14.001 to  15.000                           1                        58,487                     0.02
                                        -----                  ------------                    -----

 Subtotal                               2,995                  $303,379,734                    98.57%
                                        =====                  ============                    =====



    CMT Loans. The margins borne by the Mortgage Notes relating to the CMT Loans as of the Cut-Off Date was as follows:



                                     NUMBER OF                   AGGREGATE               %  OF AGGREGATE
 RANGE OF MARGINS                HOME EQUITY LOANS             LOAN BALANCE                LOAN BALANCE
 ----------------                -----------------             ------------                ------------
   5.001 to   6.000%                 11                      $    1,760,167                    0.57%
   6.001 to   7.000                  10                           1,063,494                    0.35
   7.001 to   8.000                  12                           1,581,861                    0.51
                                  -----                     ---------------                  -----

 Subtotal                            33                          $4,405,522                    1.43%
                                     ==                          ==========                    ====

 Total                            3,028                        $307,785,257                  100.00%
                                  =====                        ============                  ======

                    DISTRIBUTION OF NEXT COUPON RATE CHANGE

    Six-Month LIBOR Loans. The month of the next Coupon Rate change for each of the Mortgage Notes relating to the Six-Month LIBOR Loans as of the Cut-Off Date was as follows:

                    MONTH OF NEXT                             NUMBER OF                 AGGREGATE            % OF AGGREGATE
                    COUPON RATE CHANGE                    HOME EQUITY LOANS           LOAN BALANCE            LOAN BALANCE
                    ------------------                    -----------------           ------------            ------------
                    December 1997                                   2               $       325,309                 0.11%
                    January 1998                                   96                    10,680,014                 3.47
                    February 1998                                 121                    13,993,329                 4.55
                    March 1998                                     67                     6,432,179                 2.09
                    April 1998                                    173                    16,322,965                 5.30
                    May 1998                                      165                    13,149,325                 4.27
                    June 1998                                      60                     8,165,919                 2.65
                    July 1998                                       7                       848,437                 0.28
                    August 1998                                     3                       581,064                 0.19
                    September 1998                                  2                        82,485                 0.03
                    October 1998                                    4                       208,163                 0.07
                    November 1998                                   1                       199,593                 0.06
                    December 1998                                   1                        71,076                 0.02
                    January 1999                                    3                       203,884                 0.07
                    February 1999                                   2                       202,927                 0.07
                    March 1999                                      2                       433,544                 0.14
                    April 1999                                     14                     1,925,056                 0.63
                    May 1999                                       21                     2,535,810                 0.82
                    June 1999                                     102                    11,268,379                 3.66
                    July 1999                                     185                    18,514,579                 6.02
                    August 1999                                   520                    51,322,522                16.67
                    September 1999                                242                    24,379,805                 7.92
                    October 1999                                  511                    51,766,811                16.82
                    November 1999                                 456                    44,988,464                14.62
                    December 1999                                  46                     4,294,758                 1.40
                    January 2000                                    5                       395,350                 0.13
                    April 2000                                      1                       192,492                 0.06
                    May 2000                                        4                       638,922                 0.21
                    June 2000                                       6                       570,878                 0.19
                    July 2000                                      13                     1,522,957                 0.49
                    August 2000                                    51                     6,001,021                 1.95
                    September 2000                                 60                     6,445,232                 2.09
                    October 2000                                   43                     4,158,029                 1.35
                    November 2000                                   6                       558,457                 0.18
                                                             --------               ---------------               ------

                    Subtotal                                    2,995                  $303,379,734                98.57%
                                                                =====                  ============                =====

    CMT Loans. The month of the next Coupon Rate change for each of the Mortgage Notes relating to the CMT Loans as of the Cut-Off Date was as follows:

               MONTH OF NEXT                            NUMBER OF                 AGGREGATE            % OF AGGREGATE
               COUPON RATE CHANGE                   HOME EQUITY LOANS            LOAN BALANCE           LOAN BALANCE
               ------------------                   -----------------            ------------           ------------
               March 1998                                      1                 $     79,905                 0.03%
               April 1998                                      3                      558,641                 0.18
               May 1998                                        6                      754,261                 0.25
               June 1998                                       9                    1,438,855                 0.47
               July 1998                                      12                    1,370,027                 0.45
               August 1998                                     1                      115,730                 0.04
               October 1998                                    1                       88,103                 0.03
                                                             ---                   ----------                -----

               Subtotal                                       33                   $4,405,522                 1.43%
                                                              ==                   ==========                 ====

               Total                                       3,028                 $307,785,257               100.00%
                                                           =====                 ============               ======


INTEREST PAYMENTS ON THE HOME EQUITY LOANS

    All of the Home Equity Loans provide that interest is charged to the obligor (the "Mortgagor") thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Home Equity Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.


                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Notes will relate to the rate of payment of principal of the Home Equity Loans, including, for this purpose, Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Seller. The Home Equity Loans may be prepaid by the related Mortgagors, in whole or in part, at any time. However, approximately 55.80% of the Home Equity Loans (by Loan Balance) require the payment of a fee in connection with certain prepayments. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

    Adjustable rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate home equity loan to "lock in" a lower fixed interest rate. In addition, the fact that a substantial majority of the Six-Month LIBOR Loans and the CMT Loans do not adjust for substantial period of time may affect the prepayment experience on such loans. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

    In addition to the foregoing factors affecting the weighted average life of the Notes, the overcollateralization provisions of the transaction result in an additional reduction of the Note Principal Balance relative to the amortization of the Home Equity Loans in early months of the transaction. This creates overcollateralization which results from the excess of the aggregate Loan Balance of the Home Equity Loans over the Note Principal Balance.

PREPAYMENT AND YIELD SCENARIOS FOR THE NOTES

    As indicated above, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date), the yield to maturity on a Note will be affected by the rate of the payment of principal of the Home Equity Loans. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

    The Final Payment Date for the Notes is December 20, 2028. This date is the Payment Date in the twelfth month after the date on which the initial Note Principal Balance as of the Closing Date would be reduced to zero, assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal and interest on the Home Equity Loans are timely received and that the overcollateralization mechanics of the transaction are not used to make accelerated payments of principal to the Owners of the Notes. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the actual final Payment Date with respect to the Notes could occur significantly earlier than the Final Payment Date because (i) Prepayments are likely to occur and (ii) the Majority Residualholders may cause a redemption of the Notes on or after the Redemption Date.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default). Prepayments on home equity loans are commonly measured relative to a prepayment standard or model.

    The model used in this Prospectus Supplement is the constant prepayment rate ("CPR") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of the Notes to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

    Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Note Principal Balance outstanding and weighted average life of the Notes set forth in the tables. In addition, since the actual Home Equity Loans have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the Notes may be made earlier or later than as indicated in the tables.

    For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans consist of pools of loans having the approximate characteristics as set forth in the "Representative Loan Pools" table below, (ii) the Closing Date for the Notes occurs on December 30, 1997, (iii) payments on the Notes are made on the 20th day of each month regardless of the day on which the Payment Date actually occurs, commencing in January 1998 in accordance with the priorities described herein, (iv) the difference between the gross Coupon Rate and the net Coupon Rate is equal to the Servicing Fee and the net Coupon Rate is further reduced by the Trust Fees and Expenses, (v) the Home Equity Loans' prepayment rates occur at the CPR rates set forth in the table, (vi) prepayments include 30 days' interest thereon, (vii) all of the Home Equity Loans are sold to the Issuer for inclusion in the Trust Estate as of the Closing Date; (viii) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of the Remittance Period (with no defaults), (ix) the level of Six-Month LIBOR remains constant at 5.90625%, (x) the level of One-Month LIBOR remains constant at 5.96875%, (xi) the level of 1 year CMT remains constant at 5.51%, (xii) the Coupon Rate for each Home Equity Loan is adjusted on its next rate change date (and on subsequent rate change dates, if necessary) to equal the sum of (a) the applicable index and (b) the respective gross margin (subject to applicable interest rate caps and floors), (xiii) the overcollateralization levels are set as specified in the Sale and Servicing Agreement and (xiv) the optional redemption is exercised.

                           REPRESENTATIVE LOAN POOLS

SIX-MONTH LIBOR LOANS




                                                              Months
                                      Gross         Net         to       Rate                   Initial
  Pool              Loan              Coupon       Coupon      Rate      Reset                  Periodic     Periodic
 Number            Balance             Rate         Rate      Change   Frequency     Margin     Rate Cap       Cap
---------------------------------------------------------------------------------------------------------------------
    1           $18,295,588.07        10.376%       9.876%      33         6         8.973%      3.017%       1.060%
    2            37,002,424.32        10.193        9.693       17         6         6.508       2.968        1.107
    3            43,071,579.49         9.661        9.161       20         6         6.463       5.580        1.042
    4            70,114,419.19        10.145        9.645       22         6         7.273       2.491        1.167
    5            63,614,249.77         9.995        9.495       23         6         6.947       2.713        1.167
    6            27,941,594.85         9.792        9.292        2         6         6.469       1.172        1.026
    7            43,339,878.66        10.229        9.729        7         6         6.598       1.316        1.160

                                      Original        Weighted
          Maximum       Minimum        Term of         Average
          Coupon        Coupon      Amortization       Maturity
           Rate          Rate       (in months)       (in months)
       -----------------------------------------------------------
          17.046%       10.203%         360             357
          16.729         8.880          354             349
          16.127         9.550          359             355
          16.806        10.065          359             357
          16.658         9.892          360             359
          16.470         9.751          358             354
          16.431         9.918          358             355

CMT LOANS (ANNUAL RESET)


                                                       Months to    Rate                Initial                 Maximum
   Pool        Loan           Gross         Net          Rate       Reset               Periodic     Periodic    Coupon
  Number      Balance      Coupon Rate   Coupon Rate    Change    Frequency   Margin    Rate Cap       Cap        Rate
----------------------------------------------------------------------------------------------------------------------------
    8      $4,405,522.24      9.728%       9.228%         6           12      6.500%     2.091%       1.962%     15.687%


              Original       Weighted
 Minimum      Term of        Average
  Coupon    Amortization     Maturity
   Rate      (in months)    (in months)
---------------------------------------
  9.593%         360            354

    The following table sets forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 15%, 20%, 25%, 30% and 40% of the CPR (as defined above).


                PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE(1)

               Payment Date              0%            15%            20%            25%            30%            40%
                                         --            ---            ---            ---            ---            ---
               Initial                  100            100            100            100            100            100
               12/20/1998                96             81             76             71             67             57
               12/20/1999                95             68             60             52             45             32
               12/20/2000                95             57             47             38             31             20
               12/20/2001                94             47             37             29             22             12
               12/20/2002                94             40             30             21             15              0
               12/20/2003                93             34             23             16             11              0
               12/20/2004                92             29             19             12              0              0
               12/20/2005                92             24             15              0              0              0
               12/20/2006                91             20             12              0              0              0
               12/20/2007                90             17              9              0              0              0
               12/20/2008                89             14              0              0              0              0
               12/20/2009                87             12              0              0              0              0
               12/20/2010                86             10              0              0              0              0
               12/20/2011                84              0              0              0              0              0
               12/20/2012                82              0              0              0              0              0
               12/20/2013                80              0              0              0              0              0
               12/20/2014                78              0              0              0              0              0
               12/20/2015                75              0              0              0              0              0
               12/20/2016                72              0              0              0              0              0
               12/20/2017                68              0              0              0              0              0
               12/20/2018                64              0              0              0              0              0
               12/20/2019                60              0              0              0              0              0
               12/20/2020                54              0              0              0              0              0
               12/20/2021                48              0              0              0              0              0
               12/20/2022                42              0              0              0              0              0
               12/20/2023                35              0              0              0              0              0
               12/20/2024                27              0              0              0              0              0
               12/20/2025                18              0              0              0              0              0
               12/20/2026                 0              0              0              0              0              0


               Weighted
               Average                21.35           5.02           3.72           2.92           2.37           1.66
               Life
               (Years)(2)



--------------------
(1) The percentages in the above table have been rounded to the nearest whole number.

(2) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing by the initial Note Principal Balance and rounding to two decimal places.

                             ADDITIONAL INFORMATION

    The description in this Prospectus Supplement of the Home Equity Loans and the Properties is based upon the Home Equity Loans as constituted at the close of business on the Cut-Off Date. Prior to the issuance of the Notes, Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Sale and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Home Equity Loans may be included in the pool prior to the issuance of the Notes.

    A current report on Form 8-K will be available to purchasers of the Notes and will be filed, and incorporated by reference to the Registration Statement together with the Indenture, the Trust Agreement and the Sale and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event Home Equity Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Issuer will issue the Notes pursuant to the Indenture. The Issuer will also issue the Residual Interest pursuant to the Trust Agreement, which represents the residual interest in the Trust Estate. The summaries of certain provisions of the Indenture, the Sale and Servicing Agreement and the Trust Agreement (collectively, the "Agreements") set forth below, under the caption "Administration" herein and under the caption "The Indenture" in the Prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Agreements, prospective investors in the Notes are advised to review the Agreements, a copy of each of which the Depositor will provide (without exhibits) without charge upon written request addressed to the Depositor.

    The Notes will be secured by the Trust Estate created by the Indenture.
The Notes represent non-recourse obligations of the Issuer and proceeds of the assets in the Trust Estate will be the sole source of payments of the Notes. The Notes will not represent an interest in or obligation of the Depositor, the Servicer, the Note Insurer, the Owner Trustee, the Indenture Trustee, the Underwriters, any of their respective affiliates or any other entity.

PAYMENT DATES

    On each Payment Date, the Owners of the Notes will be entitled to receive, from amounts then on deposit in a trust account established and maintained by the Indenture Trustee in accordance with the Sale and Servicing Agreement (the "Note Account") and until the Note Principal Balance is reduced to zero, the aggregate payment amount as of such Payment Date as described below. Payments will be made in immediately available funds to Owners of Notes by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Indenture Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Indenture Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" and "Description of the Securities--Book Entry Registration" in the Prospectus and "Description of the Notes--Book Entry Registration of the Notes" herein.

    The Indenture will provide that an Owner, upon receiving the final payment on such Owner's Notes, will be required to send such Note to the Indenture Trustee. The Indenture additionally will provide that, in any event, any Note as to which the final payment thereon has been made shall be deemed canceled for all purposes of the Indenture and the Note Insurance Policy.

    Each Owner of record of the Notes will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date. The "Percentage Interest" as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Note as of the Cut-Off Date by the Note Principal Balance as of the Cut-Off Date.

PAYMENTS

    Upon receipt, the Indenture Trustee will be required to deposit into the Note Account, (i) any Insured Payments, (ii) the proceeds of any liquidation of the assets of the Trust Estate and (iii) all remittances made to the Indenture Trustee by the Servicer.

    On each Payment Date, the Indenture Trustee is required to make the following payments and transfers from monies then on deposit in the Note Account as specified below in the following order of priority of each such transfer and payment:

    (i) first, on each Payment Date from amounts then on deposit in the Note Account the Indenture Trustee shall distribute (A) to itself, the Indenture Trustee Fee and the Indenture Trustee Reimbursable Expenses, (B) to the Owner Trustee, the Owner Trustee Fee and (C) provided that no Note Insurer Default has occurred and is continuing, the Premium Amount for such Payment Date to the Note Insurer;

    (ii) second, on each Payment Date, the Indenture Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread as defined herein with respect to such Payment Date plus (y) any Overcollateralization Reduction Amount with respect to such Payment Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Payment Date) in the following order of priority:

           (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Principal Distribution Amount (excluding any Overcollateralization Increase Amount) pursuant to clause (iv)(C) below in an amount equal to the amount, if any, by which (x) the Principal Distribution Amount (excluding any Overcollateralization Increase Amount) exceeds (y) the Available Funds for such Payment Date (net of the related Current Interest and the Trust Fees and Expenses) (the amount of such difference being an "Available Funds Shortfall"); and

           (B) second, any portion of the Total Monthly Excess Cashflow remaining after the allocation described in clause (A) above shall be paid to the Note Insurer in respect of amounts owed on account of any Reimbursement Amount (as defined in the Sale and Servicing Agreement) owed to the Note Insurer;

    (iii) third, the amount, if any, of the Total Monthly Excess Cashflow on a Payment Date remaining after the allocations and payments described in clause (ii) above is the "Net Monthly Excess Cashflow" with respect to such Payment Date and is required to be applied in the following order or priority:

           (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the payment of an Overcollateralization Increase Amount to the Owners of the Notes pursuant to clause
               (iv)(C) below, any Overcollateralization Deficiency Amount (as defined in the Sale and Servicing Agreement) as of such Payment Date;

           (B) second, any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to pay any Available Funds Cap Carry Forward Amount to the Owners of the Notes; and

           (C) third, any Net Monthly Excess Cashflow remaining after the applications and payments described in clauses (A) and (B) above shall be paid to the Servicer to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances;

    (iv) fourth, following the making by the Indenture Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment) then on deposit in the Note Account, the Indenture Trustee shall distribute:

           (A) (x) to the Note Insurer, the amounts described in clause (ii)(B) above and (y) to the Servicer the amounts described in clause
               (iii)(C) above;

           (B) to the Owners of the Notes, the Current Interest (including the proceeds of any Insured Payments made by the Note Insurer) on a pro rata basis without any priority among the Notes;

           (C) to the Owners of the Notes, the Principal Distribution Amount until the Note Principal Balance is reduced to zero;

           (D) to the Indenture Trustee, as reimbursement of expenses of the Indenture Trustee not reimbursed pursuant to (i) above and incurred in connection with duties and obligations under the Indenture; and

    (v) fifth, following the making by the Indenture Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Note Account, the Indenture Trustee shall distribute to the holders of the Residual Interest, the remaining distributable amounts as specified in the Sale and Servicing Agreement, for such Payment Date.

    "Available Funds" as to each Payment Date is the amount on deposit in the Note Account on such Payment Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments to be made on such Payment Date and inclusive of any investment earnings on eligible investments therein).

    "Total Available Funds" as to each Payment Date is the sum of (x) the amount on deposit in the Note Account on such Payment Date (net of Total Monthly Excess Cashflow) on such Payment Date and (y) any amounts of Total Monthly Excess Cashflow to be applied on such Payment Date (disregarding the amount of any Insured Payment to be made on such Payment Date).

    The Indenture Trustee or Paying Agent (as defined in the Indenture) shall
(i) receive as attorney-in-fact of each Owner of Notes any Insured Payment from the Note Insurer and deposit such amounts into the Note Account and (ii) disburse the same to each Owner of Notes. The Sale and Servicing Agreement will provide that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Owners of such Notes, the Note Insurer will be subrogated to the rights of such Owners of Notes with respect to such Insured Payments and shall receive reimbursement for such Insured Payment as provided in the Sale and Servicing Agreement, but only from the sources and in the manner provided in the Sale and Servicing Agreement, such subrogation and reimbursement to have no effect on the Note Insurer's obligations under the Note Insurance Policy.

    Each Owner of a Note will be required promptly to notify the Indenture Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Indenture Trustee.

CALCULATION OF ONE-MONTH LIBOR

    On each LIBOR Determination Date (as defined below), the Indenture Trustee will determine LIBOR for the next Accrual Period for the Notes.

    "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to one month. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to one month.

    "LIBOR Determination Date" means, with respect to any Accrual Period, the second London business day preceding the commencement of such Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

    "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

BOOK ENTRY REGISTRATION OF THE NOTES

    The Notes will originally be issued as book-entry notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in such Book-Entry Notes ("Beneficial Owners") may elect to hold their Book-Entry Notes directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such system ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Notes will be issued in one or more Notes which in the aggregate equal the principal balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing principal amounts of $1,000 and multiples of $1 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Owner" of such Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Agreements. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel and Euroclear, as appropriate).

    Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Notes from the Indenture Trustee through DTC and DTC Participants. While such Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Notes and is required to receive and transmit distributions of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

    Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

    Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures,

DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

    Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

    Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

    Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

    Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Distributions with respect to Book-Entry Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

    Monthly and annual reports on the Issuer provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

    DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on
its behalf through DTC.   DTC may take actions, at the direction of the related
Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

    Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Notes and the Depositor or the Indenture Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Owners under the Indenture.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF RIGHTS

    An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Notes, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of such Notes without compliance with the provisions of the Indenture described above.

                                THE NOTE INSURER

    The information set forth in this section has been provided by the Note Insurer. No representation is made by the Underwriters, the Issuer, the Seller, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information or any information related to the
Note Insurer incorporated by reference herein.

    The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Insurance Policy, will unconditionally and irrevocably guarantee to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Note Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Note Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Note Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

    Notwithstanding the foregoing paragraph, the Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

    The Note Insurer will pay any Insured Payment that is a Preference Amount no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Preference Amount is due or the third Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of
(i) a certified copy of the order requiring the return of such preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

    The Note Insurer will pay any other amount payable under the Note Insurance Policy no later than 12:00 noon New York City time, on the later of the Payment Date on which the Insured Payment is due or the second Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

    Insured Payments due under the Note Insurance Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

    The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

    As used in the Note Insurance Policy, the following terms shall have the following meanings:

           "Agreement" means the Sale and Servicing Agreement dated as of December 1, 1997 among IMC Securities, Inc., as Depositor, IMC Mortgage Company, as Seller and Servicer, IMC Home Equity Loan Owner Trust 1997-8, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee, without regard to any amendment or supplement thereto, unless the Note Insurer shall have consented in writing thereto.

           "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Tampa, Florida, the city in which the corporate trust office of the Indenture Trustee under the Indenture is located or the city in which the principal office of the Note Insurer is located are authorized or obligated by law or executive order to close.

           "Insured Payment" means for any Payment Date, the excess, if any, of
    (i) the sum of (a) the Current Interest, (b) the Overcollateralization Deficit and (c) the Preference Amount (without duplication) over (ii) the Total Available Funds (after any deduction for the Trust Fees and Expenses and after taking into account the portion of the Principal Distribution Amount to be actually paid on such Payment Date without regard to any related Insured Payment to be made with respect to such Payment Date). Insured Payments do not include the payment of any Available Funds Cap Carry Forward Amounts.

           "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Note Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

           "Owner" means each Owner (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Note to payment thereunder.

           "Preference Amount" means any amount previously distributed to an Owner on a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

    Capitalized terms used in the Note Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of the Note Insurance Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Note Insurer.

    Any notice under the Note Insurance Policy or service of process on the Fiscal Agent of the Note Insurer may be made at the address listed below for the Fiscal Agent of the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

    The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

    The Note Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

    THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

    The Note Insurance Policy is not cancelable for any reason. The premium on the Note Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

    The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentration of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    On November 14, 1997, MBIA Inc. announced the signing of a definitive agreement to merge with CapMAC Holdings Inc. ("CHI"), the parent company of Capital Markets Assurance Corporation ("CapMAC"), in a stock-for-stock transaction valued at $607 million. The announcement also stated that all outstanding policies issued by CapMAC will be backed by the full financial resources of MBIA Inc., and that the agreement is subject to regulatory approvals and approval by CHI shareholders.

    The consolidated financial statements of the Note Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the 1996 Annual Report on Form 10-K of MBIA Inc. and the consolidated financial statements of the Note Insurer and its subsidiaries as of September 30, 1997 and for the nine month periods ended September 30, 1997 and September 30, 1996, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

    All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                                  SAP
                                                          ------------------------   -----------------------
                                                             DECEMBER 31,                 SEPTEMBER 30,
                                                                 1996                          1997
                                                                 ----                          ----
                                                               (Audited)                   (Unaudited)
                                                                           (In millions)
                         Admitted Assets                         $4,476                       $5,165
                         Liabilities                              3,009                        3,457
                         Capital and Surplus                      1,467                        1,708

                                                                                GAAP
                                                        ------------------------    -------------------------
                                                             DECEMBER 31,                  SEPTEMBER 30
                                                                 1996                          1997
                                                                 ----                          ----
                                                               (Audited)                   (Unaudited)
                                                                           (In millions)
                         Assets                                  $5,066                       $5,819
                         Liabilities                              2,262                        2,594
                         Shareholder's Equity                     2,804                        3,225

                              ____________________

    Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Note Insurer is (914) 273-4545.

    The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Note Insurance Policy and Note Insurer set forth under the heading "The Note Insurer" herein. Additionally, the Note Insurer makes no representations regarding the Notes or the advisability of investing in the Notes.

    Moody's rates the claims paying ability of the Note Insurer "Aaa".

    Standard & Poor's rates the claims paying ability of the Note Insurer
"AAA".

    Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Note Insurer "AAA".

    Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the Notes and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

                               CREDIT ENHANCEMENT

NOTE INSURANCE POLICY

    See "The Note Insurer" herein for a description of the Note Insurance
Policy.

OVERCOLLATERALIZATION PROVISIONS

    Overcollateralization Resulting from Cash Flow Structure. The Sale and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow be applied on such Payment Date as an accelerated payment of principal on the Notes, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (i) the excess, if any of (x) the interest which is collected on the Home Equity Loans during a Remittance Period (net of the Servicing Fee and of certain miscellaneous administrative amounts) plus any Delinquency Advances and Compensating Interest over (y) the sum of the Current Interest and the Trust Fees and Expenses (the difference between (x) and (y) is the "Total Monthly Excess Spread"), over (ii) the portion of the Total Monthly Excess Cashflow that is used to cover shortfalls in Available Funds on such Payment Date or used to reimburse the Note Insurer.

    The application of Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Notes relative to the amortization of the Home Equity Loans. To the extent that any Net Monthly Excess Cashflow is not so used, the Sale and Servicing Agreement provides that it will be used to reimburse the Owners of the Notes with respect to any Available Funds Cap Carry Forward Amount and then to reimburse the Servicer with respect to any amounts owing to it, and, thereafter, paid to the Owners of the Residual Interest.

    Pursuant to the Sale and Servicing Agreement, Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Notes until the Overcollateralization Amount has increased to the level required. "Overcollateralization Amount" means, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period over (y) the aggregate Note Principal Balance as of such Payment Date (after taking into account the payment of the Principal Distribution Amount (except for any Overcollateralization Reduction Amount or Overcollateralization Increase Amount) on such Payment Date). Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is an "Overcollateralization Increase Amount." The required level of the Overcollateralization Amount with respect to a Payment Date is the "Specified Overcollateralization Amount." The Sale and Servicing Agreement generally provides that the Specified Overcollateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers including triggers that allow the related Specified Overcollateralization Amount to decrease or "step down" based on the performance on the Home Equity Loans with respect to certain tests specified in the Sale and Servicing Agreement based on delinquency rates and cumulative losses. In addition, Net Monthly Excess Cashflow will be applied to the payment in reduction of principal of the Notes during the period that the Home Equity Loans are unable to meet certain tests specified in the Sale and Servicing Agreement based on delinquency rates and cumulative losses.

    In the event that the Specified Overcollateralization Amount is permitted to decrease or "step down" on a Payment Date in the future, the Sale and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall be distributed to the Owners of the Residual Interest over the period specified in the Sale and Servicing Agreement. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Home Equity Loans and of reducing the Overcollateralization Amount. With respect to any Payment Date, the excess, if any, of (x) the Overcollateralization Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of the Overcollateralization Reduction Amount as described in this sentence) over (y) the Specified Overcollateralization Amount is the "Excess Overcollateralization Amount" for such Payment Date. If, on any Payment Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall instead be distributed to the Owners of the Residual Interest (to the extent available therefor) in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and
(y) the amount available for distribution on account of principal with respect to the Notes on such Payment Date; such amount being the "Overcollateralization Reduction Amount" with respect to the related Payment Date.

    The Sale and Servicing Agreement provides generally that, on any Payment Date all amounts collected on account of principal (other than any such amount applied to the payment of an Overcollateralization Reduction Amount) during the prior Remittance Period will be distributed to the Owners of the Notes on such Payment Date. If any Home Equity Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Realized Loss."
In addition, the Sale and Servicing Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Sale and

Servicing Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Owners of the Notes on the Payment Date which immediately follows the event of loss; i.e., the Sale and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount, which to the extent that such reduction causes the Overcollateralization Amount to be less than the related Specified Overcollateralization Amount applicable to the related Payment Date, will require the payment of an Overcollateralization Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Overcollateralization Amount equals the Specified Overcollateralization Amount).

    Overcollateralization and the Note Insurance Policy. The Sale and Servicing Agreement defines a "Overcollateralization Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the Note Principal Balance with respect to such Payment Date, after taking into account all distributions to be made on such Payment Date (without regard to any Insured Payment to be made on such Payment Date and except for any Overcollateralization Deficit), exceeds (y) the aggregate Loan Balances of the Home Equity Loans as of the close of business on the last day of the prior Remittance Period. The Sale and Servicing Agreement requires the Indenture Trustee to make a claim for an Insured Payment under the Note Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the Notes on such Payment Date. The Note Insurance Policy is thus similar to the overcollateralization provisions described above insofar as the
Note Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Notes. Investors in the Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Owners of the Notes depends in part on the ability of the Note Insurer to satisfy its obligations under the Note Insurance Policy. In that respect and to the extent that the Note Insurer satisfies such obligations, the Owners of the Notes are insulated from shortfalls in Available Funds that may arise.

                                 ADMINISTRATION


    In addition to the provisions of the Agreements summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Agreements.

COVENANT OF THE SELLER TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE HOME EQUITY LOANS IN CERTAIN SITUATIONS

    Pursuant to the Sale and Servicing Agreement, upon the discovery by the Depositor, the Seller, the Note Insurer, any Sub-Servicer, any Owner, the Custodian or the Indenture Trustee that the representations and warranties set forth therein or in the Loan Sale Agreement dated as of December 1, 1997 between the Seller and the Depositor are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the
Note Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

    Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or the Note Insurer, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on or prior to the second Monthly Remittance Date next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a "Qualified Replacement Mortgage" (as such is defined in the Sale and Servicing Agreement) and deliver an amount equal to the excess, if any, of the Loan Balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan plus interest (the "Substitution Amount") to the Indenture Trustee on behalf of the Issuer as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or
(ii) purchase such Home Equity Loan from the Issuer at a purchase price equal to the Loan Purchase Price (as defined below) thereof. The Seller shall also deliver an Officer's Certificate to the Indenture Trustee and the Note Insurer concurrently with the delivery of a Qualified Replacement Mortgage stating that such Home Equity Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. The obligation of the Seller to so substitute or repurchase any Home Equity Loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Indenture Trustee.

    "Loan Purchase Price" means an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan,
(ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that such reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

ASSIGNMENT OF HOME EQUITY LOANS

    The Seller on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Issuer all its respective right, title and interest in and to each Home Equity Loan and all its respective right, title and interest in and to principal and interest due on each such Home Equity Loan after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal (including Prepayments received on or before the Cut-Off Date) and interest due on each Home Equity Loan on or prior to the Cut-Off Date (whether or not received on or prior to the Cut-Off Date). The Issuer will pledge each Home Equity Loan to the Indenture Trustee for the benefit of the Owners of the Notes and the Note Insurer pursuant to the Indenture.

    In connection with the transfer and assignment of the Home Equity Loans on the Closing Date, the Seller will be required to:

           (i) deliver without recourse to BankBoston, N.A. (the "Custodian") on behalf of the Indenture Trustee on the Closing Date with respect to each Home Equity Loan identified in the Schedule of Home Equity Loans (A) the original Mortgage Notes, endorsed in blank or to the order of the "The Chase Manhattan Bank, as Indenture Trustee for the IMC Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1997-8", (B) (1) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or
    (2) the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Indenture Trustee, if any, including warehousing assignments, if recorded,
    (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to the Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing agent or the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office;

            (ii) cause, within 60 days following the Closing Date, assignments of the Mortgages to "The Chase Manhattan Bank, as Indenture Trustee for the IMC Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1997-8" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not yet been received from the recording office until such information is received; provided, further, that the Seller shall not be required to record an assignment of a Mortgage (except upon the occurrence of certain triggers specified in the Sale and Servicing Agreement) if the Seller furnishes to the Indenture Trustee, the Note Insurer and the Rating Agencies, on or before the Closing Date at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Indenture Trustee's interests in the Home Equity Loans (in form satisfactory to the Indenture Trustee, the Note Insurer and the Rating Agencies); and

           (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Indenture Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the Closing Date).

    The Indenture Trustee will agree, for the benefit of the Owners, to cause the Custodian to review each File within 45 days after the Closing Date (or the date of receipt of any documents delivered to the Indenture Trustee after the Closing Date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

    If the Custodian on behalf of the Indenture Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian on behalf of the Indenture Trustee will be required to promptly notify the Depositor, the Seller, the Owners and the Note Insurer. The Seller will agree to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Indenture Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Indenture Trustee on behalf of the Owners of the Notes as part of the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Indenture Trustee along with the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date.

    In addition to the foregoing, the Custodian on behalf of the Indenture Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Indenture Trustee and the Servicer shall monitor no less frequently than monthly the then current status of exceptions, until all such exceptions have been eliminated.

SERVICING AND SUB-SERVICING

    The Servicer is required to service the Home Equity Loans in accordance with the Sale and Servicing Agreement, the terms of the respective Home Equity Loans, and the servicing standards set forth in Fannie Mae's Servicing Guide (the "Fannie Mae Guide"); provided, however, that to the extent such standards, such obligations or the Fannie Mae Guide is amended by Fannie Mae after the date of the Sale and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment in accordance with the servicing standards set forth in the Indenture.

    The Servicer may retain from the interest portion of each monthly payment, the Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees and bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account.

    The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the Sale and Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those described in the Fannie Mae Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

    The Servicer is required to create, or cause to be created, in the name of the Indenture Trustee, at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the Indenture). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

    The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal and interest due on the Home Equity Loans after the Cut-Off Date, including any Prepayments received after the Cut-Off Date, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (a) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (b) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation and (c) any Realized Losses during the related Remittance Period,
(ii) principal (including Prepayments) collected and interest due on the Home Equity Loans on or prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances, and (iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Mortgage Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

    The Servicer may make withdrawals for its own account from the Principal and Interest Account in the following order and only for the following purposes:

           (i)   on each Monthly Remittance Date, to pay itself the Servicing
                 Fee;

           (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

           (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

           (iv) to reimburse itself for unrecovered Delinquency Advances and for any excess interest collected from a Mortgagor; and

           (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

    The Servicer will remit to the Indenture Trustee for deposit in the Note Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related repurchase or substitution, as the case may be.

    On each Monthly Remittance Date, the Servicer shall be required to remit to the Indenture Trustee for deposit to the Note Account out of the Servicer's own funds any Delinquent payment of interest with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Home Equity Loan that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made (such amount to be replaced on future dates to the extent necessary) or from the Note Account out of Net Monthly Excess Cashflow.

    Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Sale and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Indenture Trustee and the Note Insurer.

    The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances". The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or from certain amounts on deposit in the Note Account as provided in the Sale and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

    A full month's interest at the related Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a prepayment in full of a Home Equity Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the related Coupon Rate that would be due on the related due date for such Home Equity Loan (such difference, the "Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Indenture Trustee on such Monthly Remittance Date. The Servicer shall not be entitled to reimbursement for amounts paid as Compensating Interest.

    In accordance with the terms of the Sale and Servicing Agreement, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

    The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 23 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

    The Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

    The Servicer will have the right under the Sale and Servicing Agreement (upon receiving the consent of the Note Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations thereof and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (a) the provisions of the related Mortgage Note and Mortgage have been complied with;
(b) the loan-to-value ratio and debt-to-income ratio after any release do not exceed the loan-to-value ratio and debt-to-income ratio, respectively, of such Mortgage Note on the Cut-Off Date provided that the loan-to-value ratio shall be permitted to be increased by an amount not to exceed 5% unless approved by the Note Insurer; and (c) the lien priority of the related Mortgage is not affected.

    The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the Remittance Period related to the Final Payment Date. Notwithstanding anything set forth in the Sale and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

    The Servicer shall provide written notice to the Indenture Trustee and the
Note Insurer, prior to the execution of any modification, waiver or amendment of any provision of any Home Equity Loan and shall deliver to the Custodian, on behalf of the Indenture Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

    As noted under "The Seller and Servicer -- General" herein with the consent of the Note Insurer, the Servicer will be permitted under the Sale and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

    No Sub-Servicing arrangements will discharge the Servicer from its servicing obligations. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Sale and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer; provided, however, that nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Sale and Servicing Agreement.

    The Servicer (except the Indenture Trustee if it is required to succeed the Servicer under the Sale and Servicing Agreement) has agreed to indemnify and hold the Indenture Trustee, the Note Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee, the Depositor, the Note Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Sale and Servicing Agreement. The Servicer shall immediately notify the Indenture Trustee, the Depositor, the Note Insurer and each Owner if a claim is made by a third party with respect to the Sale and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Note Insurer and/or Owner in respect of such claim. The Indenture Trustee shall reimburse the Servicer from amounts otherwise distributable on the Residual Interest for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Sale and Servicing Agreement. The indemnification provisions shall survive the termination of the Sale and Servicing Agreement and the payment of the outstanding Notes.

    The Servicer will be required to deliver to the Indenture Trustee, the Note Insurer and the Rating Agencies on or before April 30 of each year, commencing in 1999: (i) an officers' certificate stating, as to each signer thereof, that
(a) a review of the activities of the Servicer during such preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (ii) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Note Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF SERVICER

    The Note Insurer or the Indenture Trustee (with the prior written consent of the Note Insurer) (or except as specified in the Sale and Servicing Agreement, the Owners, with the consent of the Note Insurer) will have the right, pursuant to the Sale and Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Sale and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loan Pool); (c) the failure to cure material breaches of the Servicer's representations in the Sale and Servicing Agreement; or (d) certain mergers or other combinations of the Servicer with another entity.

    The Servicer is not permitted to resign from the obligations and duties imposed on it under the Sale and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Sale and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Indenture Trustee and the Note Insurer.

    Upon removal or resignation of the Servicer, the Indenture Trustee may (A) solicit bids for a successor servicer as described in the Sale and Servicing Agreement and (B) until such time as a successor servicer is appointed pursuant to the terms of the Sale and Servicing Agreement, shall serve in the capacity of Backup Servicer. The Indenture Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or Fannie Mae, having equity of not less than $5,000,000, and acceptable to the Note Insurer and a majority of the Owners of the Notes (provided that if the Note Insurer and such Owners cannot agree as to the acceptability of such successor servicer, the decision of the Note Insurer will control) as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

    No removal or resignation of the Servicer will become effective until the Backup Servicer or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Indenture.

REDEMPTION OF THE NOTES

    The Notes will be subject to redemption in whole but not in part, at the option of the Majority Residualholders, on or after the Redemption Date. Under certain circumstances, the Note Insurer may also exercise such purchase rights if the Majority Residualholders do not do so. The Notes will be redeemed at the Redemption Price and the payment of the Redemption Price shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes. The "Redemption Price" is equal to 100% of the aggregate Loan Balances of the Home Equity Loans plus the appraised value of any REO Property as of the Redemption Date minus amounts remitted from the Principal and Interest Account to the Note Account representing collections of principal on the Home Equity Loans during the current Remittance Period, plus one month's interest on such amount plus any Available Funds Cap Carry Forward Amounts plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicer has theretofore failed to remit plus all amounts owed to the Note Insurer under the Insurance Agreement.

THE INDENTURE TRUSTEE

    The Chase Manhattan Bank will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to certain fees and reimbursement of expenses.

    The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Note Insurer, the Servicer and each Rating Agency, in which event the Issuer (with the consent of the Note Insurer) will be obligated to appoint a successor Indenture Trustee. The Issuer or the
Note Insurer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Owners, unless such Owners shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
The Indenture Trustee may execute any of the rights of powers granted by the Indenture or perform any duties thereunder either directly or by or through agents or attorneys, and the Indenture Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture.

VOTING

    Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Owners evidencing specified "Voting Interests", each Owner will have a Voting Interest equal to the Percentage Interest represented by such Owner's Note. Any Note registered in the name of the Issuer or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to take any such action, or effect any such consent, has been obtained.

REPORTING REQUIREMENTS

    On each Payment Date the Indenture Trustee will be required to report in writing (based on information provided to the Indenture Trustee by the Servicer) to each Owner, the Note Insurer , the Rating Agencies and the Note
Insurer:

           i) the amount of the distribution with respect the Notes (based on a Note in the original principal amount of $1,000);

           ii) the amount of such distributions allocable to principal on the Home Equity Loans, separately identifying the aggregate amount of any prepayments in full or Prepayments or other recoveries of principal included therein (based on a Note in the original principal amount of $1,000);

           iii) the amount of such distribution allocable to interest on the Home Equity Loans (based on a Note in the original principal amount of $1,000);

           iv) the principal amount of the Notes (based on a Note in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

           v) the aggregate Loan Balance of all Home Equity Loans after giving effect to any payment of principal on such Payment Date;

           vi) the amount of any Insured Payment included in the amounts distributed to the Owners on such Payment Date;

           vii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount; and

           viii) the weighted average Coupon Rate of the Home Equity Loans;

           ix) such other information as the Note Insurer may reasonably request with respect to delinquent Home Equity Loans;

           x) the amount of the Available Funds Cap Carry Forward Amount, if any, for such Payment Date;

           xi) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution.

    Certain obligations of the Indenture Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

    In addition, on the Business Day preceding each Payment Date the Indenture Trustee will be required to distribute to each Owner, the Note Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Indenture Trustee for such purpose:

           (a) the number and aggregate principal balances of Home Equity Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent, (iii) 90 or more days delinquent, as of the close of business on the last day of the calendar month immediately preceding the Payment Date, (iv) the numbers and aggregate Loan Balances of all Home Equity Loans as of such Payment Date and (v) the percentage that each of the amounts represented by clauses (i),
    (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

           (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date;

           (c) the number of Mortgagors and the Loan Balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date and (ii) Home Equity Loans that are "balloon" loans;

           (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Indenture Trustee, as of the close of business of the last day of the calendar month immediately preceding the Payment Date;

           (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the calendar month immediately preceding the Payment Date; and

           (f) the amount of cumulative Realized Losses, the current period Realized Losses (each as defined in the Sale and Servicing Agreement) and any other loss percentages as required by the Sale and Servicing Agreement.

REMOVAL OF INDENTURE TRUSTEE FOR CAUSE

    The Indenture Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Indenture Trustee: (i) failure to make distributions of available amounts; (ii) certain breaches of covenants and representations by the Indenture Trustee; (iii) certain acts of bankruptcy or insolvency on the part of the Indenture Trustee; and (iv) failure to meet the standards of Indenture Trustee eligibility as set forth in the Indenture.

    If any such event occurs and is continuing, then and in every such case (i) the Note Insurer or (ii) with the prior written consent of the Note Insurer (which is required not to be unreasonably withheld), the Issuer and the Owners of a majority of the Percentage Interests represented by the Notes may remove the Indenture Trustee.

GOVERNING LAW

    The Agreements and each Note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following section discusses certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes. Such section must be considered only in connection with "Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

    No election will be made to treat the Trust or the Trust Estate or any portion thereof as a REMIC for federal income tax purposes.

    In the opinion of Arter & Hadden, special tax counsel, for federal income tax purposes, the Notes will be treated as newly originated debt instruments and the Issuer will not be characterized as an association (or a publicly traded partnership or taxable mortgage pool) taxable as a corporation. Each Owner of a Note, by its acceptance of a Note, will agree to treat the Notes as indebtedness. It is anticipated that the Notes will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Notes after the Redemption Date as original issue discount. Owners are urged to consult their tax advisor with respect to the tax consequences of holding the Notes.

    The prepayment assumption that is to be used in determining whether the Notes are issued with original issue discount and the rate of accrual of original issue discount is a CPR of 25%. No representation is made as to the actual rate at which the Home Equity Loans will prepay. See "Federal Income Tax Consequences -- Notes" in the Prospectus.

                             STATE TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) and plans described in Code section 4975(e)(1), including individual retirement accounts (the "Plans") and (b) persons who have certain specified relationships to such Plans or who constitute "disqualified persons" under Code section 4975(e)(2) with respect to such Plans ("parties in interest"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

    The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in any entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the Servicer and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to fiduciary responsibility provisions of Title I of ERISA, including the general fiduciary duties of Section 404 of ERISA, the prohibited transaction provisions of
Section 406
of ERISA, and to Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

    Without regard to whether the Notes are treated as an equity interest under the Plan Asset Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if such acquisition or holding is deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers."

    Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Investors should analyze whether the decision may have an impact with respect to purchases of the Notes.

    In addition to the matters described above, purchasers of an Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Notes.

                                    RATINGS

    It is a condition of the issuance of the Notes that the Notes receive ratings of "Aaa" by Moody's and "AAA" by Standard & Poor's. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Standard Poor's, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

    The ratings issued by Moody's and Standard & Poor's on the payment of principal and interest on the Notes do not cover the payment of the Available Funds Cap Carry Forward Amount. The ratings of Moody's and Standard & Poor's do not address the possibility that, as a result of principal prepayments, Owners of the Notes may receive a lower than anticipated yield.

    The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

    The Depositor has not requested a rating of the Notes offered hereby by any rating agency other than Moody's and Standard & Poor's and the Depositor has not provided information relating to the Notes offered hereby or the Home Equity Loans to any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Notes offered hereby or, if another rating agency rates such Notes, what rating would be assigned to such Notes by such rating agency. Any such unsolicited rating assigned by another rating agency to the Notes offered hereby may be lower than the rating assigned to such Notes by either or both of Moody's and Standard & Poor's.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on qualifying first home equity loans may not be legally authorized to invest in the Notes.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters"), has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:


    Underwriters                      Principal Amount
    ------------                      ----------------
    PaineWebber Incorporated          $153,892,629
    Bear, Stearns & Co. Inc.           153,892,628
                                      ------------

           Total                      $307,785,257
                                      ============


    The Depositor and the Seller have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public at the offering price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of 0.18% (expressed as a percentage of the Note Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of 0.04%.

    After the initial public offering, such prices and discounts may be changed.

    The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                               REPORT OF EXPERTS

    The consolidated balance sheets of the Note Insurer, MBIA Insurance Corporation and Subsidiaries, as of December 31, 1996 and 1995, and the consolidated statements of income, shareholders' equity and cash flows, for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

    Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Seller, the Depositor and the Issuer by Arter & Hadden LLP, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Notes will be passed upon for the Seller, Depositor, and the Issuer by Arter & Hadden LLP. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the Note Insurer and the
Note Insurance Policy will be passed upon for the Note Insurer by Kutak Rock, Omaha, Nebraska.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered $307,785,257 Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1997-8, (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

    INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

    SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

    Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Note Owners or their agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                     Page
                                                     ----
Accrual Period  . . . . . . . . . . . . . . . . . .   S-3
Agreements  . . . . . . . . . . . . . . . . . . . .  S-28
Appraised Values  . . . . . . . . . . . . . . . . .  S-15
Available Funds . . . . . . . . . . . . . . . . . .  S-30
Available Funds Cap Carry-Forward Amount  . . . . .   S-4
Available Funds Shortfall . . . . . . . . . . . . .  S-29
Backup Servicer . . . . . . . . . . . . . . . . . .  S-11
Beneficial Owners . . . . . . . . . . . . . . . . .   S-7
Book-Entry Notes  . . . . . . . . . . . . . . . . .  S-30
Cede  . . . . . . . . . . . . . . . . . . . . . . .   S-7
Cedel . . . . . . . . . . . . . . . . . . . . . . .   S-7
Cedel Participants  . . . . . . . . . . . . . . . .  S-32
Certificate Insurer Default . . . . . . . . . . . .   S-6
Closing Date  . . . . . . . . . . . . . . . . . . .   S-1
CMT Loans . . . . . . . . . . . . . . . . . . . . .   S-9
Code  . . . . . . . . . . . . . . . . . . . . . . .   S-8
Compensating Interest . . . . . . . . . . . . . . .  S-41
Cooperative . . . . . . . . . . . . . . . . . . . .  S-32
Coupon Rate . . . . . . . . . . . . . . . . . . . .   S-2
CPR . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Current Interest  . . . . . . . . . . . . . . . . .   S-3
Custodian . . . . . . . . . . . . . . . . . . . . .  S-39
Cut-Off Date  . . . . . . . . . . . . . . . . . . .   S-1
Daily Collections . . . . . . . . . . . . . . . . .  S-40
Definitive Note . . . . . . . . . . . . . . . . . .  S-31
Delinquency Advances  . . . . . . . . . . . . . . .  S-41
Delinquent  . . . . . . . . . . . . . . . . . . . .  S-41
Depositor . . . . . . . . . . . . . . . . . . . . .   S-1
DOL . . . . . . . . . . . . . . . . . . . . . . . .  S-46
DTC . . . . . . . . . . . . . . . . . . . . . . . .   S-7
DTC Participants  . . . . . . . . . . . . . . . . .  S-31
ERISA . . . . . . . . . . . . . . . . . . . . . . .  S-46
Euroclear . . . . . . . . . . . . . . . . . . . . .   S-7
Euroclear Operator  . . . . . . . . . . . . . . . .  S-32
Euroclear Participants  . . . . . . . . . . . . . .  S-32
Excess Overcollateralization Amount . . . . . . . .  S-37
Exchange Act  . . . . . . . . . . . . . . . . . . .  S-48
Fannie Mae  . . . . . . . . . . . . . . . . . . . .  S-12
FHLMC . . . . . . . . . . . . . . . . . . . . . . .  S-12
Final Certification . . . . . . . . . . . . . . . .  S-40
Financial Intermediary  . . . . . . . . . . . . . .  S-31
Fiscal Agent  . . . . . . . . . . . . . . . . . . .  S-34
FNMA Guide  . . . . . . . . . . . . . . . . . . . .  S-40
Formula Note Rate . . . . . . . . . . . . . . . . .   S-4
GAAP  . . . . . . . . . . . . . . . . . . . . . . .  S-36
Home Equity Loans . . . . . . . . . . . . . . . . .   S-1
Indenture . . . . . . . . . . . . . . . . . . . . .   S-1
Indenture Trustee Fee . . . . . . . . . . . . . . .   S-1
Indenture Trustee . . . . . . . . . . . . . . . . .   S-1
Insurance Policy  . . . . . . . . . . . . . . . . .   S-6
Insured Payment . . . . . . . . . . . . . . . . . .   S-6
Interest Carry Forward Amount . . . . . . . . . . .   S-3
Issuer  . . . . . . . . . . . . . . . . . . . . . .   S-1
LIBOR Determination Date  . . . . . . . . . . . . .  S-30
Loan Balance  . . . . . . . . . . . . . . . . . . .   S-4
Loan Purchase Price . . . . . . . . . . . . . . . .  S-38
Loan-to-Value Ratios  . . . . . . . . . . . . . . .  S-18
Majority Residualholders  . . . . . . . . . . . . .   S-7
Monthly Remittance Date . . . . . . . . . . . . . .   S-5
Moody's . . . . . . . . . . . . . . . . . . . . . .   S-8
Mortgage Note . . . . . . . . . . . . . . . . . . .   S-1
Mortgagor . . . . . . . . . . . . . . . . . . . . .  S-24
Net Liquidation Proceeds  . . . . . . . . . . . . .  S-40
Net Monthly Excess Cashflow . . . . . . . . . . . .  S-29
Note Account  . . . . . . . . . . . . . . . . . . .  S-28
Note Insurer  . . . . . . . . . . . . . . . . . . .   S-6
Note Insurer Default  . . . . . . . . . . . . . . .   S-7
Note Principal Balance  . . . . . . . . . . . . . .   S-3
Note Rate . . . . . . . . . . . . . . . . . . . . .   S-3
Notes . . . . . . . . . . . . . . . . . . . . . . .   S-1
One-Month LIBOR . . . . . . . . . . . . . . . . . .  S-30
Original Aggregate Loan Balance . . . . . . . . . .   S-4
Overcollateralization Amount  . . . . . . . . . . .  S-37
Overcollateralization Deficit . . . . . . . . . . .  S-38
Overcollateralization Increase Amount . . . . . . .  S-37
Overcollateralization Reduction Amount  . . . . . .  S-37
Owner Trust . . . . . . . . . . . . . . . . . . . .   S-1
Owner Trustee Fee . . . . . . . . . . . . . . . . .   S-1
Owners  . . . . . . . . . . . . . . . . . . . . . .   S-2
Participants  . . . . . . . . . . . . . . . . . . .  S-30
Payment Date  . . . . . . . . . . . . . . . . . . .   S-3
Percentage Interest . . . . . . . . . . . . . . . .  S-28
Plan Asset Regulation . . . . . . . . . . . . . . .  S-46
Plans . . . . . . . . . . . . . . . . . . . . . . .  S-46
Pool  . . . . . . . . . . . . . . . . . . . . . . .   S-1
Preference Amount . . . . . . . . . . . . . . . . .   S-5
Premium Amount  . . . . . . . . . . . . . . . . . .   S-5
Prepayments . . . . . . . . . . . . . . . . . . . .   S-9
Preservation Expenses . . . . . . . . . . . . . . .  S-41
Principal and Interest Account  . . . . . . . . . .  S-40
Principal Distribution Amount . . . . . . . . . . .   S-4
Properties  . . . . . . . . . . . . . . . . . . . .   S-1
Qualified Replacement Mortgage  . . . . . . . . . .  S-38
Rating Agencies . . . . . . . . . . . . . . . . . .   S-8
Realized Loss . . . . . . . . . . . . . . . . . . .  S-37
Record Date . . . . . . . . . . . . . . . . . . . .   S-3
Redemption Date . . . . . . . . . . . . . . . . . .   S-4
Redemption Price  . . . . . . . . . . . . . . . . .  S-43
Reference Banks . . . . . . . . . . . . . . . . . .  S-30
Register  . . . . . . . . . . . . . . . . . . . . .  S-28
Registrar . . . . . . . . . . . . . . . . . . . . .  S-28
Remittance Period . . . . . . . . . . . . . . . . .   S-5
REMIC . . . . . . . . . . . . . . . . . . . . . . .   S-8
Residual Interest . . . . . . . . . . . . . . . . .   S-2
Riegle Act  . . . . . . . . . . . . . . . . . . . .  S-10
Rules . . . . . . . . . . . . . . . . . . . . . . .  S-31
Sale and Servicing Agreement  . . . . . . . . . . .   S-2
SAP . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Securities  . . . . . . . . . . . . . . . . . . . .   S-2
Seller  . . . . . . . . . . . . . . . . . . . . . .   S-1
Servicer  . . . . . . . . . . . . . . . . . . . . .   S-1
Servicer Termination Events . . . . . . . . . . . .  S-43
Servicing Advance . . . . . . . . . . . . . . . . .  S-41
Servicing Fee . . . . . . . . . . . . . . . . . . .   S-5
Six-Month LIBOR . . . . . . . . . . . . . . . . . .   S-9
SMMEA . . . . . . . . . . . . . . . . . . . . . . .   S-8
Specified Overcollateralization Amount  . . . . . .  S-37
Standard & Poor's . . . . . . . . . . . . . . . . .   S-8
Substitution Amount . . . . . . . . . . . . . . . .  S-38
Sub-Servicers . . . . . . . . . . . . . . . . . . .  S-11
Sub-Servicing Agreements  . . . . . . . . . . . . .  S-11
Telerate Page 3750  . . . . . . . . . . . . . . . .  S-30

                                     Page
                                     ----
Terms and Conditions  . . . . . . .  S-32
Total Available Funds . . . . . . .  S-30
Total Monthly Excess Cashflow . . .  S-29
Trust . . . . . . . . . . . . . . . . S-1
Trust Agreement . . . . . . . . . . . S-1
Trust Estate  . . . . . . . . . . . . S-1
Trust Fees and Expense  . . . . . . . S-7
Underwriters  . . . . . . . . . . .  S-48
Underwriting Agreement  . . . . . .  S-48
Weighted average life . . . . . . .  S-25

PROSPECTUS
                   HOME EQUITY LOAN ASSET BACKED CERTIFICATES
                      HOME EQUITY LOAN ASSET BACKED NOTES
                              (Issuable in Series)
                              IMC SECURITIES, INC.
                                  (DEPOSITOR)

    This Prospectus relates to Home Equity Loan Asset Backed Certificates (the "Certificates") and Home Equity Loan Asset Backed Notes (the "Notes" and together with the Certificates, the "Securities") to be issued from time to time in one or more series (each, a "Series") (and one or more classes within a Series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each Series of Securities will be issued by a separate trust (each, a "Trust") and will evidence either a beneficial ownership interest in, or the debt obligation of, such Trust. The assets of a Trust will include one or more of the following: (i) single family residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties, (ii) mortgage backed securities and (iii) investment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as more particularly described in the related Prospectus Supplement.

    One or more classes of Securities of a Series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Securities of such Series, in each case as specified in the related Prospectus Supplement. Interest on each class of Securities entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a Series of Securities.

    Distributions on the Securities will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Securities. An affiliate of the Depositor may make or obtain for the benefit of the Securities limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any affiliates will have any other obligation with respect to the Securities.

    The yield on Securities will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each Series of Securities will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement for a Series of Certificates, one or more elections may be made to treat the Trust for the related Series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

    It is a condition to the issuance of the Securities that the Securities be rated in not less than the fourth highest rating category by a nationally recognized rating organization.

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE SECURITIES.

    SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF RESTRICTIONS ON THE ACQUISITION OF SECURITIES BY "PLAN FIDUCIARIES."

    AN INVESTOR SHOULD CAREFULLY REVIEW THE INFORMATION IN THE RELATED PROSPECTUS SUPPLEMENT CONCERNING THE RISKS ASSOCIATED WITH THE DIFFERENT TYPES AND CLASSES OF SECURITIES.

    THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE, ANY INDENTURE TRUSTEE, ANY OWNER TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE, ANY INDENTURE TRUSTEE, ANY OWNER TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY
          RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
    Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. Prior to their issuance there will have been no market for the Securities nor can there by any assurance that one will develop or if it does develop, that it will provide the Owners of the Securities with liquidity or will continue for the life of the Securities.
--------------------------------------------------------------------------------

    RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is August 18, 1997.

                             AVAILABLE INFORMATION

    The representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at its Public Reference Section 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any accompanying Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                               REPORTS TO OWNERS

    Periodic and annual reports concerning any Securities and the related Trust will be provided to the persons in whose names the Securities are registered (the "Owners"). See "The Pooling and Servicing Agreement -- Reports", "The Indenture Trustee's Annual Report" and " Reports by Trustee to Note Owners" herein. If specified in the related Prospectus Supplement, a Series of Securities may be issuable in book-entry form. In such event, the related Securities will be registered in the name of a Clearing Agency (as defined herein) and, therefore, the Clearing Agency will be the Owner for purposes hereof. All reports will be provided to the Clearing Agency, which in turn will provide such reports to its Clearing Agency Participants (as defined herein). Such Clearing Agency Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities Book-Entry Registration" herein. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust as are required under the Exchange Act and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend filing such reports as soon as such reports are no longer statutorily required.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to IMC Securities, Inc., 5901 East Fowler Avenue, Tampa, Florida 33617-2362 (telephone number (813) 984-8801).

    The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the interest rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Payment Dates relating to such Series and, if applicable, the initial and final scheduled Payment Dates for each class; (iii) information as to the assets comprising the Trust, including the general characteristics of the Trust Assets included therein and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust may be subject to early termination; (v) the methods used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the method of distribution of such Securities; (viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust to be evidenced by each class of Securities; (x) information as to the Trustee or Indenture Trustee;
(xi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer, if any.

UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                                PAGE
SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . .  11
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Classes of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Distributions of Principal and Interest   . . . . . . . . . . . . . . . . .  13
    Book Entry Registration   . . . . . . . . . . . . . . . . . . . . . . . . .  15
    List of Owners of Securities  . . . . . . . . . . . . . . . . . . . . . . .  15

THE TRUSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . . . . . . . .  17
    Other Mortgage Securities   . . . . . . . . . . . . . . . . . . . . . . . .  18

CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SERVICING OF MORTGAGE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Payments on Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . .  24
    Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    Collection and Other Servicing Procedures   . . . . . . . . . . . . . . . .  25
    Primary Mortgage Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  26
    Standard Hazard Insurance   . . . . . . . . . . . . . . . . . . . . . . . .  26
    Title Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Claims Under Primary Mortgage Insurance Policies
         and Standard Hazard Insurance Policies; Other
         Realization Upon Defaulted Loan  . . . . . . . . . . . . . . . . . . .  27
    Servicing Compensation and Payment of Expenses  . . . . . . . . . . . . . .  28
    Master Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

THE POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . . .  28
    Assignment of Mortgage Assets   . . . . . . . . . . . . . . . . . . . . . .  28
    Evidence as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . .  30
    The Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Administration of the Security Account  . . . . . . . . . . . . . . . . . .  31
    Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Forward Commitments; Pre-Funding  . . . . . . . . . . . . . . . . . . . . .  32
    Servicer Events of Default  . . . . . . . . . . . . . . . . . . . . . . . .  33
    Rights Upon Servicer Event of Default   . . . . . . . . . . . . . . . . . .  33
    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

THE INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Modification of Indenture   . . . . . . . . . . . . . . . . . . . . . . . .  34
    Note Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    Rights Upon Note Events of Default  . . . . . . . . . . . . . . . . . . . .  35
    List of Note Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Annual Compliance Statement   . . . . . . . . . . . . . . . . . . . . . . .  36
    Indenture Trustee's Annual Report   . . . . . . . . . . . . . . . . . . . .  36
    Satisfaction and Discharge of Indenture   . . . . . . . . . . . . . . . . .  37
    Redemption of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Reports by Indenture Trustee to Note Owners   . . . . . . . . . . . . . . .  37
    Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    The Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . .  37

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


CERTAIN LEGAL ASPECTS OF THE MORTGAGE
  ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Foreclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Enforceability of Certain Provisions  . . . . . . . . . . . . . . . . . . .  43
    Soldiers' and Sailors' Civil Relief Act   . . . . . . . . . . . . . . . . .  44

LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . .  46
    Federal Income Tax Consequences For REMIC Securities  . . . . . . . . . . .  47
    Taxation of Regular Securities  . . . . . . . . . . . . . . . . . . . . . .  48
    Taxation of Residual Securities   . . . . . . . . . . . . . . . . . . . . .  53
    Treatment of Certain Items of REMIC Income and Expense  . . . . . . . . . .  55
    Tax-Related Restrictions on Transfer of Residual Securities   . . . . . . .  57
    Sale or Exchange of a Residual Security   . . . . . . . . . . . . . . . . .  59
    Taxes That May Be Imposed on the REMIC Pool   . . . . . . . . . . . . . . .  60
    Liquidation of the REMIC Pool   . . . . . . . . . . . . . . . . . . . . . .  60
    Administrative Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Limitations on Deduction of Certain Expenses  . . . . . . . . . . . . . . .  61
    Taxation of Certain Foreign Investors   . . . . . . . . . . . . . . . . . .  61
    Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Federal Income Tax Consequences for Securities as to
         Which No REMIC Election Is Made  . . . . . . . . . . . . . . . . . . .  63
    Standard Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Premium and Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    Stripped Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Reporting Requirements and Backup Withholding   . . . . . . . . . . . . . .  68
    Taxation of Certain Foreign Investors   . . . . . . . . . . . . . . . . . .  69
    Debt Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    Taxation of Certificates Classified as Partnership Interests  . . . . . . .  71

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS  . . . . . . . . . . . . . . . . . A-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular Series of Securities and to the Pooling and Servicing Agreement or the Indenture and the Trust Agreement which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. An index indicating where certain capitalized terms used herein are defined appears on Appendix A hereto.

SECURITIES  . . . . . . . . . . . .    Home Equity Loan Asset Backed
                                       Certificates (the "Certificates") and
                                       Home Equity Loan Asset Backed Notes (the
                                       "Notes" and together with the
                                       Certificates, the "Securities"),
                                       issuable from time to time in Series, in fully registered form or book entry only form, in authorized denominations, as described in the Prospectus Supplement.
                                       Each Security will represent a
                                       beneficial ownership interest in a trust
                                       (a "Trust") created from time to time
                                       pursuant to a pooling and servicing
                                       agreement (a "Pooling and Servicing
                                       Agreement") or trust agreement (a "Trust
                                       Agreement" and together with a Pooling
                                       and Servicing Agreement an "Agreement").
                                       Securities evidencing a debt obligation
                                       of a Trust will be issued pursuant to a
                                       trust indenture (each, an "Indenture").

THE DEPOSITOR . . . . . . . . . . .    IMC Securities, Inc. (the "Depositor")
                                       is a Delaware corporation.  The
                                       Depositor's principal executive offices
                                       are located at 5901 East Fowler Avenue,
                                       Tampa, Florida 33617-2362; telephone
                                       number (813) 984-8801.  See "The
                                       Depositor" herein. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a Series of Securities.

THE SERVICER  . . . . . . . . . . .    The entity or entities named as the
                                       Servicer in the Prospectus Supplement
                                       (the "Servicer"), will act as servicer,
                                       with respect to the Mortgage Loans
                                       included in the related Trust.  The
                                       Servicer may be an affiliate of the
                                       Depositor and may be the seller of
                                       Mortgage Assets to the Depositor (each,
                                       a "Seller").

THE MASTER SERVICER . . . . . . . .    A "Master Servicer" may be specified in
                                       the related Prospectus Supplement for
                                       the related Series of Securities.

TRUSTEES  . . . . . . . . . . . . .    The trustee (the "Trustee") for each
                                       Series of Certificates will be specified in the related Prospectus Supplement.
                                       The owner trustee (the "Owner Trustee")
                                       and the indenture trustee (the
                                       "Indenture Trustee") for each Series of
                                       Notes will be specified in the related
                                       Prospectus Supplement.

ISSUER OF NOTES . . . . . . . . . .    With respect to each Series of Notes,
                                       the issuer (the "Issuer") will be the
                                       Depositor or an owner trust established
                                       by it for the purpose of issuing such
                                       Series of Notes.  Each such owner trust
                                       will be created pursuant to a Trust
                                       Agreement between the Depositor, acting
                                       as depositor, and the Owner Trustee.
                                       Each Series of Notes will represent
                                       indebtedness of the Issuer and will be
                                       issued pursuant to an Indenture between
                                       the Issuer and the Trustee whereby the
                                       Issuer will pledge the related Trust to
                                       secure the Notes under the lien of the
                                       Indenture.  As to each Series of Notes
                                       where the Issuer is an owner trust, the
                                       ownership of the related Trust will be
                                       evidenced by certificated or
                                       noncertificated interests (the "Equity
                                       Certificates") issued under the Trust
                                       Agreement, which, unless otherwise
                                       specified in the Prospectus Supplement,
                                       are not offered hereby.  The Notes will
                                       represent nonrecourse obligations solely of the Issuer, and the proceeds of the related Trust will be the sole source of payments on the Notes, except as described herein under "Credit
                                       Enhancement" and in the related
                                       Prospectus Supplement.

TRUST ASSETS  . . . . . . . . . . .    The assets of a Trust will be
                                       mortgage-related assets (the "Mortgage
                                       Assets") consisting of one or more of
                                       the following types of assets:

A.  The Mortgage Loans  . . . . . .    "Mortgage Loans" may include:  (i)
                                       conventional (i.e., not insured or
                                       guaranteed by any governmental agency)
                                       Mortgage Loans secured by one-to-four
                                       family residential properties; (ii)
                                       Mortgage Loans secured by security
                                       interests in shares issued by private,
                                       non-profit, cooperative housing
                                       corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings; and, (iii)
                                       Mortgage Loans secured by junior liens
                                       on the related mortgaged properties,
                                       including home improvement retail
                                       installment contracts.  See "The Trusts
                                       -- Mortgage Loans" herein.

B. Mortgage-
      Backed Securities . . . . . .    "Mortgage-Backed Securities" (or "MBS")
                                       may include (i) private (that is, not
                                       guaranteed or insured by the United
                                       States or any agency or instrumentality
                                       thereof) mortgage participations,
                                       mortgage pass-through certificates or
                                       other mortgage-backed securities or (ii) certificates insured or guaranteed by
                                       Federal Home Loan Mortgage Corporation
                                       ("FHLMC") or FannieMae ("FannieMae") or
                                       Government National Mortgage Association
                                       ("GNMA").  See "The Trusts --
                                       Mortgage-Backed Securities" herein.

C.  Other Mortgage Assets . . . . .    Trust assets may also include
                                       reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as described in the related Prospectus Supplement.

                                       The related Prospectus Supplement for a
                                       Series of Securities will describe the
                                       Mortgage Assets to be included in the
                                       Trust for such Series.

THE SECURITIES  . . . . . . . . . .    The Securities of any Series may be
                                       issued in one or more classes, as
                                       specified in the Prospectus Supplement.
                                       One or more classes of Securities of
                                       each Series (i) may be entitled to
                                       receive distributions allocable only to
                                       principal, only to interest or to any
                                       combination thereof; (ii) may be
                                       entitled to receive distributions only
                                       of prepayments of principal throughout
                                       the lives of the Securities or during
                                       specified periods; (iii) may be
                                       subordinated in the right to receive
                                       distributions of scheduled payments of
                                       principal, prepayments of principal,
                                       interest or any combination thereof to
                                       one or more other classes of Securities
                                       of such Series throughout the lives of
                                       the Securities or during specified
                                       periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time;
                                       (vii) may accrue interest, with such
                                       accrued interest added to the principal
                                       or notional amount of the Securities,
                                       and no payments being made thereon until certain other classes of the Series have been paid in full; and (viii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement.
                                       The timing and amounts of such
                                       distributions may vary among classes,
                                       over time, or otherwise as specified in
                                       the related Prospectus Supplement.

DISTRIBUTIONS ON
  THE SECURITIES  . . . . . . . . .    The related Prospectus Supplement will
                                       specify (i) whether distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at other intervals and dates out of the payments received in respect of the Mortgage Assets included in the related
                                       Trust and other assets, if any, pledged
                                       for the benefit of the related holders
                                       of the Securities (the "Owners"); (ii)
                                       the amount allocable to payments of
                                       principal and interest on any Payment
                                       Date; and (iii) whether all
                                       distributions will be made pro rata to
                                       Owners of Securities of the class
                                       entitled thereto.

                                       The aggregate original principal balance of the Securities will equal the aggregate distributions allocable to principal that such Securities will be entitled to receive; the Securities will have an aggregate original principal balance equal to or less than the aggregate unpaid principal balance of the related Mortgage Assets (plus amounts held in a Pre-Funding Account, if any) as of the first day of the month of creation of the Trust; and the Securities will bear interest in the aggregate at a rate (the "Pass-Through Rate") equal to the interest rate borne by the related Mortgage Assets net of servicing fees and any other specified amounts.

PRE-FUNDING ACCOUNT . . . . . . . .    A Trust may enter into an agreement
                                       (each, a "Subsequent Transfer
                                       Agreement") with the Depositor whereby
                                       the Depositor will agree to transfer
                                       additional Mortgage Assets to such Trust following the date on which such Trust is established and the related
                                       Securities are issued.  Any Subsequent
                                       Transfer Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such
                                       Subsequent Transfer Agreement.  If a
                                       Subsequent Transfer Agreement is to be
                                       utilized, the related Trustee will be
                                       required  to deposit in a segregated
                                       account (each, a "Pre-Funding Account")
                                       all or a portion of the proceeds
                                       received by the Trustee in connection
                                       with the sale of one or more classes of
                                       Securities of the related Series;
                                       subsequently, the additional Mortgage
                                       Assets will be transferred to the
                                       related Trust in exchange for money
                                       released to the Depositor from the
                                       related Pre-Funding Account.  The
                                       maximum amount deposited in the
                                       Pre-Funding Account to acquire Mortgage
                                       Loans for transfer to a Trust will not
                                       exceed 25% of the aggregate principal
                                       amount of the Securities offered
                                       pursuant to the related

                                       Prospectus Supplement.  Each Subsequent
                                       Transfer Agreement will set a specified
                                       period during which any such transfers
                                       must occur, which period will not exceed
                                       90 days from the date the Trust is
                                       established.  If all moneys originally
                                       deposited to such Pre-Funding Account
                                       are not used by the end of such
                                       specified period, then any remaining
                                       moneys will be applied as a mandatory
                                       prepayment of a class or classes of
                                       Securities as specified in the related
                                       Prospectus Supplement.

OPTIONAL TERMINATION  . . . . . . .    The Servicer, the Seller, the Depositor,
                                       or, if specified in the related
                                       Prospectus Supplement, the Owners of a
                                       related class of Securities or a credit
                                       enhancer may at their respective options effect early retirement of a Series of Securities through the purchase of the Mortgage Assets in the related Trust.
                                       See "The Pooling and Servicing Agreement
                                       -- Termination" and "The Indenture --
                                       Redemption of Notes" herein.

MANDATORY TERMINATION . . . . . . .    The Trustee, the Servicer or certain
                                       other entities specified in the related
                                       Prospectus Supplement may be required to effect early retirement of a Series of Securities by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise. See
                                       "Pooling and Servicing Agreement --
                                       Termination" and "The Indenture --
                                       Rights Upon Note Events of Default"
                                       herein.

ADVANCES  . . . . . . . . . . . . .    The Servicer of the Mortgage Loans will
                                       be obligated (but only to the extent set forth in the related Prospectus
                                       Supplement) to advance delinquent
                                       installments of principal and/or
                                       interest (less applicable servicing
                                       fees) on the Mortgage Loans in a Trust.
                                       Any such obligation to make advances may be limited to amounts due to the Owners of Securities of the related Series, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or to any combination thereof, in each case as specified in the related Prospectus
                                       Supplement.  Any such advance will be
                                       recoverable as specified in the related
                                       Prospectus Supplement.  See "Servicing
                                       of Mortgage Loans" herein.

CREDIT ENHANCEMENT  . . . . . . . .    If specified in the related Prospectus
                                       Supplement, a Series of Securities, or
                                       certain classes within such Series, may
                                       have the benefit of one or more types of credit enhancement ("Credit
                                       Enhancement") including but not limited
                                       to overcollateralization, cross support, mortgage pool insurance, special hazard insurance, financial guaranty insurance policies, a bankruptcy bond, reserve funds, other insurance, guaranties and similar instruments and arrangements.
                                       Credit Enhancement also may be provided
                                       in the form of subordination of one or
                                       more classes of Securities in a Series
                                       under which losses are first allocated
                                       to any Subordinated Securities up to a
                                       specified limit. The protection against losses afforded by any such Credit
                                       Enhancement will be limited as described in the related Prospectus Supplement.
                                       See "Credit Enhancement" herein.

BOOK ENTRY REGISTRATION . . . . . .    Securities of one or more classes of a
                                       Series may be issued in book entry form
                                       ("Book Entry Securities") in the name of a clearing agency (a "Clearing Agency") registered with the Securities and
                                       Exchange Commission, or its nominee.
                                       Transfers and pledges of Book Entry
                                       Securities may be made only through
                                       entries on the books of the Clearing

                                       Agency in the name of brokers, dealers,
                                       banks and other organizations eligible
                                       to maintain accounts with the Clearing
                                       Agency ("Clearing Agency Participants")
                                       or their nominees.  Transfers and
                                       pledges by purchasers and other
                                       beneficial owners of Book Entry
                                       Securities ("Beneficial Owners") other
                                       than Clearing Agency Participants may be effected only through Clearing Agency Participants. All references to the Owners of Securities shall mean Beneficial Owners to the extent Beneficial Owners may exercise their rights through a Clearing Agency.
                                       Except as otherwise specified in this
                                       Prospectus or a related Prospectus
                                       Supplement, the term "Owners" shall be
                                       deemed to include Beneficial Owners.
                                       See "Risk Factors -- Book Entry
                                       Registration" and "Description of the
                                       Securities -- Book Entry Registration"
                                       herein.

FEDERAL INCOME TAX
   CONSEQUENCES . . . . . . . . . .    Federal income tax consequences will
                                       depend on, among other factors, whether
                                       one or more elections are made to treat
                                       a Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the Internal
                                       Revenue Code of 1986, as amended (the
                                       "Code"), or, if no REMIC election is
                                       made, whether the Securities are
                                       considered to be debt obligations,
                                       Standard Securities, Stripped Securities or Partnership Interests. The related
                                       Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made. See "Federal
                                       Income Tax Consequences" herein and in
                                       the related Prospectus Supplement.

ERISA CONSIDERATIONS  . . . . . . .    A fiduciary of any employee benefit plan
                                       subject to the Employee Retirement
                                       Income Security Act of 1974, as amended
                                       ("ERISA"), or the Code should carefully
                                       review with its own legal advisors
                                       whether the purchase or holding of
                                       Securities could give rise to a
                                       transaction prohibited or otherwise
                                       impermissible under ERISA or the Code.
                                       Certain classes of Securities may not be transferred unless the Trustee or the Indenture Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of
                                       ERISA and the Code and will not subject
                                       the Trustee or the Indenture Trustee,
                                       the Depositor or the Servicer to
                                       additional obligations.  See
                                       "Description of the Securities --
                                       General" herein and "ERISA
                                       Considerations" herein and in the
                                       related Prospectus Supplement.

LEGAL INVESTMENT MATTERS  . . . . .    Securities that constitute "mortgage
                                       related securities" under the Secondary
                                       Mortgage Market Enhancement Act of 1984
                                       ("SMMEA") will be so described in the
                                       related Prospectus Supplement.
                                       Securities that are not so qualified may not be legal investments for certain types of institutional investors, subject, in any case, to any other regulations which may govern investments by such institutional investors. See
                                       "Legal Investment Matters" herein and in the related Prospectus Supplement.

USE OF PROCEEDS . . . . . . . . . .    Substantially all the net proceeds from
                                       the sale of a Series of Securities will
                                       be applied to the simultaneous purchase
                                       of the Mortgage Assets included in the
                                       related Trust (or to reimburse the
                                       amounts previously used to effect such
                                       purchase), the costs of carrying the
                                       Mortgage Assets until
                                       sale of the Securities and to pay other
                                       expenses.  See "Use of Proceeds" herein.

RATING  . . . . . . . . . . . . . .    It is a condition to the issuance of
                                       each class of Securities that each class of the Securities of such Series be rated by one or more of Moody's
                                       Investors Service, Inc.  ("Moody's"),
                                       Standard & Poor's Ratings Services
                                       ("Standard & Poor's"), Duff & Phelps
                                       Credit Rating Co. ("DCR") and Fitch
                                       Investors Service, Inc. ("Fitch" and
                                       each of Fitch, Moody's, DCR and Standard
                                       & Poor's, a "Rating Agency") in one of
                                       their four highest rating categories;
                                       provided, however, that one or more
                                       classes of Subordinated Securities and
                                       Residual Securities need not be so
                                       rated.  A security rating is not a
                                       recommendation to buy, sell or hold
                                       securities and may be subject to
                                       revision or withdrawal at any time.  No
                                       person is obligated to maintain any
                                       rating on any Security, and,
                                       accordingly, there can be no assurance
                                       that the ratings assigned to any class
                                       of Securities upon initial issuance
                                       thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any class of Securities of a Series is revised or withdrawn, the liquidity of such class of Securities may be adversely affected.
                                       In general, the ratings address credit
                                       risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors" herein and "Ratings" in the related Prospectus
                                       Supplement.

RISK FACTORS  . . . . . . . . . . .    Investment in the Securities will be
                                       subject to one or more risk factors,
                                       including declines in the value of
                                       Mortgaged Properties, prepayment of
                                       Mortgage Loans, higher risks of defaults on particular types of Mortgage Loans, limitations on security for the Mortgage
                                       Loans, limitations on credit enhancement and various other factors. See "Risk
                                       Factors" herein and in the related
                                       Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Securities:

         Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Securities of such Series. The market value of the Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities in any market that may develop may be at a discount from the Securities' par value or purchase price. Owners of Securities generally have no right to request redemption of Securities, and the Securities are subject to redemption only under the limited circumstances described in the related Prospectus Supplement. In addition, the Securities will not be listed on any securities exchange.

         Declining Real Estate Market; Geographic Concentration. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts -- Mortgage Loans" herein.

         Limited Obligations. The Securities will not represent an interest in or obligation of the Depositor. The Securities of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations; Optional Termination. The prepayment experience on Mortgage Loans constituting or underlying the Mortgage Assets will affect the average life of each class of Securities relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement. In addition, investors in the Securities should be aware that the Servicer, the Seller, or, if specified in the related Prospectus Supplement, the Owners of a Class of Securities or a credit enhancer may at their respective options effect early retirement of a Series of Securities through the purchase of Mortgage Assets from the related Trust. See "The Pooling and Servicing Agreement -- Termination" and "The Indenture -- Redemption of Notes" herein.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Limited Assets. Owners of Securities of each Series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such Series (which assets may be subject to release from such pledge prior to payment in full of the Securities), for the payment of principal of, and interest on, that Series of Securities. If the assets comprising the Trust are insufficient to make payments on such Securities, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Securities of a Series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Securities of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such Series.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such Series, a Mortgage Pool Insurance Policy, a Financial Guaranty Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. See "Credit Enhancement" herein. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee or the Indenture Trustee, as applicable, may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any Series of Securities, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Securities and Stripped Securities that are entitled only to interest distributions will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. An Owner of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Securities generally will be treated as original issue discount for this purpose. Moreover, the calculation of original issue discount on REMIC Securities (as defined herein) is subject to uncertainties because of the lack of guidance from the Internal Revenue Service under applicable statutory provisions. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities," "-- Taxation of Regular Securities -- Variable Rate Regular Securities," "Federal Income Tax Consequences -- Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made -- Standard Securities," and "Federal Income Tax Consequences -- Premium and Discount" and "-- Stripped Securities" herein.

         Book Entry Registration. Because transfers and pledges of Book Entry Securities may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

         The Status of the Mortgage Assets in the Event of Bankruptcy of the Seller. The Seller and the Depositor intend that the transfers of the Mortgage Assets from the Seller to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, the Seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of the Seller may argue that the sale thereof by the Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Securities.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         State and Federal Regulations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of the Seller and the Servicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. See "Certain Legal Aspects of the Mortgage Assets" herein.

         The Mortgage Loans may also be subject to federal laws, including:
(i) the Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to borrowers regarding the settlement and servicing of the Mortgage Loans; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (v) the Federal Trade Commission Preservation of Consumer's Claims and Defense Rule, 16 C.F.R.
Part 433, regarding the preservation of a consumer's rights.

         It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act amended the Truth in Lending Act, which in turn led to certain additional provisions being added to Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates on high up-front fees and changes. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, distributions or payments to Owners of realized proceeds of the assets in the related Trust may be delayed, or such proceeds may not be sufficient to repay all amounts owed to Owners. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, such violations may have a material impact upon the financial ability of the Servicer to continue to act in such capacity or the ability of the Depositor or the Issuer to withdraw or replace Mortgage Loans if such violation breaches a representation or warranty contained in the related Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture, as applicable.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Limited Nature of Ratings. It is a condition to the issuance of the Securities that each class of offered Securities be rated in one of the four highest rating categories by one or more of Moody's, Standard & Poor's DCR or Fitch. See "Summary of Prospectus--Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to any class of Securities on the date on which such Securities are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Securities may be adversely affected. Issuance of any of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. The rating of Securities credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Securities would likely result in a reduction in the rating of the Securities. See "Ratings" in the Prospectus Supplement.

         Funds Available for Redemptions at the Request of Note Owners. With respect to any Series of Notes for which the related Prospectus Supplement provides for redemptions of such Notes at the request of Note Owners, there can be no assurance that amounts available for such redemptions for such Notes will be sufficient to permit such Notes to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

                 (i) Scheduled principal payments on the related Mortgage Loans generally will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, funds available to be applied to redemptions at the request of Note Owners, may be expected to be limited in the early years and to increase during the later years of each Series. Accordingly, the availability of funds for redemptions of Notes of any Series at the request of Note Owners will depend largely upon the rates of prepayment of the related Mortgage Loans.

                 (ii) Prepayments of principal on Mortgage Loans are less likely to occur during periods of higher interest rates when it is more likely that requests for redemption by Note Owners will be made. During periods in which prevailing interest rates are higher than the interest rate paid on Notes that may be redeemed at the request of Note Owners, greater numbers of such Notes are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the related Mortgage Loans, thus limiting the funds available to satisfy requested redemption by Note Owners.

                 (iii) As specified in the related Prospectus Supplement, certain Note Owners, such as personal representatives of deceased Note Owners, may have certain priorities as to redemption at the request of Note Owners.


                         DESCRIPTION OF THE SECURITIES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee or Indenture Trustee, the Owner Trustee, if any, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. Securities which represent beneficial interests in the Trust will be issued pursuant to the Pooling and Servicing Agreement similar to the form filed as an Exhibit to the Registration Statement of which this Prospectus is a part. Securities which represent debt obligations of the Trust will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. The following summaries and the summaries set forth under "The Pooling and Servicing Agreement" and "The Indenture" describe certain provisions relating to each Series of Securities. THE PROSPECTUS SUPPLEMENT FOR A SERIES OF SECURITIES WILL DESCRIBE THE SPECIFIC PROVISIONS RELATING TO SUCH SERIES. The Depositor will provide Owners of Securities, without charge, on written request a copy of the Pooling and Servicing Agreement or the Indenture and the Trust Agreement, as applicable, for the related Series. Requests should be addressed to IMC Securities, Inc., 5901 East Fowler Avenue, Tampa, Florida 33617-2362. The Pooling and Servicing Agreement or the Indenture and the Trust Agreement, as applicable, relating to a Series of Securities will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such Series of Securities (the "Delivery Date").

         The Securities of a Series will be entitled to payment only from the assets of the Trust and any other assets pledged for the benefit of the Securities and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Securities will not represent obligations of the Depositor, the Trustee or the Indenture Trustee, the Owner Trustee, if any, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a Series of Securities will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Securities of such Series.

GENERAL

         The Securities of each Series will be issued either in book entry form or in fully registered form. The Securities of a given Series will evidence undivided beneficial interests in the assets of the related Trust specified in the related Prospectus Supplement. The Notes of a given Series will represent non-recourse obligations of the related Issuer, secured by the assets in the related Trust, and the proceeds of such assets will be in the sole source of payments on such Notes. The minimum original denomination of each class of Securities will be specified in the related Prospectus Supplement. The original "Security Principal Balance" of each Security will equal the aggregate distributions or payments allocable to principal to which such Security is entitled and distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Security. The Notional Principal Balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each Series will be transferable and exchangeable on a "Security Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee or the Indenture Trustee, as applicable. The Trustee or the Indenture Trustee, as applicable, will be appointed initially as the "Security Registrar" and no service charge will be made for any registration of transfer or exchange of Securities, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Securities of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee or the Indenture Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee or the Indenture Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Pooling and Servicing Agreement or the Indenture, as applicable.

         As to each Series of Certificates, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Federal Income Tax Considerations" herein. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Certificates not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Securities or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

CLASSES OF SECURITIES

         Each Series of Securities will be issued in one or more classes which will evidence the beneficial ownership in the assets of the Trust that are allocable to (i) principal of such class of Securities and (ii) interest on such Securities. If specified in the Prospectus Supplement, one or more classes of a Series of Securities may evidence beneficial ownership interests in separate groups of assets included in the related Trust.

         The Securities will have an aggregate original Security Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Security Principal Balance (or Notional Principal Balance) of the Securities of a Series and the interest rate on the classes of such Securities will be determined in the manner specified in the Prospectus Supplement.

         Each class of Securities that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Security Interest Rate"). One or more classes of Securities may provide for interest that accrues but is not currently payable ("Compound Interest Securities"). With respect to any class of Compound Interest Securities, any interest that has accrued but is not paid on a given Payment Date will be added to the aggregate Security Principal Balance of such class of Securities on that Payment Date.

         A Series of Securities may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below), or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Securities may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the assets of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A Series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. "Companion Securities" are Securities which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Securities on such Payment Date. Because of the manner of application of payments of principal to Companion Securities, the weighted average lives of Companion Securities of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Securities of such Series.

         One or more Series of Securities may constitute Series of "Special Allocation Securities", which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As specified in the related Prospectus Supplement for a Series of Special Allocation Securities, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Securities over one or more other classes of Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such Series may be disproportionately borne by one or more classes of such Series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such Series before the balance, if any, of such proceeds are applied to one or more other classes within such Series. For example, Special Allocation Securities in a Series may be comprised of one or more classes of Senior Securities having a priority in right to distributions of principal and interest over one or more classes of Subordinated Securities, as a form of Credit Enhancement. See "Credit Enhancement - Subordination" herein. Typically, the Subordinated Securities will carry a rating by the rating agencies lower than that of the Senior Securities. In addition, one or more classes of Securities ("Priority Securities") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Securities ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such Series. The Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Securities are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Securities other than Book Entry Securities, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Security Register or, if specified in the Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Security, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Securities (other than Book Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Securities, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Securities of the related Series (the "Security Account" with respect to such Series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Security Account and may be available to make payments on the Securities of the applicable Series on the next succeeding Payment Date or pay after amounts owed by the Trust.

         Distributions of Interest. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Securities, each Class of Certificates may bear interests at a different Security Interest Rate, which may be fixed or adjustable. All of the Notes of a given Series will bear interest at the same rate, which may be fixed or adjustable (the "Note Rate"). Interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Securities entitled to interest from the date, at the applicable Security Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal will be the aggregate original Security Principal Balance of such class of Securities, reduced by all distributions allocable to principal, and, in the case of Compound Interest Securities, increased by all interest accrued but not then distributable on such Compound Interest Securities. With respect to a class of Securities entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Securities.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Securities entitled to interest (other than a class of Compound Interest Securities) will be distributable on the Payment Dates specified in the Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Securities will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Security Principal Balance (or Notional Principal Balance) of such class of Compound Interest Securities, will increase on each Payment Date by the amount of interest that accrued on such class of Compound Interest Securities during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Payment Date. Any such class of Compound Interest Securities will thereafter accrue interest on its outstanding Security Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Payment Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal.

         One or more classes of Securities may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Securities relative to the interests evidenced by the other Securities.

         Unscheduled Distributions. The Securities of a Series may be subject to receipt of distributions before the next scheduled Payment Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Securities of a Series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Security Account for such Series on the next related Payment Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such Series, may be insufficient to make required distributions on the Securities on such Payment Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Payment Date and will include interest at the applicable Security Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Payment Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee or the Indenture Trustee prior to the date of such distribution.

BOOK ENTRY REGISTRATION

         Securities may be issued as Book Entry Securities and held in the name of a Clearing Agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Securities.

         Purchasers and other Beneficial Owners may not hold Book Entry Securities directly but may hold, transfer or pledge their ownership interest in the Securities only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Securities and, if applicable, may request redemption of Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration" herein.

         If Securities of a Series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Securities of such Series, and to receive and transmit requests for redemption with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, submit redemption requests and receive the reports provided herein.

LIST OF OWNERS OF SECURITIES

         Upon written request of a specified number or percentage interests of Owners of Securities of record of a Series of Securities for purposes of communicating with other Owners of Securities with respect to their rights as Owners of Securities, the Trustee or the Indenture Trustee will afford such Owners access during business hours to the most recent list of Owners of Securities of that Series held by the Trustee or the Indenture Trustee. With respect to Book Entry Securities, the only named Owner on the Security Register will be the Clearing Agency.

         The Pooling and Servicing Agreement or the Indenture, as applicable, will not provide for the holding of any annual or other meetings of Owners of Securities.


                                   THE TRUSTS

         The Trust for a Series of Securities will consist of: (i) the Mortgage Assets (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as a portion of the mortgage interest rate being retained by the Seller and not sold to the Trust) received on and after the related Cut-Off Date; (ii) all payments (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as the retention by the Seller of payments due and accrued before the related Cut-Off Date but collected after such Cut-Off Date) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Security Interest Rate; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments;
(iv) with respect to a Trust that includes Mortgage Loans all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan; (v) certain rights of the Trustee or the Indenture Trustee, the Depositor and the Servicer under any insurance policies, hazard insurance or surety bonds required to be maintained in respect of the related Mortgage Assets; and (vi) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Securities of each Series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Securities initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement or the Indenture, as applicable, with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee or the Indenture Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each Series of Securities, will be attached to the related Pooling and Servicing Agreement or Indenture, as applicable delivered to the Trustee or the Indenture Trustee upon delivery of such Securities.

MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classifications of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans.

         The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a Series of Securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple-interest or accrual method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                 (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                 (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                 (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                 (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

                 (e) Another type of mortgage loan described in the Prospectus Supplement.

         With respect to a Series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the Mortgage Loan by the Original Value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "Original Value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof and (ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

MORTGAGE-BACKED SECURITIES

         "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC or FannieMae or GNMA.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the classes of Securities described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination, cross-support or other credit enhancement similar to that described for the Securities under "Credit Enhancement" may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a Series of Securities that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans, and (xi) the characteristics of any cash flow agreements that relate to the MBS.

OTHER MORTGAGE SECURITIES

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, single-family mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates. Any Other Mortgage Securities that are privately placed securities will not be included in a Trust until such time as such privately placed securities would be freely transferrable pursuant to Rule 144A of the Securities Act of 1933, as amended. Further (i) such privately placed securities will have been acquired in the secondary market and not pursuant to an initial offering thereof and (ii) the underlying issuer of such securities will not be affiliated with the Depositor and will not have an interest in the Trust. The Prospectus Supplement for a Series of Securities will describe any Other Mortgage Securities to be included in the Trust for such Series.


                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the assets in the related Trust. Credit Enhancement may be in the form of (i) the subordination of one or more classes of the Securities of such Series, (ii) the establishment of one or more Reserve Funds, (iii) the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or (iv) any combination of the foregoing.
Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners of Securities will bear their allocable share of deficiencies.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or Series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. Such description will include financial information on the Financial Guaranty Insurer. In addition, the audited financial statements of a Financial Guaranty Insurer and an auditors consent to use such financial statements will be filed with the Securities and Exchange Commission on Form 8-K or will be incorporated by reference to financial statements already on file with the Securities and Exchange Commission.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Owners that an amount equal to each full and completed insured payment will be received by an agent of the Trustee or the Indenture Trustee, as applicable (an "Insurance Paying Agent"), on behalf of Owners, for distribution by the Trustee or the Indenture Trustee, as applicable, to each Owner. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Owners are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Seller or Depositor to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Pooling and Servicing Agreement or Indenture, as applicable, the Financial Guaranty Insurer may be subrogated to the rights of Owners to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Securities of such Series (the "Subordinated Securities") may be paid to one or more other classes of such Series (the "Senior Securities") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securities that will be distributable to Owners of Senior Securities on any Payment Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, Owners of Senior Securities could experience losses on the Securities.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Securities on any Payment Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Payment Date, on each Payment Date for specified periods, or on each Payment Date until the balance in the

Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Securities at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Securities, payments with respect to Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related Securities, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a Series may be evidenced by separate classes of related Series of Securities.
In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Securities evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate Series of Securities. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee or the Indenture Trustee under the related Pooling and Servicing Agreement or Indenture, as applicable, will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller and in such event might give rise to an obligation on the part of the Seller to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners of the Securities and cannot be cured by the Seller.

         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of such Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets--Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Securities unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans -- Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners of the Securities, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee or the Indenture Trustee, as applicable. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Securities, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee or the Indenture Trustee, as applicable, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee or the Indenture Trustee, as applicable, as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Securities for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Securities, or for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners of Securities are entitled to receive amounts deposited in various accounts held by the Trustee or the Indenture Truste, as applicable, upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer or the Seller to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans -- Advances" herein.


                          SERVICING OF MORTGAGE LOANS

         With respect to each Series of Securities, the related Mortgage Loans will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the related Pooling and Servicing Agreement or any Sale and Servicing Agreement (a "Sale and Servicing Agreement") entered into among the Servicer, the Depositor, the Issuer and the Indenture Trustee. The Prospectus Supplement for each Series will specify the servicer and the master servicer, if any, for such Series.

         The Depositor will require that the Servicer have adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement of no less than $10,000,000 (to be specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement) as well as satisfaction of certain other criteria. The Servicer is required to be a FannieMae-approved servicer of conventional mortgage loans.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee or the Indenture Trustee, as applicable, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans as described more fully under "-- Payments on Mortgage Loans" and "-- Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the related

Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. See " -- Advances" and " -- Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement or the Sale and Servicing Agreement, as applicable, for the entire term of such Mortgage Loan unless such Pooling and Servicing Agreement or Sale and Servicing Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

PAYMENTS ON MORTGAGE LOANS

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee or the Indenture Trustee, as applicable, the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee or the Indenture Trustee, as applicable, all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the related Pooling and Servicing Agreement or Sale and Servicing Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

ADVANCES

         With respect to a delinquent Mortgage Loan, the Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable.

COLLECTION AND OTHER SERVICING PROCEDURES

         Each Servicer will service the Mortgage Loans pursuant to guidelines established in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable.

         The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Security Account when realized and will be distributed to Owners of Securities on the next Payment Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

PRIMARY MORTGAGE INSURANCE

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

STANDARD HAZARD INSURANCE

         The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FannieMae in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance".

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

TITLE INSURANCE POLICIES

         The Pooling and Servicing Agreements and the Sale and Servicing Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

CLAIMS UNDER PRIMARY MORTGAGE INSURANCE POLICIES AND STANDARD HAZARD INSURANCE POLICIES; OTHER REALIZATION UPON DEFAULTED LOAN

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee or the Indenture Trustee, as applicable.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Pooling and Servicing Agreement or the Sale and Servicing Agreement, as applicable. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Security Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Securities.





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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, a Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and in connection with advancing delinquent payments. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan.

MASTER SERVICER

         A Master Servicer may be specified in the related Prospectus Supplement for the related Series of Securities. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more SubServicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Pooling and Servicing Agreement or the Sale and Servicing Agreement, as applicable, with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as backup Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement or the Sale and Servicing Agreement, as applicable, for any Series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The Master Servicer will be compensated for the performance of its services and duties under each Pooling and Servicing Agreement or Sale and Servicing Agreement as specified in the related Prospectus Supplement.


                      THE POOLING AND SERVICING AGREEMENT

         The following summary describes certain provisions which will be common to each Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to the provisions of a particular Pooling and Servicing Agreement. Material terms of a specific Pooling and Servicing Agreement will be further described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of the Mortgage Loans. At the time of issuance of the Securities, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the CutOff Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Securities to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule may include information as to the





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Principal Balance of each Mortgage Loan as of the CutOff Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the CutOff Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but not necessarily recorded), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects: (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Pooling and Servicing Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loans; (iii) at the date of initial issuance of the Securities, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Securities, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the date of initial issuance of the Securities, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the related Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Securities, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans -- Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee for the benefit of the Securities of such Series.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each Series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee (directly or through a participant in a depository). The Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the CutOff Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant to the Trustee, among other things, the





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
information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans. The Trustee will review the documents delivered to it with respect to the Mortgage Loans included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which the Trustee will undertake to give within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Security Account (a "Deposit Date") which is more than a specified number of days after such period, (a) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan from the Trust and substitute one or more other Mortgage Loans therefor or (b) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available to the Trustee for a material defect in a document relating to a Mortgage Loan.

         The Depositor is required to cause the Seller to do either of the following (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners of the Securities in a Mortgage Loan (each, a "Defective Mortgage Loan") within a specified number of days of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate, or (c) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans.

         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the CutOff Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FannieMae or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such





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separate trustee or co-trustee jointly, or, in any jurisdiction in which the
Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Securities or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Securities or the related assets, or amounts deposited in the Security Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement.
However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

ADMINISTRATION OF THE SECURITY ACCOUNT

         The Pooling and Servicing Agreement will require that the Security Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Securities, or (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other investments acceptable to the rating agencies rating such Series of Securities, and may include one or more Securities of a Series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Security Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation. The Servicer will deposit in the Security Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the CutOff Date (including scheduled payments of principal and interest due on and after the CutOff Date but received before the CutOff Date):

                 (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

                 (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                 (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                 (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                 (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;





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
                 (vi) any Advances made as described under "Servicing of Mortgage Loans -- Advances" herein and certain other amounts required under the Pooling and Servicing Agreement to be deposited in the Security Account;

                 (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                 (viii) all amounts, if any, required to be deposited in the Security Account from any Credit Enhancement for the related Series; and

                 (ix) all other amounts required to be deposited in the Security Account pursuant to the related Pooling and Servicing Agreement.

REPORTS

         Concurrently with each distribution on the Securities, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any Series, among other things:

                 (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                 (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                 (iii) the aggregate Security Principal Balance of each class of the Securities after giving effect to distributions on such Payment Date;

                 (iv) the aggregate Security Principal Balance of any class of Compound Interest Securities after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                 (v) if applicable, the amount otherwise distributable to any class of Securities that was distributed to other classes of Securities;

                 (vi) if any class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                 (vii) the aggregate Principal Balance and number of Mortgage Loans which were delinquent as to a total of two installments of principal and interest; and

                 (viii) the aggregate Principal Balances of Mortgage Loans which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually (in the case of Book Entry Securities, the above described statement and such annual information will be sent to the Clearing Agency, which will provide such reports to the Clearing Agency Participants in accordance with its procedures).

FORWARD COMMITMENTS; PRE-FUNDING

         The Trustee of a Trust may enter into a Subsequent Transfer Agreement for the transfer of additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. The Trustee of a Trust may enter into Subsequent Transfer Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Subsequent Transfer Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Subsequent Transfer Agreement. If a Subsequent Transfer Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related Series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related PreFunding Account. The maximum amount deposited in the PreFunding Account to acquire Mortgage Loans for transfer to a Trust will not exceed 25% of the aggregate principal amount of the Securities offered pursuant to the related Prospectus Supplement. Each Subsequent Transfer Agreement will set a specified period during which any such transfers must occur, which period will not exceed 90 days from the date the Trust is established. The Subsequent Transfer Agreement or the related Agreement will require that, if all moneys originally deposited to such PreFunding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

SERVICER EVENTS OF DEFAULT

         "Events of Default" under the Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Securities evidencing interests aggregating not less than 25% of the affected class of Securities; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON SERVICER EVENT OF DEFAULT

         As long as an Event of Default under the Pooling and Servicing Agreement remains unremedied by the Servicer, the Trustee, or Owners of Securities may terminate all the rights and obligations of the Servicer under the Pooling and Servicing Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Pooling and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Pooling and Servicing Agreement to act as successor to the Servicer under the Pooling and Servicing Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Securities will not have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of the Securities specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         A Pooling and Servicing Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Securities, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made, to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent





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
with the provisions of the Agreement or for any other purpose, provided that with respect to amendments for any other purpose such amendment will not adversely affect in any material respect the interests of any Owners of Securities of that Series. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Securities of such Series. Notwithstanding the foregoing, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Security without the consent of the Owner of such Security, (ii) adversely affect in any material respect the interests of the Owners of any class of Securities in any manner other than as described in (i), without the consent of the Owners of Securities of such class evidencing not less than a majority of the interests of such class or
(iii) reduce the aforesaid percentage of Securities of any class required to consent to any such amendment, without the consent of the Owners of all Securities of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

TERMINATION

         The obligations of the Depositor, the Servicer, and the Trustee created by the Pooling and Servicing Agreement will terminate upon the payment as required by the Pooling and Servicing Agreement of all amounts held by the Servicer or in the Security Account and required to be paid to them pursuant to the Pooling and Servicing Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or (ii) the repurchase by the Depositor from the Trust of all the outstanding Securities or all remaining assets in the Trust. The Pooling and Servicing Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Securities. The exercise of such right will effect early retirement of the Securities of that Series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Pooling and Servicing Agreement. The Trustee will give written notice of termination of Pooling and Servicing the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency of the Trustee specified in such notice of termination.


                                 THE INDENTURE

GENERAL

         Each Series of Notes will be issued pursuant to an Indenture to be entered into between the related Issuer and the related Trustee. Where provisions or terms used in a particular Indenture differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

         The following summaries describe certain provisions of the indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Notes to describe the terms and provisions of the particular Indenture relating to such Series of Notes.

MODIFICATION OF INDENTURE

         With the consent of the holders of not less than 51% of the aggregate principal amount of the outstanding Notes of any Series issued under an Indenture, the related Indenture Trustee and the related Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Notes.

         Without the consent of the holder of each outstanding Note of such Series affected thereby, however, no supplemental indenture shall (a) change the final Payment Date of the principal of, or any installment of interest on, any Note of such series or reduce the principal amount thereof the Note Rate specified thereon (except as provided in the related Indenture with respect to Notes that have an adjustable Note Rate), the redemption price with respect thereto or the earliest date on which any Notes of such Series may be redeemed at the option of the related Issuer, or change any place of payment where, or the coin or currency in which, any Note of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such a supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture,
(c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Note of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in a Note Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby, (d) modify or alter the provisions for the Indenture regarding the voting of Notes held by the related Issuer or an affiliate of the related Issuer, (e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Note of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the rights of the holders of Notes of such Series to the benefits of any provisions for the redemption at the request of holders of Notes of such Series contained therein.

         The related Issuer and the respective Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Owners of the Notes of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Notes in bearer or registered form or for the conversion of any outstanding Notes to or from bearer form and to do such other things as would not adversely affect the interests of the Owners of the Notes of such Series.

NOTE EVENTS OF DEFAULT

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Notes, a "Note Event of Default" with respect to any Series of Notes will be defined in the respective Indenture under which such Notes are issued as: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of interest on any Note of such Series when and as due and such failure continues for a period of two days; (b) a failure to pay the Notes of such Series in full on or before the date specified as the final scheduled Payment Date in the related Prospectus Supplement; (c) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Notes of such Series; (d) a default in the observance of any other covenants of the Indenture, and the continuation of any such default for a specified period after notice to the related Issuer by the Indenture Trustee or to the related Issuer and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such Series then outstanding; (e) any representation or warranty made by the related Issuer in the Indenture or in any security delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within a specified period after notice thereof is given to the related Issuer by the Indenture Trustee or by the holders of at least 25% in principal amount of the Notes of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the related Issuer.

RIGHTS UPON NOTE EVENTS OF DEFAULT

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Notes, in case a Note Event of Default should occur and be continuing with respect to a Series of Notes, the Indenture Trustee may, and





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
on request of holders of not less than 51% in principal amount of the Notes of such Series then outstanding shall, declare the principal of such Series of Notes to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Notes of such Series then outstanding.

         If, following a Note Event of Default, a Series of Notes has been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that the holders of the Notes of such Series have not directed the Trustee to sell the assets included in the related Trust) refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Notes. The Indenture Trustee, however, must sell the assets included in the related Trust for such Series if collections in respect of such assets are determined to be insufficient to make all scheduled payments on Notes of such Series, in which case payments will be made on the Notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon a Note Event of Default the Indenture Trustee may, in its discretion (provided that, unless the Note Event of Default relates to a default in payment of principal or interest, the Indenture Trustee must receive the consent of the holders of all outstanding Notes of such Series, and certain other conditions must be met), sell the assets included in the related Trust Estate for such Series, in which event the Notes of such Series will be payable pro rata out of the collections on, or the proceeds from the sale of, such assets and any overdue installments of interest on the Notes will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Note of such Series.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case a Note Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Note Owners unless such Note Owners have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series; and the holders of a majority in principal amount of the Notes of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Note affected thereby.

LIST OF NOTE OWNERS

         Unless otherwise specified in the prospectus Supplement relating to a given Series of Notes, three or more holders of the Notes of any Series (each of whom has owned a Note of such Series for at lease six months) may, by written request to the Indenture Trustee, obtain access to the list of all Note Owners of such Series maintained by the Indenture Trustee for the purpose of communicating with other such Note Owners with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Note Owners access to the list of Note Owners if it agrees to mail the desired communication or proxy, on behalf of the requesting Note Owners, to all Note Owners.

ANNUAL COMPLIANCE STATEMENT

         The related Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The Indenture Trustee will be required to mail each year to all Owners of Notes a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Issuer to it in the Indenture Trustee's individual capacity, the property and funds physically held by the Indenture Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported, any additional Series of Notes not previously reported and any action taken by it which materially affects the Notes and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the assets securing the Notes of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

REDEMPTION OF NOTES

         To the extent provided in the related Prospectus Supplement, the Notes of any Series may be (i) redeemed at the request of holders of such Notes; (ii) redeemed at the option of the related Issuer or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Notes of a Series may be redeemed will be described in the related Prospectus Supplement.

REPORTS BY INDENTURE TRUSTEE TO NOTE OWNERS

         On each Payment Date, the Indenture Trustee will send a report to each Note Owner setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Note after giving effect to the payments made on such Payment Date.

LIMITATION ON SUITS

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Notes, no Note Owners of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee of a continuing Note Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Notes of such Series then outstanding have made written requests to the Indenture Trustee to institute proceedings in respect to such Note Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for a specified period after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such period by the holders of not less than 51% in principal amount of the Notes of such Series then outstanding.

THE SALE AND SERVICING AGREEMENT

         General. The conveyance and servicing of the Mortgage Loans related to the issuance of a Series of Notes will be pursuant to a Sale and Servicing Agreement to be entered into between the Issuer, a seller, the Servicer, the Depositor and the Indenture Trustee. Where provisions or terms used in a particular Sale and Servicing Agreement differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

         Assignment of Mortgage Assets. The Mortgage Loans to be included in the related Trust will be assigned to the Indenture Trustee on behalf of the holders of the Notes pursuant to provisions included in the related Sale and Servicing Agreement that are substantially the same as and the Indenture Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" herein.





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
         Evidence as to Compliance. The Indenture Trustee will receive an opinion from a firm of independent public accountants regarding the servicing of the Mortgage Loans which is substantially the same as described under "The Pooling and Servicing Agreement -- Evidence as to Compliance" herein.


                                USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each Series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such Series (or to reimburse the amounts previously used to effect such a purchase), the establishment of any Reserve Fund or PreFunding Account the costs of carrying such Mortgage Assets until sale of the Securities and to pay other expenses.


                                 THE DEPOSITOR

         The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate. The Depositor will not receive any fees or other commissions in connection with its acquisition of Mortgage Assets or its sale of such Mortgage Assets to the Trust.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Securities of any Series.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgager), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred





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
by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lenders interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor or and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated





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
during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.





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
         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "AntiDeficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the bankruptcy is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the





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
property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under any





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
Pooling and Servicing Agreement or Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee or the Indenture Trustee, as applicable, will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of a Mortgage Loan by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Securities.


                            LEGAL INVESTMENT MATTERS

         The Securities may constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by the Rating Agency or Agencies identified in the related Prospectus Supplement and, as such, would be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to statechartered savings banks, commercial banks, saving and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, bold or invest in any securities or require the sale or over disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in bookentry form.

         Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.


                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Securities, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases

Securities, an investment in the Securities by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor, and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee or the Indenture Truste, as applicable, for any Series of Securities will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related Series of Securities may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Securities.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a Series of Securities, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Securities must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Securities should consult with its counsel to confirm that such investment will not result in a prohibited trans action and will satisfy the other requirements of ERISA and the Code.


                        FEDERAL INCOME TAX CONSEQUENCES

         The following is based upon the opinion of Arter & Hadden, special counsel to the Depositor with respect to the material federal income tax consequences of the purchase, ownership and disposition of Securities.
Opinions of counsel are not binding on the IRS, however, and there is no assurance that the IRS could not challenge successfully the opinions of counsel. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as final regulations concerning REMICs (the "REMIC Regulations") and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Securities offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Securities. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities. The Prospectus Supplement for each Series of Securities will discuss any special tax consideration applicable to any class of Securities of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a Series of Securities, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC SECURITIES

         General. With respect to a particular Series of Securities, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code
Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a Series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more classes of "Regular Securities" and one class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Securities, Arter & Hadden, special counsel to the Depositor, has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Securities will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

         Status of REMIC Securities. REMIC Securities held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Securities held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Securities will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Securities, constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code
Section 851(b)(4)(A)(i). REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR SECURITIES

         General. Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Owner") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Owner's basis in the Regular Security allocable thereto. Regular Owners must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Owners.

         Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Depositor anticipates that the amount of original issue discount required to be included in a Regular Owner's income in any taxable year will be computed as described below.

         Each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Owner or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Owner's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Owner for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate,
(ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies or the likelihood of late payment or nonpayment is a remote contingency, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Regular Security is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Regular Security was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Owners should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated





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
redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Securities (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Security, the Regular Owner generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Payment Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Payment Date on the Regular Security. For a Regular Security, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Owner generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Securities are redetermined by treating the Regular Securities as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Securities. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         A purchaser of a Regular Security at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Security. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Security (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption.

         A Owner may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Security to be significantly less or more than the overall expected return on the Regular Security is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Security and is based on objective financial information or economic information; however, a objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated





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
interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Securities having variable rates. In that event, the provisions of regulations issued on June 11, 1996, applicable to instruments having contingent payments, may apply to those Regular Securities. The application of those provisions to instruments such as variable rate Regular Securities is subject to varying interpretations. Prospective purchasers of variable rate Regular Securities are advised to consult their tax advisers concerning the tax treatment of such Regular Securities.

         Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceed by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Owner (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Owner may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Owner in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.





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         Premium.  A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Owner holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Owner may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. On June 27, 1996, the IRS published proposed regulations (the "Proposed Premium Regulations") covering the amortization of bond premiums. The Proposed Premium Regulations describe the constant yield method for amortizing premium and provide the Regular Owner may offset the premium against corresponding interest income only as that interest income is taken into account under the Regular Owner's method of accounting. For instruments that may be called or prepaid prior to maturity, a Regular Owner will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the Regular Owner's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after final regulations are issued. A Regular Owner may elect to amortize bond premium under the Proposed Premium Regulations for the taxable year containing the effective date, with the election applying to all the Regular Owner's debt instruments held on the first day of that taxable year. The Proposed Premium Regulations are subject to further administrative action before becoming effective, if at all, and may be modified before their becoming effective. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Securities. If a Regular Owner sells or exchanges a Regular Security, the Regular Owner will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss. Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Net capital gains of individuals are subject to varying tax rates depending upon the holding period of the Regular Security.

TAXATION OF RESIDUAL SECURITIES

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Owners") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Owner are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Owners in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as





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
business bad debts and (iii) the limitation on the deductibility of interest and expenses related to taxexempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

         The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Owner may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Owners due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Owner may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon the Residual Owners aftertax rate of return. In addition, a Residual Owner's taxable income during certain periods may exceed the income reflected by such Owner for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Owner is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Owner and decreased by the amount of loss of the REMIC Pool reportable by the Residual Owner. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Owner as to whom such loss was disallowed and may be used by such Residual Owner only to offset any income generated by the same REMIC Pool. Residual Owners should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Owner will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Owners described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

         If a Residual Security has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Securities as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of Residual Owner (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Owner will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Securities" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules. Prospective purchasers of a Residual Security should be aware that on December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark to market requirement, a Residual Security acquired after January 4, 1995, is not treated as a security and thus may not be marked to market.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities - Original Issue Discount" and "Variable Rate Regular Securities," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities - Market Discount." However, the rules of Code Section 1276 concerning market discount income will not apply in the case of Mortgage Assets originated on or prior to July 18, 1984, if any. With respect to such Mortgage Assets market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. Under another interpretation of the Code and relevant legislative history, market discount on such Mortgage Assets might be required to be recognized currently by the REMIC, in the same manner that market discount would be recognized





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with respect to Mortgage Assets originated after July 18, 1984.  Under that method, a REMIC would tend to recognize market discount more rapidly than it would otherwise. In either case, the deduction of a portion of the interest expense on the Regular Securities allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above,the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities -- Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all the mortgagors with respect to the Mortgage Assets are expected to be individuals, Code Section 171 will not be available. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Owner, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Owner is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Owner that is a foreign investor, as further discussed in "Taxation of Certain Foreign
Investors -- Residual Securities" below. Except as discussed below with respect to excess inclusions from Residual Securities without "significant value." Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act") eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since
November 1, 1995). The 1996 Act also provides new rules affecting the determination of alternative maximum taxable income ("AMTI") of a Residual Owner. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year.
Second, AMTI cannot be less than excess inclusion income for the year.
Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income. These new rules are effective for tax years beginning after December 31, 1986, unless a Residual Owner elects to have the rules apply only to tax years ending after August 20, 1996.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Securities without "significant value," for any Residual Owner, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Owner for that calendar quarter from its Residual Security over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Owner holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal longterm rate" in effect at the time the Residual Security is issued. For this purposes the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such





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quarter.  The Federal long-term rate is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Security will be treated as an excess inclusion if the Residual Securities in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule. However, the exception from the excess inclusion rules applicable to thrift institutions does not apply if the Residual Securities do not have significant value. Under the REMIC Regulations, the Residual Securities will have significant value if:
(i) the aggregate of the issue prices of the Residual Securities is at least two percent of the aggregate issue prices of all Regular Securities and Residual Securities in the REMIC and (ii) the anticipated weighted average life of the Residual Securities is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any recognized or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Security with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or portions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Security based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Security with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Security instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interest in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES

         Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code
Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified





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
Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or
(ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the PassThrough Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "PassThrough Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a PassThrough Entity as a nominee for another will, with respect to such interest, be treated as a PassThrough Entity.

         The Agreement with respect to a Series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and
(ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false.
Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will have a legend referring to such restrictions on transfer, and each Residual Owner will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Securities are disregarded, in which case the transferor continues to be treated as the owner of the Residual Securities and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Owner (other than a Residual Owner who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found





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
no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Security to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the nonU.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a Series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

SALE OR EXCHANGE OF A RESIDUAL SECURITY

         Upon the sale or exchange of a Residual Security, the Residual Owner will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Securities -- Basis and Losses") of such Residual Owner in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Owner will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Owner's Residual Security, in which case, if the Residual Owner has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to disposition of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.





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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Owners, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a cleanup call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a dueonsale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying MortgageBacked Securities will not be treated as a modification of the MortgageBacked Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Owner, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

LIQUIDATION OF THE REMIC POOL

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Owners within the 90-day period.

ADMINISTRATIVE MATTERS

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue





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Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The
Depositor or other designated Residual Owners will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Owners, the Residual Owner chosen by the Residual Owners or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to passthrough certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Owner's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

         Regular Securities. Interest, including original issue discount, distributable to Regular Owners who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any





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other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United
States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984 and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Owner will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Securities -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Owners who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

         On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an effect on the United States' taxation of foreign investors in Regular Securities or Residual Securities. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

BACKUP WITHHOLDING

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Owner complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Owner is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Owner's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and noncharitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request





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such information from the nominee.  Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must be furnished for calendar years beginning after 1990.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Owners, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Securities," above."

FEDERAL INCOME TAX CONSEQUENCES FOR SECURITIES AS TO WHICH NO REMIC ELECTION IS MADE

         Arter & Hadden, special counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, and if the Securities are not treated as debt for federal tax purposes, the tax consequences to the Owners will be as described below.

STANDARD SECURITIES

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a Series of Securities as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Securities of a Series, and where such Securities are not designated as Debt Certificates, as described under "Debt Certificates," as Stripped Securities, as described below under "Stripped Securities" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Security" in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the Owner of a Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Owner's method of accounting. A Owner generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain passthrough entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Securities, directly or indirectly through a passthrough entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Securities with respect to interest at the passthrough rate on such Securities or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a Series of Securities or where the servicing fees are in excess





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of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status. Subject to the discussion below, Arter & Hadden, special counsel to the Depositor, is of the opinion that:

                 1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

                 2. A Standard Security owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

                 3. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will he considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                 4. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code
         Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code
         Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buydown Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buydown Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Owners are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Owner's investment for federal income tax purposes.

PREMIUM AND DISCOUNT

         Owners are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Securities or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Security will be determined generally as described above under " -- Taxation of Regular Securities -- Premium."





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
         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to an Owner's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provide for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by an Owner are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

         Market Discount. Owners also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under " -- Taxation of Regular Securities -- Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard,there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan by loan basis. If a loanbyloan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Owners would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by an Owner, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.





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         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Owners to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Owner's basis in such undivided interests for purposes of determining whether the Security was acquired at a discount, at par, or at a premium. Under this alternative, Owners may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Owners are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Securities. Upon sale or exchange of a Security, a Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Owner's cost for the Security, increased by the amount of any income previously reported with respect to the Security and decreased by the amount of any losses previously reported with respect to the Security and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Security was held as a capital asset.

STRIPPED SECURITIES

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Securities -- Recharacterization of the Servicing Fees" above) and (iii) a class of Securities are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Security (a "Stripped Owner") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Securities -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Securities in proportion to the respective offering price of each class (or subclass) of Stripped Securities. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under " -- Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made -- Standard Securities -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Securities are issued with respect to a Trust containing variablerate Mortgage Assets, the Depositor has been advised by counsel that (i) the Trust will be treated as a grantor trust under subpart





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
E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation, and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Securities arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Security as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis.
In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Security would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Security may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Security was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Assets. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See "-- Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made" and "-- Standard Securities -- Tax Status" above.

         Original Issue Discount. Except as described above under "-- General," each Stripped Security will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a Stripped Owner in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security issued with de minimis original issue discount, as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Stripped Owner, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.





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         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Owner's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Owner's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize an ordinary loss equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Securities will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Security under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Security is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Security. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Security. Such payments of interest would be includible in the Stripped Owner's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Security is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Security, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Security, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equalled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Securities.

         Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Owner's adjusted basis in such Stripped Security, as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Owner other than by original Stripped Owner should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Securities. Where an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes such classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Stripped Owners are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee or the Indenture Trustee, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each Owner or Stripped Owner at any time during such year, such information (prepared on the basis described above) as the Trustee or the Indenture Trustee, as applicable, deems to be necessary or desirable to enable such Owners to prepare their federal income tax returns. Such information will include the





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amount of original issue discount accrued on Securities held by persons other than Owners exempted from the reporting requirements. The amounts required to be reported by the Trustee or the Indenture Trustee, as applicable, may not be equal to the proper amount of original issue discount required to be reported as taxable income by an Owner, other than an original Owner. The Trustee or the Indenture Trustee, as applicable, will also file such original issue discount information with the Internal Revenue Service. If an Owner fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Owner has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Security evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty.
Accrued original issue discount or market discount recognized by the Owner on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "-- Taxation of Certain Foreign Investors -- Regular Securities."

         Owners should be aware that the IRS issued proposed regulations on April 22, 1996 which, if adopted in final form, could affect the United States' taxation of foreign investors in Securities. The proposed regulations would apply to payments after December 31, 1997. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Securities.

DEBT CERTIFICATES

         General. Certain Certificates ("Debt Certificates") may be issued with the intention to treat them, for federal income tax purposes, either as (i) nonrecourse debt of the Depositor secured by the related Mortgage Assets, in which case the related Trust will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust will constitute a partnership for federal income tax purposes. Arter & Hadden, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement), for federal income tax purposes, assuming compliance with all the provisions of the related Indenture, (i) Debt Certificates will be characterized as debt issued by, and not equity in, the related Trust and (ii) the related Trust will not be characterized as an association (or publicly traded partnership within the meaning of Code Section 7704) taxable as a corporation or as a taxable mortgage pool within the meaning of Code Section 7701(i). Since different criteria are used to determine the nontax accounting treatment of the issuance of Debt Certificates, however, the Depositor expects to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the related Mortgage Assets to the related Trust and not as the issuance of debt obligations. In this regard, it should be noted that the IRS has issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate. Assuming, as Arter & Hadden advises, that Debt Certificates will be treated as indebtedness for federal income tax purposes, holders of Debt Certificates, using their method of tax accounting, will follow the federal income tax treatment hereinafter described.

         Original Issue Discount. It is likely that the Debt Certificates will be treated as having been issued with "original issue discount" within the meaning of Code Section 1273(a) because interest payments on the Debt Certificates may, in the event of certain shortfalls, be deferred for periods exceeding one year. As a result, interest payments may not be considered "qualified stated interest" payments.

         In general, a holder of a Debt Certificate having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Certificate will be computed generally as described under "-- Federal Income Tax Consequences for REMIC Securities" and "Taxation of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." The Depositor intends to report any information required with respect to the Debt Certificates based on the OID Regulations.

         Market Discount. A purchaser of a Debt Certificate may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Certificate issued with original issue discount, the adjusted issue price) of the Debt Certificate exceeds the purchaser's basis in a Debt Certificate. The holder of a Debt Certificate that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Certificate are received. The amount of market discount on a Debt Certificate will be computed generally as described under "Federal Income Tax Consequences for REMIC Securities" and "-- Taxation of Regular Securities -- Market Discount."

         Premium. A Debt Certificate purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Certificate who holds a Debt Certificate as a "capital asset" within the meaning of Code Section 1221 may elect under Code Section 171 to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Certificate acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Certificates. The treatment of premium incurred upon the purchase of a Debt Certificate will be determined generally as described above under " Taxation of Regular Securities Premium."

         Sale or Exchange of Debt Certificates. If a holder of a Debt Certificate sells or exchanges a Debt Certificate, the holder of a Debt Certificate will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Certificate's adjusted basis in the Debt Certificate. The adjusted basis in the Debt Certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Certificate and reduced by the payments previously received on the Debt Certificate, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Certificate recognized by an investor who holds the Debt Certificate as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be longterm or shortterm depending on whether the Debt Certificate has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to longterm capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Debt Certificates.

         Backup Withholding. Holders of Debt Certificates will be subject to backup withholding rules identical to those applicable to REMIC Regular Securities. See " Federal Income Tax Consequences For REMIC Securities Backup Withholding."

         Tax Treatment of Foreign Investors. Holders of Debt Certificates who are foreign investors will be subject to taxation in the same manner as foreign holders of REMIC Regular Securities. See " Federal Income Tax Consequences For REMIC Securities Taxation of Certain Foreign Investors Regular
Securities."

NOTES

         With respect to those Securities issued as Notes, no regulations, published rulings or judicial decisions exist that discuss the characterization for federal income tax purposes of instruments with terms substantially the same as the Notes. However, Arter & Hadden, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement), for federal income tax purposes, assuming compliance with all the provisions of the related Indenture, (i) Notes will be characterized as debt issued by, and not equity in, the related Trust and (ii) the related Trust will not be characterized as an association (or publicly traded partnership within the meaning of Code Section 7704) taxable as a corporation or as a taxable mortgage pool within the meaning of Code Section 7701(i). Assuming, as Arter
& Hadden advises, that Notes are treated as indebtedness for federal income tax purposes, holders of Notes, using their method of tax accounting, will follow the same federal income tax treatment as Debt Certificates, as described above under "Federal Income Tax Consequences Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made Debt Certificates."

         For federal income tax purposes, (i) Notes held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property " within the meaning of Code Section 856(c)(3)(B); (iv) Notes held be a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (v) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

TAXATION OF CERTIFICATES CLASSIFIED AS PARTNERSHIP INTERESTS

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Securities characterized as "Partnership Interests" as discussed in the related Prospectus Supplement.
With respect to such Series of Partnership Interests, Arter & Hadden, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation or taxable mortgage pool for federal income tax purposes. The related Prospectus Supplement will also cover any material federal income tax consequences applicable to the Owners.


                              PLAN OF DISTRIBUTION

         Securities are being offered hereby in Series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the Series of Securities, including the public offering or purchase price of each class of Securities of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Securities will be acquired by the Underwriters for their own account or may be offered by the Underwriters on a best efforts basis. The Underwriters may resell such Securities from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement

         In connection with the sale of the Securities, Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    RATINGS

         Each class of Securities of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.


                                 LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Securities of each Series including insolvency issues and certain federal income tax matters concerning the Securities will be passed upon for the Depositor by Arter & Hadden, Washington, D.C.


                             FINANCIAL INFORMATION

         A Trust will be formed with respect to each Series of Securities. No Trust will have any assets or obligations prior to the issuance of the related Series of Securities. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

         Although the Notes of any Series will represent obligations of the related Issuer, such obligations will be nonresource and the proceeds of the assets included in the related Trust will be the sole source of payments on the Notes of such Series. The Issuer for any Series of Notes will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Notes other than the assets included in the related Trust. Accordingly, the investment characteristics of a Series of Notes will be determined by the assets included in the related Trust and will not be affected by the identity of the obligor with respect to such Series of Notes. Accordingly, no capitalization information or any historical or pro forma ratio of earnings to fixed charges or any other financial information with respect to any trust, partnership, limited liability company or corporation formed for the purpose of issuing a Series of Notes has been or will be included herein or in the related Prospectus Supplement.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                                          PAGE
1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
1996 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
AMTI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Applicable Accounting Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Balloon Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Book Entry Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Book Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Clearing Agency Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Companion Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Compound Interest Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Credit Enhancer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Custodial Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
DCR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Debt Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Defective Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Delivery Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Deposit Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Disqualified Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Equity Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Financial Guaranty Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Financial Guaranty Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Garn-St. Germain Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
GNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Insurance Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Insured Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Mark to Market Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
MBS Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
MBS Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
MBS Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
MBS Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Monthly Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Mortgage Pool Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Mortgage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Mortgagors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Non-Priority Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Non-U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Noneconomic Residual Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Note Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Note Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Notional Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Original Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
OTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Pass-Through Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Priority Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Proposed Premium Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
PTE 83-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Regular Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
REMIC Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
REMIC Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Remittance Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Residual Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Residual Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Retail Class Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Riegle Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Scheduled Amortization Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Securities Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Security Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Security Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Security Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Security Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Special Allocation Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Special Hazard Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Special Hazard Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Standard & Poor's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Standard Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Stripped Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Stripped Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Subordinated Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Subsequent Transfer Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Thrift Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
TMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

------------------------------------------------------------
------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
            PROSPECTUS SUPPLEMENT
Summary of Terms.............................. S-1
Risk Factors.................................. S-9
The Seller and Servicer....................... S-11
The Issuer.................................... S-15
The Depositor................................. S-15
Use of Proceeds............................... S-15
The Home Equity Loan Pool..................... S-15
Prepayment and Yield Considerations........... S-24
Additional Information........................ S-29
Description of the Notes...................... S-29
The Note Insurer.............................. S-34
Credit Enhancement............................ S-37
Administration................................ S-39
Federal Income Tax Consequences............... S-46
State Tax Consequences........................ S-46
ERISA Considerations.......................... S-47
Ratings....................................... S-48
Legal Investment Considerations............... S-48
Underwriting.................................. S-48
Report of Experts............................. S-49
Certain Legal Matters......................... S-49
Global Clearance, Settlement and Tax
  Documentation Procedures.................... I-1
Index to Location of Principal Defined
  Terms....................................... A-1
                  PROSPECTUS
Summary of Prospectus.........................   1
Risk Factors..................................   7
Description of the Securities.................  11
The Trusts....................................  15
Credit Enhancement............................  18
Servicing of Mortgage Loans...................  23
The Pooling and Servicing Agreement...........  28
The Indenture.................................  34
Use of Proceeds...............................  38
The Depositor.................................  38
Certain Legal Aspects of the Mortgage
  Assets......................................  38
Legal Investment Matters......................  44
ERISA Considerations..........................  45
Federal Income Tax Consequences...............  46
Plan of Distribution..........................  71
Ratings.......................................  72
Legal Matters.................................  72
Financial Information.........................  72
Index to Location of Principal Defined
  Terms....................................... A-1

------------------------------------------------------------
------------------------------------------------------------

                              IMC HOME EQUITY LOAN
                               OWNER TRUST 1997-4

                          $575,000,000 ADJUSTABLE RATE
                                HOME EQUITY LOAN
                       ASSET BACKED NOTES, SERIES 1997-4,
                            DUE OCTOBER 20, 2027

                             [INDUSTRY MORTGAGE CO. LOGO]

                               INDUSTRY MORTGAGE
                                 COMPANY, L.P.
                              SELLER AND SERVICER

                              IMC SECURITIES, INC.
                                   DEPOSITOR
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                            PAINEWEBBER INCORPORATED
                            BEAR, STEARNS & CO. INC.
                               NOMURA SECURITIES
                              INTERNATIONAL, INC.

                            ------------------------

                                AUGUST 18, 1997

------------------------------------------------------------
------------------------------------------------------------

================================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                             -------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
                  PROSPECTUS SUPPLEMENT

Summary of Terms  . . . . . . . . . . . . . . . .   S-1
Risk Factors  . . . . . . . . . . . . . . . . . .   S-9
The Seller and Servicer . . . . . . . . . . . . .   S-11
The Issuer  . . . . . . . . . . . . . . . . . . .   S-15
The Depositor . . . . . . . . . . . . . . . . . .   S-15
Use of Proceeds . . . . . . . . . . . . . . . . .   S-15
The Home Equity Loan Pool . . . . . . . . . . . .   S-15
Prepayment and Yield Considerations . . . . . . .   S-24
Additional Information  . . . . . . . . . . . . .   S-28
Description of the Notes  . . . . . . . . . . . .   S-28
The Note Insurer  . . . . . . . . . . . . . . . .   S-33
Credit Enhancement  . . . . . . . . . . . . . . .   S-37
Administration  . . . . . . . . . . . . . . . . .   S-38
Federal Income Tax Consequences . . . . . . . . .   S-45
State Tax Consequences  . . . . . . . . . . . . .   S-46
ERISA Considerations  . . . . . . . . . . . . . .   S-46
Ratings . . . . . . . . . . . . . . . . . . . . .   S-47
Legal Investment Considerations . . . . . . . . .   S-48
Underwriting  . . . . . . . . . . . . . . . . . .   S-48
Report of Experts . . . . . . . . . . . . . . . .   S-48
Certain Legal Matters . . . . . . . . . . . . . .   S-48
Global Clearance, Settlement and Tax
  Documentation Procedures  . . . . . . . . . . .   I-1
Index to Location of Principal Defined Terms  . .   A-1

                    PROSPECTUS

Summary of Prospectus . . . . . . . . . . . . . .    1
Risk Factors  . . . . . . . . . . . . . . . . . .    7
Description of the Securities . . . . . . . . . .   11
The Trusts  . . . . . . . . . . . . . . . . . . .   15
Credit Enhancement  . . . . . . . . . . . . . . .   18
Servicing of Mortgage Loans . . . . . . . . . . .   23
The Pooling and Servicing Agreement . . . . . . .   28
The Indenture . . . . . . . . . . . . . . . . . .   34
Use of Proceeds . . . . . . . . . . . . . . . . .   38
The Depositor . . . . . . . . . . . . . . . . . .   38
Certain Legal Aspects of the Mortgage Assets  . .   38
Legal Investment Matters  . . . . . . . . . . . .   44
ERISA Considerations  . . . . . . . . . . . . . .   45
Federal Income Tax Consequences . . . . . . . . .   46
Plan of Distribution  . . . . . . . . . . . . . .   71
Ratings . . . . . . . . . . . . . . . . . . . . .   72
Legal Matters . . . . . . . . . . . . . . . . . .   72
Financial Information . . . . . . . . . . . . . .   72
Index to Location of Principal Defined Terms  . .  A-1


                              IMC HOME EQUITY LOAN
                               OWNER TRUST 1997-8

                          $307,785,257 ADJUSTABLE RATE
                                HOME EQUITY LOAN
                       ASSET BACKED NOTES, SERIES 1997-8,
                             DUE DECEMBER 20, 2028

                                   [IMC LOGO]





                              IMC MORTGAGE COMPANY
                              SELLER AND SERVICER

                              IMC SECURITIES, INC.
                                   DEPOSITOR





                             ----------------------
                             PROSPECTUS SUPPLEMENT
                             ----------------------




                            PaineWebber Incorporated
                            Bear, Stearns & Co. Inc.



                             ----------------------
                               December 23, 1997


================================================================================